COMMERCIAL LEASE By and Between Gemdale Aperture Phase I, LLC a Delaware limited liability company “Landlord” and Neurocrine Biosciences, Inc., a Delaware corporation, “Tenant” Dated: February , 2022 Exhibit 10.1

i. Basic Lease Information A. Lease Date: B. Landlord: C. Landlord’s Address: D. Tenant: February , 2022 Gemdale Aperture Phase I, LLC, a Delaware limited liability company Gemdale Aperture Phase I, LLC 680 East Colorado Boulevard Pasadena, California 91101 Attention: Property Management With an email copy, which shall not constitute notice, to: Connor McNellis, Esq. McNellis Law Group, P.C. connor@mcnellislaw.com Neurocrine Biosciences, Inc., a Delaware corporation E. Tenant’s Address: Prior to occupancy: Neurocrine Biosciences, Inc. 12780 El Camino Real San Diego, California 92130 Attn: Chief Legal Officer After occupancy: Neurocrine Biosciences, Inc. 6040 Edgewood Bend Court San Diego, California 92130 Attention: Chief Legal Officer In each case, with a copy to: Cooley LLP 4401 Eastgate Mall San Diego, California 92121 Attn: David L. Crawford F. Guarantor: None. G. Property or Project: A five (5) building campus, plus structured parking, situated on approximately 15.72 acres of land, consisting of approximately 535,246 gross square feet (excluding any gross square footage in the Phase 3 Premises which is subject to Section 40.2 below), located on a parcel of improved real property located at 6040 Edgewood Bend Court, in the City of San Diego, County of San Diego, State of California, as delineated in the attached Exhibit A. H. Building or Buildings: “Building 1” is that certain 4-story building located at the Project, containing approximately 123,962 gross square feet of space (which includes 1,468 gross square feet of the CUP (as defined in Section 1.5.5 of the Work Letter)), to be determined in accordance with Section 1.5, as shown as Building 1 on

ii. the site plan attached hereto as Exhibit A. Subject to Section 1.5, approximately 2,962 gross square feet of the Fitness Center (defined below) will be allocated to Building 1. “Building 2” is that certain 4.5-story building located at the Project, containing approximately 109,700 gross square feet of space (which includes 1,300 gross square feet of the CUP), to be determined in accordance with Section 1.5, as shown as Building 2 on the site plan attached hereto as Exhibit A. Subject to Section 1.5, approximately 2,622 gross square feet of the Fitness Center will be allocated to Building 2. “Building 3” is that certain 4-story building to be constructed by Landlord pursuant to the Work Letter attached as Exhibit B (the “Work Letter”) to contain approximately 166,238 gross square feet of space (which includes 1,948 gross square feet of the CUP), to be determined in accordance with Section 1.5, as shown as Building 3 on the site plan attached hereto as Exhibit A. Building 3 will contain subterranean parking shared with Building 4. Subject to Section 1.5, approximately 3,929 gross square feet of the Fitness Center will be allocated to Building 3. “Building 4” is that certain 4-story building to be constructed by Landlord pursuant to the Work Letter to contain approximately 122,928 gross square feet of space (which includes 1,440 gross square feet of the CUP), to be determined in accordance with Section 1.5, as shown as Building 4 on the site plan attached hereto as Exhibit A. Building 4 will contain subterranean parking shared with Building 3. Subject to Section 1.5, approximately 2,905 gross square feet of the Fitness Center will be allocated to Building 4. “Building 5” is that certain building to be designed and constructed by Landlord pursuant to Section 40.2 below and the Work Letter, to contain a minimum of approximately 121,424 gross square feet of space and a maximum of five (5) floors, to be determined in accordance with Sections 1.5 and 40.2, as preliminarily shown as Building 5 on the site plan attached hereto as Exhibit A. I. Premises: Initially, and from and after the Phase 1 Delivery Date, a total of approximately 233,662 gross square feet of space (inclusive of the square footage allocable to the CUP), to be determined in accordance with Section 1.5, consisting of the entirety of Building 1 and Building 2 and the CUP, all as set forth below and as more particularly identified in Exhibit A attached hereto (the “Phase 1 Premises”). For so long as Tenant is the Sole Occupant (defined below), and from and after the Fitness Center Delivery Date (as defined in Section 3.6.5 of the Work Letter), the Premises shall be expanded to include an additional approximately 12,418 gross square feet, to be determined in accordance with Section 1.5, consisting of the Fitness Center, a general description of which is included in the Phase 2 Basis of Design (as defined in Section 3.3.1 of the Work Letter), and the location of which is identified in Exhibit A attached hereto (the “Fitness Center”). From and after the Delivery Date (as defined in Section 3.5.3 of the Work Letter) for Phase 2, the Premises shall be expanded to include an additional approximately 289,166 gross square feet, to be determined in accordance with Section 1.5, consisting of the entirety of Building 3 and Building 4, all as set forth below and as more particularly identified in Exhibit A attached hereto (the “Phase 2 Premises”).

iii. If Tenant validly exercises the Expansion Option (as defined in Section 40.2), then, subject to Section 40.2, upon the Phase 3 Delivery Date, the Premises shall be expanded to contain a minimum of approximately 121,424 gross square feet, to be determined in accordance with Sections 1.5 and 40.2, consisting of the entirety of Building 5 (the “Phase 3 Premises”). The Phase 1 Premises, Phase 2 Premises, and Phase 3 Premises, to the extent a part of the premises leased by Tenant after the applicable Delivery Date, shall be collectively referred to herein as the “Premises”. The Amenities (as that term is defined in Section 38 below) shall be included in the gross square footage of the applicable Phase of the Premises. The gross square feet of the Phase 1 Premises, Phase 2 Premises and Phase 3 Premises, as applicable, shall be determined in accordance with the Measurement Standard and the process in Section 1.5 below. J. Parking: The “Phase 1 Parking” shall consist of approximately 148 surface parking stalls and 1,222 parking stalls in structured parking, for a total of approximately 1,370 combined stalls. As part of the parking structure parking, Landlord shall provide, at Landlord’s sole cost and expense, ten (10) EV Stations. Additional EV Stations may be added by Tenant in accordance with Section 42 below. The “Phase 2 Parking” shall consist of 70 subterranean parking stalls exclusive to Buildings 3 and 4, as well as an additional 11 surface parking stalls throughout the site and 68 parking spaces located in a surface parking lot immediately adjacent to the existing parking structure as further depicted in the Preliminary Premises Site Plan (attached to the Work Letter as Schedule A-1). The number of parking stalls contained in the Phase 1 Parking and Phase 2 Parking, respectively, are estimates, and Landlord shall not be in breach of this Lease provided Landlord provides a minimum of 1,350 parking stalls in Phase 1 Parking, and 1,475 parking stalls total after delivery of Phase 2 Parking. Landlord’s obligation to deliver parking shall be part of “Landlord’s Project Work” (as that term is defined in Section 1.5.3 of the Work Letter). Landlord will use commercially reasonable efforts to not voluntarily reduce, or permit a reduction in, anticipated parking counts in excess of the minimum, while Tenant acknowledges that such reductions may result from permit or regulatory requirements, design requirements, Tenant Requested Changes (as defined in Section 3.4.2 of the Work Letter) or other circumstances beyond the reasonable control of Landlord. K. Phases: The Phase 1 Premises and Phase 1 Parking shall be collectively referred to as “Phase 1”; the Phase 2 Premises, and, to the extent included in Phase 2, the Phase 2 Parking shall be collectively referred to as “Phase 2”; and, if Tenant exercises the Expansion Option and subject to Section 40.2, the Phase 3 Premises, and, to the extent included in Phase 3, the Phase 2 Parking shall be collectively referred to as “Phase 3”. Phase 1, Phase 2, and Phase 3 may be referred to individually as a “Phase” and collectively as the “Phases”. L. Initial Term: The period commencing on the Phase 1 Delivery Date and ending on the Expiration Date which is to be approximately one hundred sixty three (163) months after the Phase 1 Lease Commencement Date, subject to extension in connection with Tenant’s exercise of the Expansion Option pursuant to Section 40.2 below. The Initial Term for the Phase 2 Premises shall be coterminous with the Initial Term for the Phase 1 Premises. Should Tenant

iv. exercise the Expansion Option, subject to Section 40.2, the Initial Term shall be automatically extended through the date determined in accordance with Section 40.2.4 below. M. Options to Extend Initial Term: Two (2) options to extend the Initial Term (the “Options”) for consecutive periods of five (5) years each immediately following the Initial Term (each an “Extended Term”). N. Delivery Dates; Anticipated Delivery Dates: Subject to Non-Landlord Delays (as defined in Section 2.3.3 of the Work Letter), the “Delivery Date” for each Phase shall be the date that Landlord delivers Notice to Tenant (the “Delivery Date Notice”) that the applicable Landlord Base Building Work is in Delivery Condition (as defined in Section 3.5.3 of the Work Letter, and subject to Section 1.5.2 of the Work Letter with respect to Phase 1). Subject to Non-Landlord Delays, the “Fitness Center Delivery Date” shall be the date that Landlord delivers a Delivery Date Notice that the Fitness Center is in Fitness Center Delivery Condition (as defined in Section 3.6.5 of the Work Letter). Landlord may elect, in its discretion, to have the Delivery Date Notice be substantially in the form of Exhibit C or otherwise contain such reasonable information as Landlord may elect to include. In each case subject to Non-Landlord Delays, Landlord shall use commercially reasonable and diligent efforts to deliver: (i) the Phase 1 Premises (excluding the Fitness Center or any Landlord’s Project Work) to Tenant in Delivery Condition on the Lease Date (the “Anticipated Phase 1 Delivery Date”), and the Phase 1 Parking by the Phase 1 Lease Commencement Date. (ii) the Phase 2 Premises (excluding the Fitness Center or any Landlord’s Project Work) to Tenant in Delivery Condition on or about March 1, 2024 (the “Anticipated Phase 2 Delivery Date”). (iii) The Fitness Center to Tenant in Fitness Center Delivery Condition and the surface stalls part of Phase 2 Parking by the Phase 2 Lease Commencement Date. As of the Lease Date, it is anticipated that the Fitness Center Delivery Date will occur in May 2024 (the “Anticipated Fitness Center Delivery Date”). The dates of substantial completion of the Base Building(s) in a particular Phase (as determined in accordance with Section 3.5.3 of the Work Letter) are each referred to individually as a “Delivery Date” and collectively as the “Delivery Dates”. O. Lease Commencement Dates: The lease commencement date for the Phase 1 Premises on the earlier of (i) Tenant’s receipt of a Certificate of Occupancy for the Phase 1 Premises, (ii) the date Tenant commences business operations in all or a portion of the Phase 1 Premises, or (iii) March 28, 2023 (the “Phase 1 Lease Commencement Date”, and item (iii) being the “Phase 1 Lease Commencement Date Limit”). The lease commencement date for the Phase 2 Premises on the earlier of (i) Tenant’s receipt of a Certificate of Occupancy for the Phase 2 Premises, (ii) the date Tenant commences business operations in all or a portion of the Phase 2 Premises, or (iii) on the date that is eleven (11) months after the

v. Phase 2 Delivery Date (the “Phase 2 Lease Commencement Date” and item (iii) being the “Phase 2 Lease Commencement Date Limit”). The lease commencement date for the Phase 3 Premises, subject to Section 40.2.4 below, the earlier of (i) Tenant’s receipt of a Certificate of Occupancy for the Phase 3 Premises, (ii) the date Tenant commences business operations in all or a portion of the Phase 3 Premises, or (iii) on the date that is nine (9) months after the Phase 3 Delivery Date (the “Phase 3 Lease Commencement Date” and item (iii) being the “Phase 3 Lease Commencement Date Limit”). Each of the foregoing lease commencement dates are individually a “Lease Commencement Date” and collectively as the “Lease Commencement Dates”. The outside deadlines for commencement dates in each item (iii) above are individually a “Lease Commencement Date Limit” and collectively the “Lease Commencement Date Limits.” P. Rent Commencement Date; Abated Rent: Subject to adjustment for Tenant Delays (as defined in Section 2.2.1 of the Work Letter) and Force Majeure Delays and Permit Delays (each as defined in Section 2.3.1 of the Work Letter and subject to Section 2.3.2 of the Work Letter), Tenant’s obligation to pay Rent shall commence for the Phase 1 Premises on the date that is ten (10) months after the Phase 1 Lease Commencement Date (the “Phase 1 Rent Commencement Date”). The period between the Phase 1 Lease Commencement Date and the Phase 1 Rent Commencement Date shall be referred to as the “Phase 1 Abatement Period”. The total abatement of Base Rent for the Phase 1 Abatement Period shall be set forth in confirmation amendment substantially in the form of Exhibit C, calculated in accordance with the gross square footage of the Phase 1 Premises after a Confirmation of Measurements (the “Phase 1 Abated Rent”). Tenant’s obligation to pay Additional Rent for the Fitness Center shall commence on the Fitness Center Delivery Date, and Tenant’s obligation to pay Base Rent for the Fitness Center shall commence for the Fitness Center on the date that is ten (10) months after the Fitness Center Delivery Date (“Fitness Center Base Rent Commencement Date”). The period between the Fitness Center Delivery Date and the Fitness Center Base Rent Commencement Date shall be referred to as the “Fitness Center Abatement Period”. The total abatement of Base Rent for the Fitness Center Abatement Period shall be set forth in confirmation amendment substantially in the form of Exhibit C, calculated in accordance with the gross square footage of the Fitness Center after a Confirmation of Measurements (the “Fitness Center Abated Rent”). Subject to adjustment for Tenant Delays, Force Majeure Delays and Permit Delays, Tenant’s obligation to pay Rent shall commence for the Phase 2 Premises on the date that is ten (10) months after the Phase 2 Lease Commencement Date (the “Phase 2 Rent Commencement Date”). The period between the Phase 2 Lease Commencement Date and the Phase 2 Rent Commencement Date shall be referred to as the “Phase 2 Abatement Period”. The total abatement of Base Rent for the Phase 2 Abatement Period shall be set forth in confirmation amendment substantially in the form of Exhibit C, calculated in accordance with the gross square footage of the Phase 2 Premises after a Confirmation of Measurements (the “Phase 2 Abated Rent”). Subject to adjustment for Tenant Delays, Force Majeure Delays and Permit Delays, Tenant’s obligation to pay Rent shall commence for the Phase 3

Premises on the date provided in Section 40.2.4 below (the "***Phase 3 Rent Commencement Date***"). The period between the Phase 3 Lease Commencement Date and the Phase 3 Rent Commencement Date shall be referred to as the "***Phase 3 Abatement Period***". The total abatement of Base Rent for the Phase 3 Abatement Period shall be set forth in confirmation amendment substantially in the form of **Exhibit C**, calculated in accordance with the gross square footage of the Phase 3 Premises after a Confirmation of Measurements (the "***Phase 3 Abated Rent***").

Each of the foregoing rent commencement dates are referred to individually as a "***Rent Commencement Date***" and collectively as the "***Rent Commencement Dates***"; each of the foregoing abatement periods are referred to individually as an "***Abatement Period***" and collectively as the "***Abatement Periods***"; each of the foregoing amounts of abated rent are referred to individually and collectively as "***Abated Rent***."

Q. Expiration Date: The last day of the one hundred and sixty third (163rd) full calendar month after the Phase 1 Lease Commencement Date occurs (the "***Expiration Date***"), subject to extension as provided in Section 2.2 below. The expiration of the Term with respect to the Phase 2 Premises shall be coterminous with the Expiration Date. Should Tenant exercise the Expansion Option (as defined in Section 40.2), the Expiration Date shall be automatically extended to the date determined in accordance with Section 40.2.4 below.

R. Base Rent: The following Base Rent schedule shall apply, with the specified months in the first column being the months of the Initial Term in which the Phase 1 Rent Commencement Date occurs. Base Rent escalates annually during the Initial Term by three percent (3%), with the first annual escalation occurring on the first anniversary of the Phase 1 Rent Commencement Date (escalations during Extended Terms will be determined in accordance with Section 3.2 below). The Base Rent schedule may be modified to be consistent with the terms of this Lease and memorialized by Landlord during the Term (e.g. upon any Confirmation of Measurements or after an applicable Delivery Date or the Fitness Center Delivery Date) by delivery of a confirmation amendment substantially in the form of **Exhibit C**. Base Rent shall be payable on an absolute triple net basis.

Months (after Rent Commencement Date)	Annual Base Rent*	Monthly of Base Rent*	Monthly Base Rent per Square Foot
1-12	$16,823,664.00	$1,401,972.00	$6.00
13-24	$17,328,373.92	$1,444,031.16	$6.18
25-36	$17,848,225.14	$1,487,352.09	$6.37
37-48	$18,383,671.89	$1,531,972.66	$6.56
49-60	$18,935,182.04	$1,577,931.84	$6.75
61-72	$19,503,237.51	$1,625,269.79	$6.96
73-84	$20,088,334.64	$1,674,027.89	$7.16
85-96	$20,690,984.67	$1,724,248.72	$7.38

vi.

97-108	$21,311,714.21	$1,775,976.18	$7.60
109-120	$21,951,065.64	$1,829,255.47	$7.83
121-132	$22,609,597.61	$1,884,133.13	$8.06
133-144	$23,287,885.54	$1,940,657.13	$8.31
145-Exp. Date	$23,986,522.08	$1,998,876.84	$8.55

*The foregoing monthly and annual Base Rent amounts are for the Phase 1 Premises only, based on an estimated 233,662 gross square feet in the Phase 1 Premises, which shall be subject to Section 1.5. Upon the Fitness Center Base Rent Commencement Date, Phase 2 Rent Commencement Date (or the Phase 3 Rent Commencement Date, as and if applicable), Base Rent shall be calculated based on the gross square footage of the Premises determined in accordance with Section 1.5, multiplied by the applicable rate per gross square foot determined in accordance with the terms of this Lease.

S. Tenant Improvement Allowance: An amount equal to $325.00 per gross square foot of the Phase 1 Premises, but excluding the gross square footage of the Fitness Center (*i.e.*, $75,940,150.00 based upon 233,662 total gross square feet in the Phase 1 Premises) (the "***Phase 1 Tenant Improvement Allowance***"). The Phase 1 Improvement Allowance will be subject to adjustment upon Confirmation of Measurements in accordance with Section 1.5.

An amount equal to $325.00 per gross square foot of the Phase 2 Premises (excluding the gross square footage of the Fitness Center as determined in accordance with Section 1.5), with the exact amount to be determined upon the Confirmation of Measurements of the Phase 2 Premises in accordance with Section 1.5 (the "***Phase 2 Tenant Improvement Allowance***"), which Phase 2 Tenant Improvement Allowance shall be increased by Two Million and No/100 Dollars ($2,000,000.00) upon the Fitness Center Delivery Date.

The tenant improvement allowance for the Phase 3 Premises shall be determined in accordance with Section 40.2.5.

T. Pre-Paid Rent: Upon execution of this Lease by Tenant, Tenant shall pay to Landlord the full Base Rent for the first full month of the Initial Term in the total amount of $1,401,972.00 ("***Phase 1 Pre-Paid Rent***").

Within ten (10) business days following Landlord's written request, which Landlord may give no sooner than thirty (30) days prior to commencement of Landlord's Work for the Fitness Center, Tenant shall pay to Landlord the full Base Rent for the Fitness Center for the first full month after the Fitness Center Base Rent Commencement Date, calculated by multiplying the anticipated gross square footage as set forth in the applicable construction documents for the Fitness Center by the Base Rent that will be in effect for the Premises on the anticipated Fitness Center Delivery Date ("***Fitness Center Pre-Paid Rent***").

Within ten (10) business days following Landlord's written request, which Landlord may give no sooner than thirty (30) days prior to commencement of Landlord's Work for the Phase 2 Premises, Tenant shall pay to Landlord the full Base Rent for the first full month after the Phase 2 Rent Commencement Date, calculated by multiplying the anticipated gross square footage as set forth in the Phase 2 Construction Documents (as defined in Section 3.3.3 of the Work Letter) by the Base Rent that will be in effect for the Premises on

vii.

viii. the anticipated Phase 2 Rent Commencement Date (“Phase 2 Pre-Paid Rent”). At any time after a Confirmation of Measurements in accordance with Section 1.5, Landlord may adjust the amount of Pre-Paid Rent for any Phase to reflect the gross square footage, and Tenant shall pay any adjustment amount within thirty (30) days of receipt of Landlord’s written request. U. Letter of Credit: Within ten (10) business days of execution of this Lease by Tenant, Tenant shall deliver to Landlord a Letter of Credit (pursuant to Section 5) in an amount equal to $4,578,796.87. Such Letter of Credit amount shall be modified to reflect the actual Base Rent due for Phases 1 and 2 (including the Fitness Center) during the last month of the Initial Term as determined in accordance with Section 1.5, which Tenant shall deliver within thirty (30) days of Landlord’s request therefor. V. Permitted Uses: The Premises shall be used only for general office, research and development, engineering, and laboratory uses, including, but not limited to, administrative offices; a vivarium; amenities space and meeting rooms, together with other amenities uses reasonably approved by Landlord; and other lawful uses reasonably related to or incidental to such specified uses, all subject to Legal Requirements and the terms of this Lease, to be operated and maintained in a first-class manner. W. Broker: Jones Lang LaSalle for Landlord Jones Lang LaSalle for Tenant X. Exhibits: Exhibit A – Depiction of Project Exhibit B – Work Letter Exhibit C – Form of Delivery Date Notice and Amendment Exhibit D – Letter of Credit Specimen Exhibit E – Environmental Questionnaire Exhibit F – Project Signage Guidelines [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Table of Contents

Page

1.	**PREMISES; BUILDING; PROJECT AND COMMON AREAS**		1
	1.1	The Premises	1
	1.2	The Building and The Project	1
	1.3	Common Areas	1
	1.4	Exclusive Control	2
	1.5	Confirmation of Measurements	2
	1.6	Phase 2 Premises; Fitness Center;	2
	1.6.1	Delivery of the Phase 2 Premises; Fitness Center	3
	1.6.2	Rent and Term	3
	1.6.3	Other Terms.	3
	1.7	Parking	3
	1.7.1	Sole Occupant Parking Rights	3
	1.7.2	Parking Rights for Multi-Tenant Project	4
	1.7.3	Miscellaneous	4
	1.8	CC&Rs	4
2.	**INITIAL TERM**		5
	2.1	Initial Term	5
	2.1.1	Delivery of Phase 1 Premises	6
	2.1.2	Delivery of Phase 2 Premises; Delays	6
	2.2	Options to Extend Initial Term.	7
3.	**BASE RENT**		7
	3.1	Base Rent for Initial Term.	7
	3.2	Base Rent for Extended Term(s)	8
	3.2.7	The cost of the arbitration shall be paid by Landlord and Tenant equally	9
4.	**ADDITIONAL RENT**		10
	4.1	Operating Expenses.	10
	4.1.1	Definition of Operating Expenses	10
	4.1.2	Tax Expenses	12
	4.2	Payment of Expenses	13
	4.3	Annual Reconciliation.	13
	4.4	Audit	14
	4.5	Taxes and Other Charges for Which Tenant Is Directly Responsible	15
5.	**LETTER OF CREDIT**		15
	5.1	Delivery of Letter of Credit	15
	5.2	In General	15
	5.2.1	Landlord Right to Transfer	16

ix.

Table of Contents (continued) Page -x- 5.2.2 No Assignment by Tenant ................................................................................................ 16 5.2.3 Replenishment ................................................................................................................. 16 5.2.4 Renewal; Replacement .................................................................................................... 16 5.2.5 Bank’s Financial Condition ............................................................................................... 16 5.3 Application of Letter of Credit ........................................................................................... 17 5.4 Letter of Credit not a Security Deposit ............................................................................. 17 5.5 Proceeds of Draw ............................................................................................................. 17 5.6 Bank Placed Into Receivership ........................................................................................ 18 5.7 FAILURE TO REPLACE LETTER OF CREDIT; LIQUIDATED DAMAGES .................... 18 6. LATE CHARGES .......................................................................................................................... 19 7. UTILITIES AND SERVICES ......................................................................................................... 19 7.1 Work Letter ....................................................................................................................... 19 7.2 Utilities and Services ........................................................................................................ 20 7.3 Interruption of Use ............................................................................................................ 20 7.4 Energy Performance Disclosure Information ................................................................... 21 7.5 Generator ......................................................................................................................... 21 8. USE OF PREMISES ..................................................................................................................... 23 8.1 Approved Use .................................................................................................................. 23 8.2 Prohibition on Use ............................................................................................................ 23 9. RULES AND REGULATIONS. ..................................................................................................... 25 10. ALTERATIONS; AND SURRENDER OF PREMISES ................................................................. 26 10.1 Alterations ........................................................................................................................ 26 10.2 Manner of Construction .................................................................................................... 27 10.3 Payment for Improvements .............................................................................................. 27 10.4 Construction Insurance .................................................................................................... 27 10.5 Tenant’s Property; Landlord’s Property ........................................................................... 28 10.6 Surrender of Premises ..................................................................................................... 28 11. SERVICES AND MAINTENANCE ............................................................................................... 29 11.1 Services and Maintenance ............................................................................................... 29 11.2 Capital Expenditures ........................................................................................................ 30 11.3 Services and Maintenance for Multi-Tenant Project ........................................................ 31 12. INSURANCE ................................................................................................................................. 31 12.1 Types of Insurance ........................................................................................................... 31 12.2 Insurance Policies ............................................................................................................ 32 12.3 Additional Insureds and Coverage ................................................................................... 32 12.4 Failure of Tenant to Purchase and Maintain Insurance ................................................... 33

Table of Contents (continued) Page -xi- 12.5 Landlord’s Insurance Requirements. ............................................................................... 33 12.5.1 Landlord’s Insurance Obligations Following Completion of Landlord’s Work .................. 33 12.5.2 Landlord’s Insurance Obligations Prior to Delivery Dates ............................................... 33 12.6 Waiver of Subrogation ..................................................................................................... 33 13. INDEMNITY AND LIMITATION OF LIABILITY ........................................................................... 34 13.1 Indemnity .......................................................................................................................... 34 13.2 Limitation of Liability ......................................................................................................... 34 14. ASSIGNMENT AND SUBLEASING ............................................................................................. 34 14.1 Prohibition ........................................................................................................................ 34 14.2 Request for Consent ........................................................................................................ 34 14.3 Criteria for Consent .......................................................................................................... 35 14.4 Non-Transfers .................................................................................................................. 35 14.5 Effectiveness of Transfer and Continuing Obligations ..................................................... 36 14.6 Recapture ......................................................................................................................... 36 14.7 Transfer Premium ............................................................................................................ 37 14.8 No Release ...................................................................................................................... 37 14.9 Waiver ............................................................................................................................ 37 14.10 Permitted Users ............................................................................................................... 37 15. NOTICES ...................................................................................................................................... 38 16. SUBORDINATION; SNDA ........................................................................................................... 38 17. RIGHT OF ENTRY ........................................................................................................................ 39 18. ESTOPPEL CERTIFICATE .......................................................................................................... 40 19. TENANT’S DEFAULT .................................................................................................................. 40 19.4 Any Transfer in violation of Section 14; ........................................................................... 40 20. REMEDIES FOR TENANT’S DEFAULT ...................................................................................... 41 20.1 Landlord’s Rights ............................................................................................................. 41 20.2 Damages Recoverable .................................................................................................... 41 20.3 Rights and Remedies Cumulative .................................................................................... 42 20.4 Right to Injunction ............................................................................................................ 42 20.5 Landlord’s Cure ................................................................................................................ 42 20.6 Tenant’s Reimbursement ................................................................................................. 42 20.7 Subleases of Tenant ........................................................................................................ 43 20.8 Efforts to Relet ................................................................................................................. 43 21. HOLDING OVER .......................................................................................................................... 43 22. LANDLORD’S DEFAULT ............................................................................................................. 43 23. ROOF IMPROVEMENTS .............................................................................................................. 44 23.1 In General ........................................................................................................................ 44

Table of Contents (continued) Page -xii- 23.2 Solar ............................................................................................................................ 44 23.3 Telecommunications; Profit Sharing ................................................................................ 44 23.4 No Damage to Roof ......................................................................................................... 45 23.5 Removal ........................................................................................................................... 45 23.6 No Interference ................................................................................................................ 45 23.7 Relocation ........................................................................................................................ 45 23.8 Access ............................................................................................................................ 45 23.9 Appearance. ..................................................................................................................... 45 24. TRANSFER OF LANDLORD’S INTEREST; BIFURCATION; LENDER REQUESTED MODIFICATIONS ......................................................................................................................... 45 25. WAIVER ........................................................................................................................................ 46 26. CASUALTY DAMAGE .................................................................................................................. 46 26.1 Casualty ........................................................................................................................... 46 26.1.1 Minor Insured Damage .................................................................................................... 47 26.1.2 Major Insured Damage .................................................................................................... 47 26.1.3 Tenant’s Obligation to Restore ........................................................................................ 47 26.2 Uninsured Casualty .......................................................................................................... 47 26.3 Tenant’s Fault and Lender’s Rights ................................................................................. 47 26.4 Tenant’s Waiver ............................................................................................................... 48 27. CONDEMNATION ........................................................................................................................ 48 28. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS ...................................................... 49 28.2.1 Tenant’s Obligations ........................................................................................................ 50 28.2.2 Assurance of Performance .............................................................................................. 52 28.2.3 Tenant’s Obligations upon Surrender .............................................................................. 52 28.2.4 Clean-up ........................................................................................................................... 52 28.2.5 Confidentiality ................................................................................................................... 53 28.2.6 Copies of Environmental Reports .................................................................................... 53 28.2.7 Signs, Response Plans, Etc ............................................................................................. 53 28.2.8 Survival ............................................................................................................................ 53 28.2.9 Control ............................................................................................................................ 53 28.2.10 Underground Tanks ......................................................................................................... 53 28.2.11 Tenant Representation and Warranty .............................................................................. 54 29. FINANCIAL STATEMENTS ......................................................................................................... 54 30. SIGNS ........................................................................................................................................... 54 30.1 Building Top Signage. ...................................................................................................... 54 30.2 Monument Signage. ......................................................................................................... 55 31. COMMUNICATIONS AND COMPUTER LINES .......................................................................... 55

Table of Contents
(continued)

Page

32.	**MORTGAGE OF TENANT'S LEASEHOLD INTEREST**		56
33.	**MORTGAGEE PROTECTION**		56
34.	**WARRANTIES OF TENANT**		56
35.	**BROKERAGE COMMISSION**		56
36.	**QUIET ENJOYMENT**		57
37.	**GENERAL PROVISIONS**		57
	37.1	Time	57
	37.2	Successors and Assigns	57
	37.3	Recordation	57
	37.4	Exculpation	57
	37.5	Severability and Governing Law	57
	37.6	Attorneys' Fees	57
	37.7	Waiver of Jury Trial	58
	37.8	Entire Agreement	58
	37.9	Joint and Several; Covenants and Conditions	58
	37.10	Authority	58
	37.11	Confidentiality	58
	37.12	Landlord Renovations	59
	37.13	Submission of Lease	59
	37.14	Counterparts; Electronic Signatures	59
	37.15	OFAC Representation	59
	37.16	Accessibility; CASp	60
	37.17	Hazardous Activities	60
	37.18	Independent Covenants	60
	37.19	Transportation Management	61
	37.20	Force Majeure	61
	37.21	Landlord's Title.	61
	37.22	No Air Rights.	61
38.	**APERTURE DEL MAR AMENITIES.**		61
39.	**COMPETITORS.**		62
40.	**RIGHTS PERSONAL TO ORIGINALLY-NAMED TENANT.**		62
	40.1	Personal Rights	62
	40.2	Expansion Option	62
	40.2.1	Procedure; Conditions.	62
	40.2.2	Landlord's Right to Nullify Expansion Option	63
	40.2.3	Determination of Scope and Estimated Cost of the Phase 3 Base Building.	64
	40.2.4	Base Rent and Term for Phase 3 Premises	64

-xiii-

Table of Contents (continued) Page -xiv- 40.2.5 Tenant Improvement Allowance for the Phase 3 Premises. ............................................ 65 40.2.6 Plans ............................................................................................................................ 65 40.2.7 Delivery of the Phase 3 Premises .................................................................................... 65 40.2.8 Other Terms. .................................................................................................................... 65 40.3 Building 5 Marketing Holdback ........................................................................................ 65 40.3.2 Procedure; Ground Rent .................................................................................................. 66 40.4 Right of First Refusal to Purchase. .................................................................................. 66 40.4.1 ROFR Right ...................................................................................................................... 66 40.4.2 Failure To Accept ............................................................................................................. 67 40.4.3 Purchase and Sale Agreement ........................................................................................ 67 40.4.4 Termination ...................................................................................................................... 67 40.4.5 No Extensions .................................................................................................................. 67 40.5 Right of First Offer to Purchase ....................................................................................... 68 41. MARKETING; PRESS RELEASE. ............................................................................................... 68 42. EV CHARGING STATIONS. ........................................................................................................ 68

1. COMMERCIAL LEASE The Basic Lease Information set forth on Pages i through vi and this Commercial Lease (the “Lease”) are and shall be construed as a single instrument. 1. PREMISES; BUILDING; PROJECT AND COMMON AREAS. 1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Paragraph I of the Basic Lease Information (the “Premises”). The outline of the Buildings and the Project are depicted on the attached Exhibit A. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Buildings only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.2, below, provided however that the Building footprints, site access, parking areas and common areas shall be substantially as depicted on Exhibit A and shall materially conform to the applicable Construction Documents (as such term is defined in the Work Letter). Except as specifically set forth in this Lease and in the Work Letter, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, the Buildings or the Project. Landlord shall be deemed to have delivered (i) the Phase 1 Premises to Tenant as of the Lease Date (or such later date that Tenant delivers the insurance certificates as required by Section 3.1 below), and (ii) the Phase 2 Premises or Phase 3 Premises, as applicable, on the date that the Landlord’s Base Building Work achieves Delivery Condition (as defined in Section 3.5.3 of the Work Letter) (in each instance, the “Delivery Date”). Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Buildings or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business. The taking of possession of the applicable Premises by Tenant after the applicable Hand-off Inspection shall conclusively establish that the applicable Premises and Building(s) were at such time in good and sanitary order, condition and repair. Subject to the terms of this Lease and applicable Laws, and except in the case of an emergency, Tenant shall have access to the Premises 24 hours per day, 7 days per week. 1.2 The Building and The Project. The Premises constitutes the buildings set forth in Paragraph H of the Basic Lease Information (collectively, the “Buildings”, and each, a “Building”). The Buildings are part of an office/laboratory project currently known as “APERTURE DEL MAR.” The term “Project,” as used in this Lease, shall mean (i) the Buildings and the Common Areas, and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Buildings and the Common Areas are located. 1.3 Common Areas. Subject to Section 1.4, below, Tenant shall have the non-exclusive right to use in common with other tenants in the Project, if any, and subject to Landlord’s rules and regulations, if applicable, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). Landlord shall maintain and operate the Common Areas in a first-class manner. Subject to the next sentence and the terms of Section 1.4, below, Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas. Notwithstanding the foregoing, for so long as Tenant is the Sole Occupant (as defined in Section 1.4), no Common Areas shall be deemed to exist in the Project, and during such period references in this Lease to Common Areas shall mean and refer to areas of the Project located outside of the Buildings. In addition, if the Premises includes, or Landlord otherwise permits Tenant’s use of, any exterior areas, Tenant may (at Tenant’s sole risk and cost) provide for and arrange in such exterior area tables, chairs, umbrellas,

2. waste receptacles and other customary items, provided that such exterior area use shall in no event adversely affect pedestrian or vehicular traffic in other portions of the Common Area. 1.4 Exclusive Control. Notwithstanding anything to the contrary set forth in this Lease, for so long as Tenant (or its Non-Transferee) is leasing one hundred percent (100%) of the then-existing Premises (during such time, Tenant is the “Sole Occupant”), but subject to all Legal Requirements and the terms and conditions of this Lease, including without limitation Landlord’s rights and obligations set forth in this Lease, (i) Tenant shall have exclusive use of the Project, (ii) Landlord shall not permit the use of the Project, or its parking facilities by third parties (subject to the rights of easement holders with respect to matters of record), (iii) Tenant shall have exclusive use of all parking facilities located at the Project, including, without limitation, the right to stripe parking spaces as reserved, control access to the parking facilities, issue reasonable rules and regulations for the parking facilities, establish a permit or entry system, and exclude third parties from using the parking facilities (including by towing unauthorized vehicles), provided that Tenant does not exclude Landlord or its agents from the parking facilities or charge Landlord or its agents parking fees, and (iv) Tenant shall have the right to control access to the Project site, including, without limitation, by installing gates or other barriers at vehicular or pedestrian entries to the Project (the “Access Control Improvements”), provided that (a) any such installation shall be performed as an Alteration (or as part of the Tenant Improvements, provided that (1) the Access Control Improvements shall be deemed “Specialty Alterations” (as defined in Section 10.1.2), and (2) Landlord shall have the right to take ownership and control to of the Access Control Improvements if Tenant or its Non-Transferee ever ceases to be the Sole Occupant) and shall be subject to Landlord’s reasonable approval, (b) Tenant does not exclude Landlord or its agents from the Project, and (c) Tenant may not interfere with vehicular and/or pedestrian access to the Project (other than as is inherent to the Access Control Improvements). All costs and expenses associated with the removal of the Access Control Improvements and the repair of any damage to the Project resulting from the installation and/or removal of same shall be borne solely by Tenant. Notwithstanding anything to the contrary contained herein, Landlord shall not be directly or indirectly liable to Tenant, any Tenant Parties or any other person and Tenant hereby waives any and all claims against and releases Landlord from any and all claims arising as a consequence of or related to the Access Control Improvements, or the failure thereof. If the Access Control Improvements or Tenant’s exercise of its rights under this Section 1.4 shall in any way impede, interfere with, or delay the completion of any of Landlord’s Work, and such is not remedied within 24 hours after notice to Tenant of same, then such shall constitute a Tenant Delay as defined in Section 2.2.1 of the Work Letter. Any use of portions of the Premises by Permitted Users or Non-Transferees, or any subleasing of less than the entire Premises, shall not affect Tenant or its Non-Transferee’s status as the Sole Occupant. 1.5 Confirmation of Measurements. Within sixty (60) days after the later of (i) the Delivery Date for a Phase, or (ii) the completion of Landlord’s Project Work, but prior to the Rent Commencement Date for such Phase, Stevenson Systems (“Measurement Architect”) shall calculate and certify in writing to Landlord and Tenant the gross square feet of the Base Building(s) of such Phase (a “Confirmation of Measurements”) in accordance with the Building Owners & Manager’s Association standards (ANSI/BOMA-Z.65 3-2018 Gross Area Standard) and in accordance with the Stevenson Building Report dated January 13, 2022 and approved January 14, 2022 (“Measurement Standard”). The measurement of gross square feet as determined by the Measurement Architect in accordance with the Measurement Standard shall be referred to as the gross square feet or gross square footage for all purposes of this Lease, and shall not be changed unless a Building is thereafter physically expanded or contracted. All Confirmation of Measurements made in accordance with this Section 1.5 shall be final, conclusive and binding on Landlord and Tenant, absent manifest error. If Tenant believes that the Measurement Architect has made a material miscalculation (i.e. an error of greater than 2,500 gross square feet with respect to any Phase) in a Confirmation of Measurements, Tenant may request the Measurement Architect to investigate the error as described by Tenant in reasonable detail, and make any adjustments to the Confirmation of Measurements as the Measurement Architect may determine, which determination shall thereafter be binding on Landlord and Tenant. 1.6 Phase 2 Premises; Fitness Center;. The Premises shall be expanded to include the gross square footage of the “Phase 2 Premises” and the “Fitness Center” as each such term is defined in Paragraph I of the Basic Lease Information, as set forth in this Section 1.6 and this Lease.

3. 1.6.1 Delivery of the Phase 2 Premises; Fitness Center. Tenant shall accept delivery of the Phase 2 Premises from Landlord on the actual Phase 2 Delivery Date (defined below), and Landlord shall, subject to Non-Landlord Delays, use commercially reasonable and diligent efforts to deliver the Phase 2 Premises to Tenant with Landlord’s Base Building Work substantially complete and otherwise in Delivery Condition, on or before the Anticipated Phase 2 Delivery Date. The date upon which the Phase 2 Base Buildings are in Delivery Condition shall be known as the “Phase 2 Delivery Date.” Upon Tenant’s request, Landlord shall inform Tenant of the estimated Phase 2 Delivery Date to the extent such date varies from the Anticipated Phase 2 Delivery Date. Tenant shall accept delivery of the Fitness Center from Landlord on the Fitness Center Delivery Date. Upon Tenant’s request, Landlord shall inform Tenant of the estimated Fitness Center Delivery Date to the extent such date varies from the Anticipated Fitness Center Delivery Date 1.6.2 Rent and Term. The Fitness Center shall become part of the Premises for all purposes hereunder as of the Fitness Center Delivery Date (subject to Section 38 below if Tenant ceases to be the Sole Occupant), and the Phase 2 Premises shall become part of the Premises for all purposes hereunder as of the Phase 2 Delivery Date, and each shall be subject to every term and condition of this Lease and accordingly, provided that the Base Rent for the Fitness Center shall not be payable until the Fitness Center Base Rent Commencement Date, and Base Rent for the Phase 2 Premises shall not be payable until the Phase 2 Rent Commencement Date (except as otherwise expressly set forth in this Lease). The Base Rent for the Fitness Center and the Phase 2 Premises shall be at the same rate per gross square foot (calculated based on total gross square feet of the Fitness Center and Phase 2 Premises as determined by the Measurement Architect), and subject to escalations at the same percentage and on the same escalation schedule as is applicable to the Phase 1 Premises (i.e. if an escalation were to occur for the Phase 1 Premises four months after the Phase 2 Rent Commencement Date, then such escalation shall occur on such date with respect to the entire Premises). 1.6.3 Other Terms. Except as specifically set forth in this Lease, all other terms of this Lease shall apply to the Fitness Center and Phase 2 Premises as though the Fitness Center and Phase 2 Premises was originally part of the Premises (subject to Section 38 below if Tenant ceases to be the Sole Occupant). Following the later of delivery of the Fitness Center or Phase 2 Premises to Tenant as set forth herein, or Landlord’s completion of the Landlord’s Project Work, or upon a Confirmation of Measurements, Tenant shall, upon Landlord’s written request, execute an amendment adding such Phase 2 Premises to this Lease substantially in the form of Exhibit C within fifteen (15) business days of delivery of such amendment to Tenant by Landlord (or, if such amendment is inconsistent with the terms and conditions of this Lease, Tenant shall provide revisions to such amendment within such fifteen (15) business day period; provided, however, that Landlord’s draft of the amendment shall be conclusive absent manifest error). If Tenant does not deliver the executed amendment or provide revisions in such 15-business day period, the amendment shall be deemed approved by Tenant and thereafter be binding upon Tenant as if it were a duly executed and delivered amendment to this Lease. If required in connection with any financing or sale transaction, Tenant shall execute an amendment in the form of Exhibit C subject to the requirements of this Section, within the time periods set forth above, even if the request is not made in connection with actual delivery of a Phase of the Premises or completion of any portion of Landlord’s Work. 1.7 Parking. 1.7.1 Sole Occupant Parking Rights. Tenant shall be entitled to the parking rights specified in this Section 1.7 without obligation to pay separate parking fees or charges, during the Term. Subject to all matters of record, Force Majeure, condemnation (as identified in Section 27 below), Project entitlements and permits, and the exercise by Landlord of its rights hereunder, Tenant shall have the right to use all of the parking spaces at the Project during the Term, so long as Tenant is the Sole Occupant. Notwithstanding anything to the contrary contained herein, Landlord and Tenant acknowledge and agree that all parking at the Project (including, without limitation, the number of parking spaces available in the parking structures and in the balance of the Project) shall be required at all times to satisfy all Legal Requirements.

4. 1.7.2 Parking Rights for Multi-Tenant Project. Should Tenant cease to be the Sole Occupant, including, if the Building 5 Marketing Holdback Period expires and Tenant has not exercised its Expansion Option or otherwise irrevocably committed to leasing all of Building 5, and/or Landlord commences construction of Building 5 or any new buildings at the Project not identified in this Lease that Tenant has not irrevocably committed to leasing (“New Construction”), Tenant shall have the right, at no additional cost to Tenant during the Term, to use its pro rata share of parking spaces at the Project during the Term (to be calculated on the basis of the parking count and the total Premises gross square footage (as determined in accordance with Section 1.5) existing upon the Phase 2 Delivery Date), subject to Landlord’s reasonable rules and regulations. Landlord may request that Tenant execute an amendment to this Lease to specify a site plan, number of spaces, and other commercially reasonable requirements for Tenant’s parking rights in the event Tenant ceases to be the Sole Occupant, which Tenant shall execute (or provide revisions to) within fifteen (15) business days of delivery of such amendment to Tenant by Landlord. If Tenant does not deliver the executed amendment or provide revisions in such 15-business day period, the amendment shall be deemed approved by Tenant and thereafter be binding upon Tenant as if it were a duly executed and delivered amendment to this Lease. Such parking spaces shall be located in those areas designated for non-reserved parking, subject in each case to Landlord’s commercially reasonable rules and regulations. If Landlord commences New Construction, Tenant may elect to mark as reserved or separate and secure its parking from the balance of the Project, in which case, Landlord shall reasonably cooperate with Tenant to create, if possible and at Tenant’s sole cost and expense, a separation of Tenant’s parking in a manner reasonably acceptable to Landlord and Tenant. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project, but Tenant may install new Access Control Improvements, subject to Landlord’s reasonable approval, and may enforce its parking rights directly, including towing of unauthorized vehicles, in areas designated as Tenant’s exclusive parking areas. Tenant shall have the exclusive right to use all of the parking spaces located in the subterranean parking garage under a Building (if any) for which Tenant is the sole tenant of such Building, which shall be applied against the total number of parking spaces made available for Tenant’s use pursuant to this Section. Tenant shall have the right to install, subject to compliance with Legal Requirements, a roll down door at the main entrance of the subterranean parking garage (for which Tenant is the sole tenant of such Building) to control access to the subterranean parking garage via the use of Building access cards. The balance of the parking spaces available for Tenant’s use shall be located in the portions of surface parking lot and structured parking serving the Project in reasonable proximity to the Premises. Tenant will use reasonable efforts to cause the parking spaces located in the subterranean parking garage to be fully occupied before using parking spaces in the surface parking lot or structured parking located on and serving the Project. 1.7.3 Miscellaneous. The terms of Section 42 below shall apply with respect to any installation by Tenant of electric vehicle car charging stations at the Project. Subject to the penultimate sentence of Basic Lease Information Paragraph J regarding Landlord’s obligation to deliver parking, Landlord shall not reduce the number of parking spaces on the Project after the Phase 2 Lease Commencement Date unless required to do so in connection with the Legal Requirements or project entitlements and only after obtaining Tenant’s written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not reduce the number of parking spaces in the subterranean parking garage as shown on the plan without Landlord’s written consent thereto, which consent shall not be unreasonably withheld, conditioned or delayed. 1.8 CC&Rs. The ownership, operation, maintenance and use of the Project shall be subject to certain conditions and restrictions contained in an instrument (“CC&Rs”) recorded or to be recorded against title to the Project. Tenant agrees that regardless of when those CC&Rs are so recorded, this Lease and all provisions hereof shall be subject and subordinate thereto and Tenant shall comply therewith. Accordingly, as a consequence of that subordination, during any period in which the entire Project is not owned by Landlord, (a) the portion of Expenses (as defined below) for the Common Areas shall be allocated among the owners of the Project as provided in the CC&Rs, and (b) the CC&Rs shall govern the maintenance and insuring of the portions of the Project not owned by Landlord. Tenant shall, promptly upon request of Landlord, sign all commercially reasonable documents reasonably required to carry out the foregoing into effect. Notwithstanding anything to the contrary herein, Landlord shall not voluntarily enter

5. into any CC&Rs after the Lease Date that would materially diminish Tenant’s rights or materially increase Tenant’s obligations under this Lease. 1.9 Park and Ride. Landlord and Tenant acknowledge that, as of the Lease Date, entitlements from the City of San Diego for the Project may require the incorporation of a publicly-available “park and ride” parking facility located at the Project (the “P&R”). Landlord shall use commercially reasonable and diligent efforts to cause the City of San Diego to modify the entitlements for the Project so as to remove the P&R as a requirement for the Project, and failing that, so as to exclude any required P&R or other use of the Project by the general public (other than with respect to perimeter public sidewalks, if any). If, despite such commercially reasonable and diligent efforts, the City of San Diego requires the P&R, then the following terms shall apply: (i) notwithstanding anything in this Lease to the contrary, the P&R shall not be deemed to be a portion of the Premises, Project or Common Areas for purposes of this Lease; (ii) Landlord, at Landlord’s sole cost and expenses (and not as part of Operating Expenses) shall install Access Control Improvements or otherwise segregate the P&R such that (x) no member of the general public has vehicular access to the Project, and (y) Tenant will other retain exclusive control of the Project while Tenant is the Sole Occupant to the full extent allowed by Section 1.4 above; (iii) Tenant shall have no obligation whatsoever with respect to the maintenance, repair, use, operation, control, legal compliance of any other matter connected to the P&R; (iv) no cost or expense whatsoever incurred in connection with the construction, use, repair, maintenance or operation of the P&R shall be included in Operating Expenses, including, without limitation, insurance or Tax Expenses (which, if not separately assessed or applied to the P&R, shall be apportioned based on the ratio of the land area encompassing the P&R bears to the entire Project site including the P&R); (v) Landlord shall comply with all applicable Laws with respect to the use and operations of the P&R; and (vi) except to the extent of Claims (as defined below) arising from the gross negligence or willful misconduct of Tenant or other Tenant Indemnitees (as defined below), Landlord agrees to indemnify and defend (with counsel reasonably acceptable to Tenant, except in the case where counsel is provided pursuant to insurance coverage) Tenant, its partners, members, agents, directors, officers, employees, representatives, contractors, successors and assigns (collectively, the “Tenant Indemnitees”) from and against all Claims to the extent arising from (A) the use, operation, or occupancy of the P&R (including, without limitation, the use of the P&R by members of the general public), or (B) Landlord’s failure to comply with applicable Laws with respect to the P&R, which indemnity shall survive the expiration or earlier termination of this Lease. Landlord shall not be subject to any liability, nor shall it be a breach of this Lease, should the overall amount of parking available to Tenant at the Project be reduced in order to accommodate the P&R; provided that Tenant has, at all times during the Term, rights to use not less than 1,475 parking spaces from and after the Phase 2 Delivery Date. Any construction obligations of Landlord under this Section shall be deemed part of Landlord’s Project Work (as that term is defined in the Work Letter). No delay or failure of Landlord to comply with the terms of this Section 1.9 shall constitute Landlord Delay; provided, however, that if construction of the P&R after the Delivery Date for a Phase interferes with construction of Tenant’s Work for such Phase, and Tenant’s Work for such Phase is actually delayed thereby, the same shall constitute Landlord Delay. 2. INITIAL TERM. 2.1 Initial Term. The Initial Term will begin on the Lease Date and shall expire on the Expiration Date (as the same may be extended pursuant to Sections 2.2 and 40.2.4). If Landlord, for any reason whatsoever, cannot deliver possession to Tenant of the Phase 2 Premises on the Anticipated Phase 2 Delivery Date Landlord will not be subject to any liability nor shall the validity of the Lease be affected, except as provided in this Section 2.1 below. After any Delivery Date, Landlord may require Tenant to execute a written amendment to this Lease, substantially in the form of Exhibit C hereto (or with such reasonable additional or other information as Landlord may request), specifying dates, Base Rent, square footage, and other relevant information relating to the Lease or Premises. Tenant shall execute such amendment(s) within fifteen (15) business days of delivery of such amendment to Tenant by Landlord (or, if such amendment is inconsistent with the terms and conditions of this Lease, Tenant shall provide revisions to such amendment within such fifteen (15) business day period). If Tenant does not deliver the executed amendment or provide revisions in such 15-business day period, the amendment shall be deemed approved by Tenant and thereafter be binding upon Tenant as if it were a duly executed and delivered amendment to this Lease.

6. 2.1.1 Delivery of Phase 1 Premises. Landlord shall deliver the Phase 1 Premises to Tenant on the Lease Date, subject to Tenant’s delivery of the Letter of Credit, Phase 1 Pre-Paid Rent, and insurance certificates evidencing the insurance required to be carried by Tenant pursuant to this Lease and the Work Letter. Tenant shall accept the Phase 1 Premises “as is, where is” and shall be deemed to have waived all claims against Landlord with respect to the Phase 1 Base Buildings, subject to Sections 1.5.2, 1.9 and 1.10 of the Work Letter. 2.1.2 Delivery of Phase 2 Premises; Delays. (a) Subject to Non-Landlord Delays, should the Phase 2 Delivery Date not occur on or before the Anticipated Phase 2 Delivery Date, Tenant shall be entitled to occupy the Phase 2 Premises following the Phase 2 Rent Commencement Date without the obligation to pay Base Rent for the Phase 2 Premises for one day for each day of delay in the Phase 2 Delivery Date following the Anticipated Phase 2 Delivery Date. If the Phase 2 Delivery Date has not occurred within one hundred eighty (180) days of the Anticipated Phase 2 Delivery Date, which Anticipated Phase 2 Delivery Date shall be extended for Non-Landlord Delays (as so extended, the “Phase 2 Delivery Outside Date”), Tenant shall have the right to elect to either (i) continue to receive the Base Rent abatement with respect to the Phase 2 Premises provided for in the preceding sentence, or (ii) terminate this Lease with respect to the Phase 2 Premises only by delivery of ninety (90) days’ prior written notice, which notice must be delivered to Landlord within twenty (20) business days following the Phase 2 Delivery Outside Date, subject to the terms of the following two sentences. If the Phase 2 Delivery Date thereafter occurs within such ninety-day period, then this Lease shall continue in full force and effect, the Premises shall be expanded to include the Phase 2 Premises, and Tenant’s termination notice shall be null and void. If the Phase 2 Delivery Date does not occur within such ninety-day period, subject to Section 2.1.2(b) below, this Lease shall terminate with respect to the Phase 2 Premises on the ninetieth (90th) day after Tenant’s notice, but this Lease shall remain in full force and effect with respect to the Phase 1 Premises (a “Phase 2 Termination”). After a Phase 2 Termination, Landlord shall promptly return the Phase 2 Pre-Paid Rent to Tenant and shall thereafter have no further obligations to Tenant under this Lease with respect to the Phase 2 Base Building or Phase 2 Premises. Further the Letter of Credit Amount (as defined below) shall be reduced to the amount of the Base Rent for the Phase 1 Premises in the last month of the Initial Term. Notwithstanding the foregoing, Tenant shall be deemed to have waived the right of, and shall not be entitled to pursue, a Phase 2 Termination if Tenant and/or Tenant’s Agents have commenced the Phase 2 Tenant Improvements or the Tenant’s Early Access Work in connection with Tenant’s right of Early Access as set forth in Section 3.5.4 of the Work Letter. (b) In addition to and not in lieu of Section 2.1.2(a), if (i) Landlord fails to submit for permits for the Phase 2 Base Building by the Anticipated Phase 2 Delivery Date, subject to Non- Landlord Delays, (ii) construction of the Phase 2 Base Building has not commenced within one hundred twenty (120) days following issuance of a building permit for the Phase 2 Base Building, subject to Non- Landlord Delays, and such failure thereafter continues for an additional sixty (60) days after Tenant delivers written notice to Landlord of its intent to exercise Self-Help Rights (defined below), (iii) Landlord make a general assignment for the benefit of creditors, file a voluntary petition or there is a filing of an involuntary petition by any of Landlord’s creditors seeking the rehabilitation, liquidation, or reorganization of Landlord under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, Landlord fails to remove or discharge the same within ninety (90) days of such filing, or there is an appointment of a receiver or other custodian to take possession of substantially all of Landlord’s assets or this leasehold, or Landlord becomes insolvent or unable to pay its debts when due, or any court enters a decree or order directing the winding up or liquidation of Landlord or of substantially all of Landlord’s assets, or Landlord takes any action toward the dissolution or winding up of Landlord’s affairs, or the attachment, execution or other judicial seizure of substantially all of Landlord’s assets (each, an “Insolvency Event”), in each case, prior to the Phase 2 Delivery Date; (iv) any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises sends a notice of foreclosure to Landlord or otherwise commences or takes a substantial step towards foreclosure of the Project, or the taking of a deed in lieu of foreclosure of the Project, in each case prior to the Phase 2 Delivery Date; or (v) the Phase 2 Delivery Date has not occurred within sixty (60) days following the Phase 2 Delivery Outside Date, subject to Non-Landlord Delays, then, without limiting Tenant’s other remedies pursuant to Section 2.1.2(a) and applicable Laws, Tenant may send written notice to Landlord and to all Superior Holders that Tenant intends to exercise its

7. Self-Help Rights (defined below), and if no Superior Holder elects, within sixty (60) days of receipt of Tenant’s written notice, to undertake to complete the Phase 2 Landlord’s Base Building Work, then Tenant may exercise its Self-Help Rights. “Self-Help Rights” shall mean Tenant’s ability to take assignment of the Phase 2 GMP (as defined in the Work Letter) and related contracts with Landlord’s Construction Team, and complete Landlord’s Phase 2 Base Building Work at Tenant’s cost and expense, but with Tenant later able to offset the cost and expense incurred through the exercise of Self-Help Rights against Tenant’s Base Rent obligation as to the Phase 2 Premises only (an “Offset Remedy”). The amount of the Offset Remedy shall not exceed (a) fifty percent (50%) of Tenant’s Base Rent obligation for the Phase 2 Premises in any given month, or (b) the cost of the Phase 2 GMP, less amounts paid to the Phase 2 Landlord Contractor at the time the Phase 2 GMP is assigned to Tenant, plus up to five percent (5%) of such net amount, which additional amount shall only be used for actual, reasonable and customary soft costs associated with construction of the Phase 2 Base Building. For the avoidance of doubt, it is agreed that Tenant’s Offset Remedy shall not in any way pertain to Tenant’s Base Rent obligations with respect to Phase 1. The Self-Help Rights shall not be available, or shall cease to be available and Tenant shall reassign all contracts of Landlord’s Construction Team to Landlord, if (x) with respect to a delay in submitting for permits or commencing construction, Landlord thereafter submits for permits or demonstrates it can commence construction, as applicable, (y) with respect to an Insolvency Event, such Insolvency Event ceases to exist or is discharged, and Landlord can provide adequate assurance of performance, or (z) with respect to any foreclosure or threatened foreclosure, Landlord cures the alleged default or extinguishes the mortgage debt. (c) For the avoidance of doubt, if Landlord, for any reason whatsoever, cannot deliver possession to Tenant of the Fitness Center on or before the Phase 2 Lease Commencement Date, Landlord will not be subject to any liability nor shall the validity of the Lease be affected, and Tenant will have no obligation to pay Base Rent with respect to the Fitness Center until the Fitness Center Base Rent Commencement Date. 2.2 Options to Extend Initial Term. Tenant has the Options to extend the Initial Term (as may be extended by Tenant’s exercise of the Expansion Options) as described in Paragraph M of the Basic Lease Information (the “Extended Terms”). For purposes of this Lease, the Initial Term together with the Extended Terms may hereinafter be referred to as the “Term” of this Lease. If Tenant validly exercises an Option by providing Landlord written notice of Tenant’s election to extend for an Extended Term, then the Extended Term shall commence immediately after the Expiration Date of the Initial Term (or the previous Extended Term as the case may be), provided that Tenant must give Landlord written notice of Tenant’s exercise of the Option not more than eighteen (18) months and not less than twelve (12) months prior to such date. The Extended Terms will be on the same terms and conditions as the Initial Term except that the monthly Base Rent for the Extended Terms will be adjusted as provided herein. Notwithstanding anything to the contrary contained in this Lease, the Options to extend granted to Tenant under this Lease will automatically terminate, without notice, whether or not Tenant has timely exercised the Option, if: (i) Tenant shall be in Default at the time of exercise, or (ii) Tenant shall have previously been in Default more than twice (2) during the Term. The Options to extend shall be personal to the originally-named Tenant hereunder or its Non-Transferee (but any use of portions of the Premises by Permitted Users or Non-Transferees, or any subleasing of less than twenty-five percent (25%) of the gross square footage of the Premises (which percentage shall be measured at the time of Tenant’s exercise), shall not affect the Options), and may only be exercised with respect to (1) the entire Premises, or (2) if less than the entire Premises, one (1) or more entire Buildings. 3. BASE RENT. 3.1 Base Rent for Initial Term. Tenant agrees to pay Landlord the Base Rent, without prior notice or demand, abatement, offset, deduction or claim (except as expressly set forth in this Lease) in advance, to Landlord pursuant to Landlord’s electronic payment instructions, on the applicable Rent Commencement Date and thereafter on the first (1st) day of each month throughout the balance of the Term of the Lease, except that upon execution of this Lease by Tenant, Tenant shall also deliver to Landlord: (i)

8. the Phase 1 Pre-Paid Rent as set forth in Paragraph T of the Basic Lease Information, (ii) all insurance certificates evidencing the insurance required to be obtained by Tenant pursuant to Section 12 of this Lease and as set forth in the Work Letter, and (iii) the completed Environmental Questionnaire. Notwithstanding the foregoing, Tenant may have up to two (2) weeks after the Lease Date to deliver to Landlord all insurance certificates required by item (ii) in the immediately preceding sentence, but Landlord has no obligation to deliver possession of the Premises to Tenant until all such insurance certificates are received. Base Rent shall commence on the Phase 1 Rent Commencement Date and shall increase by three percent (3%) per annum during the Initial Term with the first escalation occurring on the first (1st) anniversary of the Phase 1 Rent Commencement Date and such escalations shall apply to all applicable Phases later included in the Premises. The term “Rent” whenever used herein refers to the aggregate of Base Rent and Additional Rent (as defined in Section 4 below). The Rent for any fractional part of a calendar month at the commencement or expiration or termination of the Term shall be a prorated amount of the Rent for a full calendar month based upon a thirty (30) day month. Any prorated Rent for the first month of the Term shall be paid on the applicable Rent Commencement Date, and any prorated Rent for the final calendar month hereof shall be paid on the first day of the calendar month in which the Expiration Date occurs. 3.2 Base Rent for Extended Term(s). The annual Base Rent payable by Tenant during each Extended Term (the “Option Rent”) shall be equal to the "Fair Rental Value," as that term is defined below, for the Premises as of the commencement date of the applicable Extended Term. The "Fair Rental Value," as used in this Lease, shall be equal to the annual rent per gross square foot (including additional rent and considering any "base year" or "expense stop" applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the applicable Extension Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm's length transaction, which comparable space is located in the "Comparable Buildings," as that term is defined below (transactions identified by Landlord as satisfying the foregoing criteria shall be known as the "Comparable Transactions"), taking into consideration (a) the value of all tenant improvements and alterations in the Premises which are, or will be upon the expiration of the Term, Landlord’s Property, (b) comparable lease terms (including that no construction period or landlord improvement work will occur at the beginning of the term), and (c) the following concessions (the "Concessions"): (i) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (ii) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general life sciences user other than Tenant (e.g. assuming landlord’s delivery of a completed “warm shell” intended for laboratory and research & development uses); and (iii) other reasonable monetary concessions being granted such tenants in connection with such comparable space (including, without limitation, discounted or free parking); provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (x) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant's exercise of an Option, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (y) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. The term "Comparable Buildings" shall mean Class A life sciences office and laboratory buildings which are comparable to the Premises (including comparable laboratory services, amenities, views, building age and parking facilities) and located in Torrey Pines, UTC, and/or Del Mar Heights/Highway 56 Corridor (but as to Del Mar Heights/Highway 56 Corridor including only areas to the West, and not to the East, of the Project). The Option Rent shall escalate annually in accordance with the Fair Rental Value determination, but by no less than three percent (3%), with the first escalation on the first anniversary of the commencement of the applicable Extended Term. In the event Tenant timely and appropriately exercises an Option, Landlord shall notify Tenant of Landlord's determination of the Option Rent on or before ninety (90) days prior to the Lease Expiration Date. If Tenant,

9. on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord's determination of the Option Rent, in good faith objects to Landlord's determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement on or before the commencement of the Extended Term (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 3.2.1 through 3.2.8, below. If Tenant fails to object to Landlord's determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord's determination of Option Rent. 3.2.1 Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, be a real estate broker or appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of Comparable Buildings. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of this Section 3.2, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators." 3.2.2 The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant’s counsel. 3.2.3 The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent as the determination that more closely approximates Fair Rental Value, and shall notify Landlord and Tenant thereof. 3.2.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant. 3.2.5 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 3.2.1 above, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator. 3.2.6 If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator within ten (10) business days following the date of the appointment of the last appointed Advocate Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 3.2.1 above, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator. 3.2.7 The cost of the arbitration shall be paid by Landlord and Tenant equally. 3.2.8 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Extended Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

10. 4. ADDITIONAL RENT. It is intended by Landlord and Tenant that this Lease be an “absolute triple net” lease where all costs of ownership and operation of the Project are borne by or passed through to Tenant, and that Tenant pay any and all expenses involved in the operation of the Premises and that Landlord incur no such expenses except as expressly set forth in Lease. The costs and expenses described in this Section 4 and all other sums, charges, costs and expenses specified in this Lease, other than Base Rent, are to be paid by Tenant to Landlord as additional rent (“Additional Rent”) during the Initial Term and any Extended Term(s) of this Lease. In addition to the Base Rent, Tenant shall pay Landlord in advance commencing on the Rent Commencement Date (and commencing on the Fitness Center Delivery Date with respect to Additional Rent relating to the Fitness Center), and thereafter on the first (1st) day of each month throughout the balance of the Term of this Lease, without prior notice or demand, abatement, offset, deduction or claim, as Additional Rent, Tenant’s Share of Operating Expenses and Tax Expenses (collectively, the “Expenses”) for one-twelfth (1/12) of the amount of Expenses. 4.1 Operating Expenses. 4.1.1 Definition of Operating Expenses. The term “Operating Expenses” as used herein shall mean the total amounts paid or payable by Landlord in connection with the ownership, management, maintenance, repair and operation of the Premises, the Buildings, the Amenities, and the Property, as determined in accordance with generally accepted accounting principles consistently applied. Operating Expenses may include, but are not limited to, Landlord’s cost of: (i) replacement of, repairs to, and maintenance of, all wall and floor coverings, ceiling tiles and fixtures in the Common Area (as defined below), the Premises, the roof membrane, the structural and non-structural portions of the roof and elements of the perimeter and exterior walls of the Building, sidewalks and curbs, exterior windows, foundation and basement areas and any landscaping on the Property; (ii) annual reasonable insurance premiums insuring against personal injury and property damage (including, if Landlord elects “special causes of loss” form coverage) and all other reasonable and customary insurance, including, but not limited to, earthquake and flood for the Property, rental value insurance against loss of Rent for a period of at least eighteen (18) months commencing on the date of loss, terrorism insurance, and any applicable deductible; (iii) the costs of operating, repairing, maintaining, renovating, and supplying the utilities, including without limitation, telephone, electricity, gas, sanitation, storm drainage, and elevator systems; (iv) (a) modifications and/or new improvements to any portion of the Property to the extent required by any and all statutes, ordinances and requirements of all local, municipal, state and federal authorities now in force, or which may hereafter be in force, including, but not limited to, the Americans With Disabilities Act (the “Laws”) effective subsequent to the Lease Date; (b) reasonably necessary replacement improvements to any portion of the Property after the Delivery Date; and (c) new improvements to the Property that reduce operating costs or improve life/safety conditions (but only if actual reductions are reasonably expected to be achieved), all of the foregoing as determined by Landlord, in its sole but reasonable discretion (provided that if such costs are of a capital nature, then such costs or allocable portions thereof will be amortized on a straight-line basis over the estimated useful life of the capital item, together with interest at a rate of the Wall Street Journal Prime Rate plus two percent (2%) per annum on the amortized balance); (v) preventative maintenance and repair contracts, including, but not limited to, contracts for elevator systems and heating, ventilation and air conditioning systems; (vi) security and fire protection services for the Property, if and to the extent, in Landlord’s sole discretion, such services are provided; (vii) supplies, materials, equipment and other similar items used exclusively in connection with the operation and/or maintenance of the Property including janitorial service; (viii) any and all levies, charges, fees and/or assessments imposed on Landlord by any federal, state or local governmental agency or body or to any applicable owner’s association or similar body; (ix) subject to the terms of the Lease, fees and other costs, including management fees, consulting fees, legal fees and accounting fees, and the fees of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property and the Amenities (including the fair rental value of the gross square footage dedicated to the Shared Amenities, if any) (the “Management Fee”), or if no property manager or management company is employed by Landlord, a sum in lieu thereof that is not in excess of the then-prevailing rate for management fees paid to managing agents of other Comparable Buildings; (x) payments under any equipment lease agreements for equipment used exclusively in connection with the Premises; (xi) wages, salaries and other compensation

11. and benefits, including medical, dental, surgical, vision, union and general welfare benefits (including without limitation, group life insurance), and all taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property up to the level of property manager; (xii) payroll taxes, workman’s compensation, uniforms and related expenses for Property employees; (xiii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Property, including, without limitation, any covenants, conditions, restrictions, and reciprocal easement agreements affecting the Project, and any agreements with governmental agencies affecting the Project, and any and all Underlying Documents; and (xiv) all other charges properly allocable to the repair, operation and maintenance of the Property in accordance with generally accepted accounting principles. (a) “Tenant’s Share” shall be one hundred percent (100%) for so long as Tenant is the Sole Occupant, and if Tenant is not the Sole Occupant, shall be the ratio the gross square footage of the Premises bears to the total gross square footage of the Project (or the ratio the square footage in the Premises bears to the total square footage of the Project, using the measurement standard in effect at the time). If at any time during the Term any portion of the Project is leased by Landlord to any third party(ies), Landlord may equitably increase or decrease Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.” Landlord shall have the right, from time to time, to equitably allocate some or all of the Expenses for the Project among different portions, buildings or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. The Expenses allocable to each such Cost Pool shall be allocated to such Cost Pool and charged to the tenants within such Cost Pool in an equitable manner. (b) Tenant’s Right to Self-Manage Project. Due to the absolute triple net nature of this Lease, for so long as Tenant is the Sole Occupant, Tenant shall have the right to self-manage the property, subject to Landlord’s consent and the provisions of Section 11.1 below (“Self-Management”). For any period of Self-Management, Tenant shall be solely responsible for maintenance and operation of the entire Project, including Amenities, parking areas, and the Premises in accordance with the Maintenance Standard (as defined below). Tenant may also, at its sole option, hire a third-party property manager to perform all or part of such Self-Management; provided that Tenant shall remain primarily responsible for the third-party property manager’s compliance with the terms of this Lease. Such third- party management shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed. (c) Operating Expense Exclusions. Notwithstanding anything to the contrary contained herein, for purposes of this Lease, the term “Operating Expenses” shall not include the following: (i) costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for other tenants within the Building; (ii) costs incurred because Landlord or another tenant actually violated the terms and conditions of any lease for any premises within the Building; (iii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion the Buildings or Property), leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Building or future re-leasing of any portion of the Building; (iv) depreciation of the Building or any other improvements situated on the Property; (v) any items for which Landlord is actually reimbursed (or is entitled to be reimbursed) by insurance or by direct reimbursement by any other tenant of the Building or any other third party or otherwise; (vi) any interest or payments on any financing for the Building or the Property, ground rent or any costs associated with financing or refinancing the Building or Property, or Landlord’s interest therein; (vii) any interest or penalties incurred as a result of Landlord’s late payment of any invoice (provided that Tenant pays Tenant’s Share of Operating Expenses and Tax Expenses to Landlord when due as set forth herein); (viii) Landlord’s general corporate overhead and general and administrative expenses; (ix) fees payable by or to Landlord for management of the Property in excess of (a) during periods of Self-Management, one-and-one-fourth percent (1.25%), and (b) at all other times, two percent (2%), of Landlord’s gross rental revenues from the Project for any calendar year or portion thereof; (x) costs of repair or other work occasioned by the exercise of eminent domain or casualty to the extent

12. that such costs exceed the amount of the eminent domain award or the amount of the deductible or self- insurance then applicable to Landlord’s casualty insurance, which deductible shall be reasonable by office building industry standards, and any such costs that are payable as part of the deductible must be otherwise includable in Operating Expenses (and not excluded) pursuant to the terms hereof; (xi) costs related to the violation of Laws and the cost of improvements made or other things done in order to comply with any Laws, which costs and improvements are to remedy a condition existing prior to the Delivery Date which an applicable governmental authority, if it had knowledge of such condition prior to the Delivery Date, would have then required to be remedied pursuant to then-current Laws in their form existing as of the Delivery Date and pursuant to the then-current interpretation of such Laws by the applicable governmental authority as of the Delivery Date; (xii) costs related to obligations which are the responsibility of Tenant during any period of Self-Management provided there is no Maintenance Breach; (xiii) charitable or political contributions; (xiv) reserves; (xv) fees for use of the Amenities or for any amenities not located at the Project (except for Shared Amenities located at the Project, if any); (xvi) costs incurred in connection with Landlord’s initial construction of the Project, including New Construction, or to correct patent or latent defects in Landlord’s Work or any New Construction; (xvii) capital expenses except as specified in Section 4.1.1(iv) above or Section 11.2 below, (xviii) earthquake insurance deductibles in an amount greater than $6.00 per gross square foot of the Project (the “Annual Limit”) in any year (provided, however, that, notwithstanding anything else herein to the contrary, if, for any occurrence, the earthquake insurance deductible exceeds the Annual Limit, then, after such deductible is included (up to the Annual Limit) in Operating Expenses for the applicable calendar year, such excess may be included (up to the Annual Limit) in Operating Expenses for the immediately succeeding calendar year, and any portion of such excess that is not so included in Operating Expenses for such immediately succeeding calendar year may be included (up to the Annual Limit) in Operating Expenses for the next succeeding calendar year, and so on with respect to each subsequent calendar year); and (xix) costs and expenses which are expressly excluded from Operating Expenses elsewhere in this Lease. (d) Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others or (ii) collect Operating Expenses from Tenant and all other tenants in the Project in an amount in excess of what Landlord incurs for the items included in Operating Expenses (excluding any management fees). 4.1.2 Tax Expenses. In addition to Tenant’s Share of Operating Expenses, Tenant shall pay to Landlord Tenant’s Share of all real property taxes applicable to the Property, in accordance with Section 4.3 below. The term “Tax Expenses” shall mean and include, without limitation, any form of tax and assessment (general, special, supplemental, ordinary or extraordinary), commercial rental tax, payments under any improvement bond or bonds, license fees, license tax, business license fee, rental tax, transaction tax or levy imposed by any authority having the direct or indirect power of tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof) as against any legal or equitable interest of Landlord in the Premises or any other portion of the Property or any other tax, fee, or excise, however described. Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses in good faith shall be included in Tax Expenses in the calendar year such taxes are paid. Refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the calendar year to which the refund is applicable. If Tax Expenses for any period during the Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. The term “Tax Expenses” shall only exclude any franchise, estate, inheritance, net income, or excess profits tax imposed upon Landlord, or a penalty fee imposed as a result of Landlord’s failure to pay Tax Expenses when due. Tenant will pay Landlord, as Additional Rent, within thirty (30) days after demand therefor, one hundred percent (100%) of (i) any increase in real property taxes expressly attributable to any and all Landlord’s Work (but only with respect to the period following the Lease Date), Alterations (defined below in Section 10), Tenant Improvements (if any), fixtures, equipment or other improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant, and (ii) taxes and assessments levied or assessed upon or with respect to the possession, operation, use or occupancy by Tenant of the Premises or any other portion of the Property. Prior to

13. delinquency, Tenant shall pay any and all taxes and assessments levied upon Tenant’s Property (defined below in Section 10.2) located or installed in or about the Premises by, or on behalf of Tenant. To the extent any such taxes or assessments are not separately assessed or billed to Tenant, then Tenant shall pay, as Additional Rent, the amount thereof as invoiced by Landlord. For so long as Tenant is the Sole Occupant, in the event that Tenant shall desire in good faith to contest or otherwise review by appropriate legal or administrative proceeding any real property taxes, Tenant shall give Landlord written notice of its desire to do so. Landlord shall thereafter pursue tax contest proceedings requested by Tenant, provided Tenant does not withhold payment of any Tax Expenses being contested. Any such contest shall be prosecuted to completion (whether or not this Lease shall have expired or terminated in the interim) and shall be conducted without delay and solely at Tenant’s expense. Tenant shall indemnify and defend Landlord against any and all expense, liability or damage resulting from such contest or other proceeding. Tenant shall pay all of Landlord’s expenses (including attorneys’ fees) arising out of such tax contest. Within ten (10) days after the final determination of the amount due from Tenant with respect to the real property taxes contested, Tenant shall pay the amount so determined to be due, together with all costs, expenses and interest, whether or not this Lease shall have then expired or terminated. 4.2 Payment of Expenses. Beginning on the Rent Commencement Date (and commencing on the Fitness Center Delivery Date with respect to Additional Rent relating to the Fitness Center), Tenant will pay one-twelfth (1/12th) of the estimated amount of Tenant’s Share of the Operating Expenses and Tax Expenses in an amount that Landlord reasonably expects as the Expenses for that calendar year, as Additional Rent, and thereafter on the first (1st) day of each month throughout the remaining months of such calendar year. Thereafter, within the first ninety (90) days of any subsequent calendar year, Landlord will provide Tenant with an estimate of Expenses for such calendar year (the “Expense Estimate”), and Tenant will pay one-twelfth (1/12th) of the amount of the revised estimate on the first day of the next preceding calendar month. Until the Landlord delivers the Expense Estimate for the then current calendar year, Tenant’s payments will be based upon the estimate from the previous year. At any point during any calendar year, but not more than one (1) time per calendar year, Landlord may revise its estimate for that calendar year if Landlord has a reasonable basis for the belief that the ultimate Expenses for that year will be more than five percent (5%) above the current estimate and, as a result thereof, Landlord may deliver written notice to Tenant increasing the estimated Expense payments for the remainder of that calendar year. Tenant will pay one-twelfth (1/12th) of the increased amount beginning on the first day of the month following Landlord’s delivery of said notice. Landlord’s failure to prepare and deliver any estimates, operating statements, or bills shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any Additional Rent that may have become due. 4.3 Annual Reconciliation. By May 31st of any calendar year during the Initial Term and any Extended Term(s), or as soon thereafter as reasonably possible, Landlord shall furnish Tenant with an accounting of actual and accrued Expenses (the “Expense Statement”). Within thirty (30) days after Landlord’s delivery of the Expense Statement, Tenant shall pay to Landlord the amount of any underpayment for Expenses reflected on the Expense Statement. Notwithstanding the foregoing, failure by Landlord to provide the Expenses Statement by such date shall not constitute a waiver by Landlord of its right to collect any underpayment by Tenant at any time; provided, however, that Tenant shall not be responsible for payment of any Operating Expense first shown on an Expense Statement more than twenty- four (24) months after the end of the applicable calendar year in which such expense was incurred, except for Tax Expenses, utility costs, or any other charges or assessments by any governmental authority or utility provider. In the event that Tenant has overpaid based on the estimates, then Landlord may, at its option and in its sole and absolute discretion, either credit the amount of any overpayment by Tenant toward the next estimated monthly installment(s) of Expenses coming due, or refund the amount of overpayment to Tenant within thirty (30) days thereafter, provided that if the Term of the Lease has expired, Landlord shall so refund such amount. If the Term of the Lease expires prior to the annual reconciliation of Expenses, Landlord shall have the right to reasonably estimate Tenant’s Share of Expenses to that date. If Landlord determines that there has been an underpayment, and Tenant has not paid such underpayment within thirty (30) days of Landlord’s determination, Landlord may deduct such underpayment from Tenant’s Letter of Credit. Except as expressly provided in this Section 4.3, failure by Landlord to accurately estimate Tenant’s Share of such expenses or to otherwise perform such reconciliation of expenses shall not constitute a

14. waiver of Landlord’s right to collect any of Tenant’s underpayment at any time during the Term of the Lease or at any time after the expiration or earlier termination of this Lease. 4.4 Audit. Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to have Tenant's authorized employees or agents inspect, at Landlord's or, at Landlord’s election, Landlord’s property manager’s main corporate office in southern California, during normal business hours, Landlord's or, at Landlord’s election, Landlord’s property manager’s books, records and supporting documents concerning the Operating Expenses and Tax Expenses set forth in any Expense Statement delivered by Landlord to Tenant pursuant to Section 4.3. above; provided, however, Tenant shall have no right to conduct such inspection or object to or otherwise dispute the amount of the Operating Expenses or Tax Expenses set forth in any such Statement, unless Tenant notifies Landlord of such inspection objection and dispute, completes such inspection within one hundred twenty (120) days immediately following Landlord's delivery of an Expense Statement (the "Review Period"); provided, further, that notwithstanding any such timely inspection, objection, dispute, and/or audit, and as a condition precedent to Tenant's exercise of its right of inspection, objection, dispute, and/or audit as set forth in this Section 4.4, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Expense Statement. However, such payment may be made under protest pending the outcome of any audit. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Project. If after such inspection and/or request for documentation, Tenant disputes the amount of the Operating Expenses or Tax Expenses set forth in the Statement, Tenant shall have the right, but not the obligation, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the "Accountant") to complete an audit of Landlord's books and records to determine the proper amount of the Operating Expenses and Tax Expenses incurred and amounts payable by Tenant for the year which is the subject of such Expense Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the "Big 4" accounting firms selected by Landlord, which is not paid on a contingency basis and is not, and has not been, otherwise employed or retained by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under- charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Expense Statement which was the subject of such audit was in error to Tenant's disadvantage by eight percent (8%) or more of the total Operating Expenses and Taxes Expenses which was the subject of the audit (in which case Landlord shall pay the cost of such audit). The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning the correctness of any Expense Statement provided by Landlord at any time during the Review Period, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the Expense Statement in question and the amount of Operating Expenses and Tax Expenses, subject to Tenant's right to review Statements for the prior twelve (12) months. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.4, Tenant agrees to keep, and to cause all of Tenant's employees and consultants and the Accountant to keep, all of Landlord's books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits. Notwithstanding the foregoing, for any period where Tenant is the Sole Occupant and is Self-Managing the Project, Tenant’s right to audit Landlord’s books and records shall be limited to capital expenditures permitted by Section 4.1.1 above or Section 11.2 below, any costs incurred in the categories specific in Section 4.1.1(ix) or (xiii) above, Tax Expenses, and the costs of insurance coverages required to be carried by Landlord as set forth in Section 12.5.1 below.

15. 4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. 4.5.1 Tenant shall be liable for and shall pay before delinquency, taxes levied or assessed against Tenant’s equipment, furniture, fixtures and any other personal property (including any of Tenant’s equipment or other property that may be located on or about the Project other than inside the Premises (collectively, “Tenant’s Off-Premises Equipment”)) located in or about the Premises or the Project. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be. 4.5.2 Notwithstanding any contrary provision of this Lease, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease; (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. 5. LETTER OF CREDIT. 5.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord within ten (10) business days of Tenant’s execution of this Lease, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the “Letter of Credit”) in the amount set forth in Paragraph U of the Basic Lease Information (the “Letter of Credit Amount”), in the form attached hereto as Exhibit D, payable in the City of San Diego or City of Los Angeles, California, running in favor of Landlord, issued by a solvent, nationally recognized commercial bank (the “Bank”) that is acceptable to Landlord in its sole discretion and (1) is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; and (2) issued by a solvent nationally recognized bank with a long term rating of Baa3 or higher, as rated by Moody’s Investors Service and/or a long term rating of BBB or higher as rated by Standard & Poor’s, under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association (the “Letter of Credit Issuer Requirements”), and otherwise conforming in all respects to the requirements of this Section 5. Wells Fargo Bank is deemed an approved Bank as of the Lease Date. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the Letter of Credit. In the event of an assignment by Tenant of its interest in the Lease, the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s sole and absolute discretion, and the attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord upon demand. Tenant shall have no right to voluntarily replace the Letter of Credit without Landlord’s prior written approval, in Landlord’s sole and absolute discretion. Tenant shall be responsible for the payment of any and all out-of-pocket costs incurred by Landlord relating to the review of any replacement Letter of Credit (including, without limitation, reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant, and such attorneys’ fees shall be payable by Tenant to Landlord upon demand. If Landlord approves any replacement or substitute letter of credit, Landlord shall return the Letter of Credit then held by Landlord within ten business (10) business days following Landlord’s receipt of the replacement or substitute Letter of Credit tendered by Tenant. 5.2 In General. The Letter of Credit shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the

16. International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. The Letter of Credit must provide that presentation of a drawing under the Letter of Credit may be made by hand delivery, courier service, overnight mail, or facsimile. Tenant further covenants and warrants as follows: 5.2.1 Landlord Right to Transfer. The Letter of Credit shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith. 5.2.2 No Assignment by Tenant. Tenant shall neither assign nor encumber the Letter of Credit or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance. 5.2.3 Replenishment. If, as a result of any drawing by Landlord on the Letter of Credit pursuant to its rights set forth in Section 5.3 below, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) business days thereafter, provide Landlord with an (i) amendment to the Letter of Credit restoring such Letter of Credit to the Letter of Credit Amount or (ii) additional Letter of Credit in an amount equal to the deficiency, which additional Letter of Credit s shall comply with all of the provisions of this Section 5, and Tenant’s failure to do so within said ten business- day period shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period). 5.2.4 Renewal; Replacement. If the Letter of Credit expires earlier than the date (the “Letter of Credit Expiration Date”) that is one hundred twenty (120) days after the expiration of the Term, Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the Letter of Credit then held by Landlord, which new Letter of Credit shall be irrevocable and automatically renewable through the Letter of Credit Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole and absolute discretion. The Letter of Credit shall contain a so-called “evergreen provision,” whereby the Letter of Credit will automatically be renewed unless at least sixty (60) days’ prior written notice of non- renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the Letter of Credit, beyond which the Letter of Credit shall not automatically renew, shall not be earlier than the Letter of Credit Expiration Date. 5.2.5 Bank’s Financial Condition. If, at any time during the Term, the Letter of Credit Issuer Requirements are no longer satisfied, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute Letter of Credit that complies in all respects with the requirements of this Section 5, and Tenant’s failure to obtain such substitute Letter of Credit within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing Letter of Credit in whole or in part, without notice to Tenant, as more specifically described in Section 5.3, below. Tenant shall be responsible for the payment of any and all out-of-pocket costs incurred with the review of any replacement Letter of Credit (including, without limitation, reasonable attorneys’ fees).

17. 5.3 Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease following a Default by Tenant, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, the “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the Letter of Credit Expiration Date, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 5.6, below) has occurred and Tenant has failed to comply with the requirements of either Section 5.2.5, above, or Section 5.6, below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder beyond any applicable notice and cure period or if any of the foregoing events identified in Sections 5.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the Letter of Credit, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, (ii) against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a “draw” by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the Letter of Credit. In the event of a wrongful draw, the parties shall cooperate to allow Tenant to post a replacement Letter of Credit simultaneously with the return to Tenant of the wrongfully drawn sums, and Landlord shall upon request confirm in writing to the issuer of the Letter of Credit that Landlord’s draw was erroneous. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that (a) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise. 5.4 Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. 5.5 Proceeds of Draw. In the event Landlord draws down on the Letter of Credit pursuant to Sections 5.3(D) or (E), above, the proceeds of the Letter of Credit may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the

18. property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the Letter of Credit received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due, or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused Letter of Credit Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement Letter of Credit in the full Letter of Credit Amount, which replacement Letter of Credit shall comply in all respects with the requirements of this Section 5, or (y) within thirty (30) days after the Letter of Credit Expiration Date; provided, however, that if prior to the Letter of Credit Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused Letter of Credit Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed. 5.6 Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the Letter of Credit shall be deemed to not meet the requirements of this Section 5, and, within ten (10) business days following Landlord’s notice to Tenant of such Receivership (the “Letter of Credit Replacement Notice”), Tenant shall replace the Letter of Credit with a substitute Letter of Credit from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Section 5. If Tenant fails to replace such Letter of Credit with a substitute Letter of Credit from a different issuer pursuant to the terms and conditions of this Section 5.6, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right, at Landlord’s option, to either (i) declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto, in which event, Landlord shall have the right to pursue any and all remedies available to it under this Lease and at law, including, without limitation, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 5.2.5, above, to the extent possible pursuant to then-existing FDIC policy; or (ii) elect to increase the Base Rent due and owing under the terms of this Lease pursuant to the terms and conditions of Section 5.7 of this Lease, below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement Letter of Credit (including, without limitation, attorneys’ fees). 5.7 FAILURE TO REPLACE LETTER OF CREDIT; LIQUIDATED DAMAGES. IN THE EVENT THAT TENANT FAILS TO REPLACE THE LETTER OF CREDIT PURSUANT TO, AND WITHIN THE TIME PERIODS SET FORTH IN, SECTION 5.6 OF THIS LEASE, ABOVE, THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED FIVE PERCENT (105%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE THAT OCCURS TEN (10) BUSINESS DAYS FOLLOWING THE DATE TENANT RECEIVES THE LETTER OF CREDIT REPLACEMENT NOTICE AND ENDING ON THE EARLIER TO OCCUR OF (I) THE DATE SUCH REPLACEMENT LETTER OF CREDIT IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 5.6, OR (II) THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LETTER OF CREDIT REPLACEMENT NOTICE. IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE DATE OF THE LETTER OF CREDIT REPLACEMENT NOTICE, TO CAUSE THE REPLACEMENT LETTER OF CREDIT TO BE DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 5.6, THEN ONE HUNDRED FIFTEEN PERCENT (115%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LETTER OF CREDIT REPLACEMENT NOTICE AND ENDING ON THE DATE SUCH REPLACEMENT LETTER OF CREDIT IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 5.6, PROVIDED, HOWEVER, THAT THE TOTAL AGGREGATE AMOUNT OF BASE RENT PAID BY TENANT IN EXCESS OF THE AMOUNT OF BASE RENT THAT TENANT WOULD HAVE PAID HAD SUCH LETTER OF CREDIT REPLACEMENT FAILURE NEVER OCCURRED SHALL IN NO EVENT EXCEED THE LETTER OF CREDIT AMOUNT. THE

20. such costs incurred (or reimburse Tenant for any costs incurred by Tenant) prior to the applicable Delivery Date. Following the applicable Delivery Date, but subject to Section 7.8 of the Work Letter, Tenant shall arrange, as part of the Tenant Improvements, to have all utilities and services serving the applicable Premises transferred to Tenant’s name, and shall pay for such utilities and services (including, without limitation, all fees, costs and charges for gas, steam, electricity, water, telephone, security, fire alarm and life safety systems, TV, satellite, cable, optical, ethernet, network, data, internet, storm, sewer, window cleaning, trash removal, janitorial and all other utilities or services) which are supplied to the Premises. Except to the extent expressly and specifically identified as being part of Landlord’s Work, Tenant shall be solely responsible for all utility connections and fees associated with each Building, including without limitation, direct submeters for water/sewer, and gas and electrical. 7.2 Utilities and Services. During any period of the Term that Tenant is no longer the Sole Occupant and that Landlord becomes responsible for the day-to-day maintenance of the Project, Landlord shall provide as Operating Expenses, subject to the terms of this Section 7.2, water, electricity, heat, light, power, HVAC, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services for the Common Areas (collectively, “Utilities”). In such event, Landlord may either require Tenant to continue procuring all such Utilities for its own account (and arrange for, at Tenant’s expense, all metering necessary to ensure all such Utilities are separately metered to the Premises), or Landlord may procure such Utilities for the Premises and charge the costs thereof to Tenant as Operating Expenses (provided Landlord may later elect, in Landlord’s sole discretion, to require such Utilities to be separately metered and obtained directly by Tenant). Except as provided for in the preceding two (2) sentences, Tenant shall be responsible for the provision of Utilities to the Project. For so long as Tenant is the Sole Occupant, Tenant shall contract directly with utility providers for all Utilities required by Tenant for the Premises following the Delivery Date and continuing during the Term. Landlord shall cooperate with Tenant, at no cost to Landlord, in making such arrangement with the Utility providers. If billed directly to Tenant, Tenant shall pay directly to such Utility providers prior to delinquency for all such Utilities furnished to Tenant or the Premises during the Term and shall pay for all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. To the extent that any Utilities, maintenance charges for Utilities, any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, or any taxes, penalties, surcharges or similar charges are paid for by Landlord, Tenant shall reimburse Landlord for such costs as Operating Expenses. Additionally, Tenant shall be responsible for obtaining and paying for its own janitorial services for the Premises which in no event shall be less than five (5) days per week and with specifications comparable to Comparable Buildings. 7.3 Interruption of Use. Tenant agrees that Landlord is not liable for damage, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including electricity, telephone and telecommunications services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, shortages, outages, brown-outs, black-outs, or improvements, by any strike, lockout, or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Property after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident, casualty whatsoever, by act or Default of Tenant or other parties, or by any other cause; and such failure, delay or diminution will never be deemed to constitute an eviction, interruption, cessation or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under the Lease. Furthermore, Landlord shall not be liable under any circumstances for any loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities set forth in this Section 7. Tenant acknowledges that the Premises may become subject to the rationing or partial or intermittent “blackouts” of utility services or restrictions on utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant agrees that its tenancy and occupancy hereunder shall be subject to such rationing restrictions as may be imposed by applicable Law or by the applicable utility company upon Landlord, Tenant, the Premises, or other portions of the Buildings, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Notwithstanding the foregoing, should Landlord’s

21. grossly negligent acts or willful misconduct result in any such interruption, cessation or disturbance in the provision of services to the Premises materially impair Tenant’s use and occupancy of the Premises, such that Tenant prevented from using, and does not use the Premises or any portion thereof, for more than three (3) consecutive days, commencing on the fourth (4th) day after the commencement of such interruption, cessation or disturbance the Rent payable hereunder by Tenant shall abate during such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the gross square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total gross square feet of the Premises; provided, however, that Tenant shall not be entitled to abatement or reduction of Rent to the extent the matters described in this sentence above arise out of or results from a matter outside of Landlord’s reasonable control. To the extent Tenant shall be entitled to abatement of Rent because of a damage or destruction pursuant to Section 26 below or a taking pursuant to Section 27 below, then the terms of this sentence shall not be applicable. 7.4 Energy Performance Disclosure Information. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building(s) pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Buildings or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building(s) and that the energy performance of the Building(s) may vary depending on future occupancy and/or use of the Building(s), and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by applicable laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building(s). Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Project (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 7.4 shall survive the expiration or earlier termination of this Lease. 7.5 Generator. 7.5.1 Tenant, subject to Landlord’s review and approval of Tenant’s plans therefor, shall have the right to install a diesel-powered standby emergency generator(s) with associated fuel tank and equipment including an automatic transfer switch (collectively, the “Generator”) to provide emergency additional electrical capacity to the Premises during the Term. Tenant’s plans for the Generator shall include a secondary containment system to protect against and contain any release of Hazardous Materials. The Generator shall be placed at the location designated by Landlord in the surface parking lot or other mutually approved location in the Project (the “Generator Area”). Notwithstanding the foregoing, Tenant’s right to install the Generator shall be subject to Landlord’s reasonable approval of the manner in which the Generator is installed, the manner in which any fuel pipe is installed, the manner in which any ventilation and exhaust systems are installed, the manner in which any cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any vibrations or sound disturbances from the operation of the Generator, including, without limitation, any necessary two (2) hour rated enclosures

22. or sound installation. Landlord shall have the right to require an acceptable enclosure to hide or disguise the existence of the Generator and to minimize any adverse effect that the installation of the Generator may have on the appearance of the Buildings and Property. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals (and Landlord agrees to reasonably cooperate with Tenant, at no cost or liability to Landlord, in connection therewith), and for the cost of installing, designing, operating, maintaining and, if required by Landlord, removing the Generator. Tenant shall not install or operate the Generator until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Generator. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention laws pertaining to Tenant’s use of the Generator Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generator. 7.5.2 Tenant shall be responsible for assuring that the installation, maintenance, operation and, if required, the removal of the Generator shall in no way damage any portion of the Buildings or Property. To the maximum extent permitted by Law, the Generator and all appurtenances in the Generator Area shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Generator or any appurtenances installations are damaged for any reason other than Landlord’s gross negligence or willful misconduct. Tenant agrees to be responsible for any damage caused to the Building or Property in connection with the installation, maintenance, operation or removal of the Generator and to indemnify, defend and hold Landlord and the Indemnitees harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects’ and attorneys’ fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Indemnitees in connection with the installation, maintenance, operation or removal of the Generator during the Term, including, without limitation, any Environmental Laws or Hazardous Materials claims. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant covenants and agrees that the installation and use of the Generator and appurtenances shall not adversely affect the insurance coverage for the Buildings. If for any reason during the Term, the installation or use of the Generator and/or the appurtenances shall result in an increase in the amount of the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase. 7.5.3 Tenant shall be responsible for the installation, operation, cleanliness, maintenance and, if applicable, the removal of the Generator and the appurtenances, all of which shall remain the personal property of Tenant during the Term. Upon the expiration or earlier termination of this Lease, the Generator shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease. Notwithstanding the foregoing, Landlord may elect to require Tenant to remove the Generator upon the expiration of the Term by providing no less than sixty (60) days prior notice to Tenant. In such an event Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator and appurtenances were attached. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator Area “as is” in the condition in which the Generator Area is in as of the Delivery Date, without any obligation on the part of Landlord to prepare or construct the Generator Area for Tenant’s use or occupancy. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the installation and operation of the Generator. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator Area except as an Alteration pursuant to Article 10. Tenant agrees to maintain the Generator, including without limitation, any enclosure installed around the Generator, in good working order, condition and repair and in accordance with the manufacturer’s recommendations. Tenant shall, during the Term, as the same may be extended, be responsible for performing any maintenance and improvements to any enclosure surrounding the Generator so as to keep such enclosure in good condition. Tenant shall, during the Term, as the same may be extended, provide maintenance records regarding the Generator and any related equipment to Landlord within ten (10) days following Landlord’s request therefor. 7.5.4 Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator, and the Generator and Generator Area are solely for the benefit of Tenant. All electricity generated by the Generator may only be consumed by Tenant in the Premises.

23. 7.5.5 Landlord shall have no obligation to provide any services, including, without limitation, electric current, to the Generator Area. Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. 7.5.6 Tenant shall have no right to sublet the Generator Area or to assign its interest hereunder, but may allow its subtenants to connect to the Generator. 7.5.7 If Tenant ceases to be the Sole Occupant, Tenant shall remain responsible for all operation, maintenance, repair, replacement and eventual removal of the Generator, at Tenant’s sole cost and expense; provided that Tenant shall not be responsible for maintenance, repair or removal of a Generator solely serving Phase 3, unless Tenant occupies all of Phase 3. 8. USE OF PREMISES. 8.1 Approved Use. The Premises are to be used solely for the purposes and uses specified in the Basic Lease Information and for no other uses or purposes without Landlord’s prior written consent, which may be withheld in Landlord’s reasonable discretion. In no event shall Tenant, or any assignee of Tenant, unless expressly permitted in the Basic Lease Information, shall the permitted use include: (i) offices of any agency or bureau of the United States or any state or political subdivision thereof, (ii) offices or agencies of any foreign government or political subdivision thereof, (iii) offices of any health care professionals or service organizations, except for the administrative offices where no patient-specific diagnostic, treatment or laboratory services are performed, (iv) schools or other educational facilities, (v) retail or restaurant use (other than in connection with Amenities not available to the general public), (vi) broadcast studios or other broadcast production facilities, such as radio and/or television stations, (vii) product display or demonstration facilities (except as described in the Basic Lease Information), and (viii) executive suites uses or other uses that license or lease office space for use by others as a primary business purpose. 8.2 Prohibition on Use. 8.2.1 Tenant covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Property) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Property (including, without limitation, the CC&Rs) (collectively, the “Underlying Documents”); provided, however, that Landlord shall not voluntarily enter into or acquiesce to any Underlying Documents after the Lease Date that would materially diminish Tenant’s rights or materially increase Tenant’s obligations under this Lease. Tenant shall not use the Premises or permit anything to be done in or about the Premises nor keep or bring anything therein that will in any way materially increase the existing rate of or affect any policy of fire or other insurance upon the Buildings or any of its contents, or cause a violation or cancellation of any insurance policy. No auctions may be held or otherwise conducted in, on or about any portion of the Premises or the Building without Landlord’s prior written consent thereto, in its sole and absolute discretion. For any period where Tenant is not the Sole Occupant, Tenant shall not do or permit anything to be done in or about the Premises that will in any way obstruct or interfere with the rights of Landlord or other tenants or occupants of any portion of the Property, provided that at all times Tenant shall be entitled to use the Premises for the use permitted in this Lease. The Premises shall not be used for any unlawful purpose. Tenant will not cause, maintain or permit any private or public nuisance in, on or about any portion of the Premises, including, but not limited to, any offensive and unreasonable odors, noises, fumes or vibrations. 8.2.2 Tenant further covenants and agrees that Tenant shall not commit waste, overload the Premises or subject the Premises to use that would damage the Premises or use, or suffer or permit

24. any person or persons to use, the Premises or any part thereof for any use or purpose in violation of any applicable Laws. Tenant’s use shall not result in an occupancy density for the Premises which is greater than allowed by applicable Laws. Tenant shall not do or permit anything to be done in or about the Premises or the Project which will in any way damage the reputation of the Project, create extraordinary fire hazards, or allow the Premises or any of Tenant’s Off-Premises Equipment to be used for any improper or unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or the Project. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all underlying documents now or hereafter affecting the Project. 8.2.3 THE PREMISES SHALL BE USED SOLELY FOR THE PERMITTED USE SET FORTH IN PARAGRAPH V OF THE BASIC LEASE INFORMATION OF THIS LEASE, AND IN COMPLIANCE WITH ALL LAWS, ORDERS, JUDGMENTS, ORDINANCES, REGULATIONS, CODES, DIRECTIVES, PERMITS, LICENSES, COVENANTS AND RESTRICTIONS NOW OR HEREAFTER APPLICABLE TO THE PREMISES, AND TO THE USE AND OCCUPANCY THEREOF, INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT, 42 U.S.C. § 12101, ET SEQ. (TOGETHER WITH THE REGULATIONS PROMULGATED PURSUANT THERETO, “ADA”) (COLLECTIVELY, “LEGAL REQUIREMENTS” AND EACH, A “LEGAL REQUIREMENT”). TENANT SHALL, UPON FIVE (5) DAYS’ WRITTEN NOTICE FROM LANDLORD, DISCONTINUE ANY USE OF THE PREMISES WHICH IS DECLARED BY ANY GOVERNMENTAL AUTHORITY HAVING JURISDICTION TO BE A VIOLATION OF A LEGAL REQUIREMENT. TENANT WILL NOT USE OR PERMIT THE PREMISES TO BE USED FOR ANY PURPOSE OR IN ANY MANNER THAT WOULD VOID TENANT’S OR LANDLORD’S INSURANCE, MATERIALLY INCREASE THE INSURANCE RISK, OR CAUSE THE DISALLOWANCE OF ANY SPRINKLER OR OTHER CREDITS. TENANT SHALL NOT PERMIT ANY PART OF THE PREMISES TO BE USED AS A “PLACE OF PUBLIC ACCOMMODATION”, AS DEFINED IN THE ADA OR ANY SIMILAR LEGAL REQUIREMENT. TENANT SHALL REIMBURSE LANDLORD PROMPTLY UPON DEMAND FOR ANY ADDITIONAL PREMIUM CHARGED FOR ANY SUCH INSURANCE POLICY BY REASON OF TENANT’S FAILURE TO COMPLY WITH THE PROVISIONS OF THIS SECTION OR OTHERWISE CAUSED BY TENANT’S PARTICULAR USE AND/OR OCCUPANCY OF THE PREMISES. TENANT WILL USE THE PREMISES IN A CAREFUL, SAFE AND PROPER MANNER AND WILL NOT COMMIT OR PERMIT WASTE, OVERLOAD THE FLOOR OR STRUCTURE OF THE PREMISES, SUBJECT THE PREMISES TO USE THAT WOULD DAMAGE THE PREMISES OR OBSTRUCT OR INTERFERE WITH THE RIGHTS OF LANDLORD OR OTHER TENANTS OR OCCUPANTS OF THE PROJECT, INCLUDING CONDUCTING OR GIVING NOTICE OF ANY AUCTION, LIQUIDATION, OR GOING OUT OF BUSINESS SALE ON THE PREMISES, OR USING OR ALLOWING THE PREMISES TO BE USED FOR ANY UNLAWFUL PURPOSE. TENANT SHALL CAUSE ANY EQUIPMENT OR MACHINERY TO BE INSTALLED IN THE PREMISES SO AS TO REASONABLY PREVENT SOUNDS OR VIBRATIONS FROM THE PREMISES FROM EXTENDING INTO COMMON AREAS, OR OTHER SPACE IN THE PROJECT. TENANT SHALL NOT PLACE ANY MACHINERY OR EQUIPMENT WHICH WOULD OVERLOAD THE FLOOR IN OR UPON THE PREMISES OR TRANSPORT OR MOVE SUCH ITEMS THROUGH THE COMMON AREAS OF THE PROJECT OR IN THE PROJECT ELEVATORS WITHOUT THE PRIOR WRITTEN CONSENT OF LANDLORD, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD. 8.2.4 Landlord shall be responsible for the legal compliance of Buildings as of the applicable Delivery Date. Following the applicable Delivery Date, and subject to the Construction Warranties (as defined in Section 5.7.3 of the Work Letter), Tenant shall, at Tenant’s expense make any alterations or modifications to the Premises, Common Areas or the exterior of the Building(s) that are required by Legal Requirements (or pursue direct enforcement of any applicable Construction Warranties). Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s particular use or occupancy of the Premises or Alterations or the Tenant Improvements. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all Claims arising out of or in connection with Legal Requirements related to Tenant’s particular use or occupancy of the Premises or Alterations or the Tenant Improvements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with

25. any failure of the Premises to comply with any Legal Requirement related to Tenant’s particular use or occupancy of the Premises or Alterations or the Tenant Improvements. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building(s) and Premises as are required to comply with Tenant’s compliance with Law obligations set forth above. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. 8.2.5 Tenant acknowledges that Landlord may, but shall not be obligated to, seek to obtain Leadership in Energy and Environmental Design (LEED), WELL Building Standard, or other similar “green” certification with respect to the Project and/or the Premises, and Tenant agrees to reasonably cooperate with Landlord, and to provide such information and/or documentation as Landlord may reasonably request, in connection therewith, at no out-of-pocket cost to Tenant. 9. RULES AND REGULATIONS. 9.1 Tenant shall at all times comply with, and shall cause its employees, agents and invitees to comply with such orders, laws, programs, procedures and protocols as may be implemented from time to time at or with respect to the Building(s) in order to address any events or circumstances that may pose a danger or risk to persons or property, including, without limitation, community health emergencies, including any epidemic, quarantine, or any infectious disease-related outbreak. Such cooperation and compliance may include compliance with Building shutdown orders and reduced access to use of Common Areas, parking facilities, elevators and other Building systems and amenities, and may also include participation in screening programs intended to identify those persons who may present a risk of contagion of infectious diseases and conditions. Tenant shall also immediately notify Landlord or Landlord’s property manager of any persons entering the Building(s) who have a contagious condition or who may otherwise present a risk of contagion or infection of others. In the event Tenant becomes aware that a person entering the Building(s) or the Premises has contracted a contagious condition, Tenant shall immediately notify Landlord and Landlord’s property manager, and in such event the Premises, any Common Areas in the Building(s), and affected elevator cabs will be thoroughly cleaned and disinfected at Tenant’s cost. Tenant shall also follow (and shall cause its employees and invitees to follow) County Health and CDC Guidelines with regard to quarantine and isolation of all persons coming into contact with the infected person(s). 9.2 Tenant shall establish and maintain an “Emergency Preparedness Plan” setting forth the steps to be taken by Tenant in the event of an emergency situation that affects access to and use of the Building(s) and the Premises, including plans for business continuity in such a situation. Tenant shall upon request provide Landlord, Landlord’s insurer and Landlord’s lender with a copy of Tenant’s Emergency Preparedness Plan, which shall include, without limitation, mobile phone numbers of at least two (2) representatives of Tenant who are able to contact all persons who are customarily or anticipated to be present in the Premises. Tenant shall update those mobile phone numbers from time to time as necessary to assure that Landlord may at any time contact those representatives. If Landlord so requests at any time, Tenant's representatives shall immediately notify all persons who are customarily or anticipated to be present in the Premises that access to the Premises, the Building(s), and the Property has been suspended or limited by Landlord in response to an emergency condition as well as such additional information concerning that emergency condition as provided by Landlord, and Tenant shall require that all such persons comply with any measures as may be implemented by Landlord to address any emergency conditions from time to time. 9.3 Landlord shall have the right to require compliance with any reasonable rules and regulations developed by Landlord and delivered to Tenant now or hereafter enacted relating to parking and/or the operation of the Premises and/or any other part of the Building(s) or Project (collectively, the “Rules and Regulations”). In no event shall the Rules and Regulations be revised or amended in a manner that reduces Tenant’s rights or increases Tenant’s obligations under this Lease. The Rules and Regulations

26. shall take into account whether Tenant is the Sole Occupant and whether the Project is in a period of Self- Management. 10. ALTERATIONS; AND SURRENDER OF PREMISES. 10.1 Alterations. 10.1.1 Tenant will not install any signs, fixtures, improvements, nor make or permit any other alterations or additions (individually, an “Alteration,” and collectively, the “Alterations”) to the Premises without the prior written consent of Landlord, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed so long as any such Alteration is in compliance with Section 10 of this Lease and does not affect the Building Systems or the structural integrity of the Premises or the Building, and is not visible from the exterior of the Premises. If any such Alteration is expressly permitted by Landlord in writing, Tenant shall deliver at least ten (10) business days prior notice to Landlord, from the date Tenant intends to commence construction, sufficient to enable Landlord to post a Notice of Non-Responsibility. In all events, Tenant shall obtain all permits or other governmental approvals and deliver a copy of same to Landlord prior to commencing any of such work. All Alterations shall be at Tenant’s sole cost and expense and shall be installed by a licensed contractor (reasonably approved by Landlord) in compliance with all Legal Requirements (including, but not limited to, the ADA). Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant. In the event that a lien is recorded on the Premises or the Property, Tenant shall have thirty (30) days from the date of recordation to either remove the lien or deliver a bond to Landlord for the lien in an amount equal to 150% of the lien. Failure to do so shall be deemed a Default of this Lease. Tenant shall, prior to construction of any and all Alterations, cause its contractor(s) and subcontractor(s) to provide proof of insurance as reasonably required by Landlord. Notwithstanding the foregoing, Tenant may, without Landlord consent, but upon at least thirty (30) days’ prior notice to Landlord, make Alterations which (i) are non-structural, (ii) do not adversely affect the Building systems, (iii) are not changes to the façade of a Building or visible from the exterior of any Building (provided that Tenant may make changes to the Project site, such as landscaping changes or installation of benches and tables, pursuant to this clause, provided the same meet all of the other conditions of this clause), (iv) do not require a building permit, and (v) cost, in the aggregate as determined for each rolling twelve-month period during the Term, less than Three and 00/10 Dollars ($3.00) per gross square foot of the Premises, which amount shall be increased by two and one-half percent (2.5%) each year during the Initial Term. Tenant hereby agrees to provide copies of all plans of such Alterations, regardless of whether Landlord’s consent is required. 10.1.2 Landlord, as part of Landlord's review process for Tenant's Alterations, will identify and advise Tenant of any specialized, non-standard leasehold improvements that are beyond typical life science improvements and lab/office ratios in the San Diego market (collectively, “Specialty Alterations”), which Landlord will require that Tenant remove, at Tenant’s sole cost and expense, upon the expiration of the Term or earlier termination of this Lease. If an Alteration does not require Landlord’s consent under this Article 10, Tenant may request that Landlord provide a determination of whether such Alteration is a Specialty Alteration, which Landlord shall provide to Tenant in writing within ten (10) business days of Tenant’s request and receipt of all plans and other information reasonably requested by Landlord in order to make such determination. Additionally, Tenant shall be required to repair any damage caused to the Premises by the installation and removal of such items, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. Landlord may, with respect to Specialty Alterations, by written notice to Tenant given at the time Landlord approves the applicable Specialty Alterations, or given following any earlier termination of this Lease due to a Tenant Default, require Tenant, at Tenant’s expense, to remove any Specialty Alterations within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Tenant shall not otherwise be required to remove any Alterations except as expressly specified in this Section 10.1.2 or in the Work Letter. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any

27. Specialty Alterations in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations in, on or about the Premises, which obligations of Tenant shall survive the expiration of the Term or earlier termination of this Lease. 10.1.3 Subject to the terms of this Lease, Tenant, at Tenant’s sole cost and expense, shall have the right to install and maintain a security system exclusively serving the Premises (“Tenant’s Security System”), subject to the following conditions: (i) Tenant’s plans and specifications for the proposed location of Tenant’s Security System and Tenant’s protocol for the operation of Tenant’s Security System shall be subject to Landlord’s prior written approval, which approval will not be unreasonably withheld; provided, however, that Tenant shall coordinate the installation and operation of Tenant’s Security System with Landlord to assure that Tenant’s Security System may be compatible with the Building’s systems and equipment and Tenant does not violate the reasonable privacy rights of any other occupants of the Project (if appliable); (ii) Landlord shall be provided with keys, codes and/or access cards, as applicable, and means of immediate access to fully exercise all of its entry rights under the Lease with respect to the Premises; and (iii) Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation and removal of Tenant’s Security System. Upon the expiration of the Term or earlier termination of this Lease, Tenant shall remove Tenant’s Security System. All costs and expenses associated with the removal of Tenant’s Security System and the repair of any damage to the Premises and the Building resulting from the installation and/or removal of same shall be borne solely by Tenant. Notwithstanding anything to the contrary contained herein, Landlord shall not be directly or indirectly liable to Tenant, any Tenant Parties or any other person and Tenant hereby waives any and all claims against and releases Landlord from any and all claims arising as a consequence of or related to Tenant’s Security System, or the failure thereof. 10.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove any Specialty Alterations upon the expiration of the Term or earlier termination of this Lease. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority). Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. Upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations. 10.3 Payment for Improvements. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work (“Landlord Supervision Fee”). If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work. 10.4 Construction Insurance. Prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may

28. reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Section 12 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry (i) Commercial General Liability Insurance in an amount approved by Landlord, with Landlord, and, at Landlord’s option, Landlord’s lender, property manager and project manager, as additional insureds in an amount approved by Landlord, and otherwise in accordance with the requirements of Section 12 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord. If any Alterations are expected to cost more than $500,000, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. 10.5 Tenant’s Property; Landlord’s Property. “Specified Alterations” means any Alterations which are not otherwise Tenant’s Property pursuant to the definition in this Section which Landlord and Tenant agree to designate as Tenant’s Property for purposes of this Lease. “Tenant’s Property” means all Specified Alterations and, other than Landlord’s Property, all Alterations, personal property, fixtures, trade fixtures, equipment, or appurtenances of Tenant that may be removed without material damage to the Premises. “Landlord’s Property” “ means all property of any kind paid for in whole or in part by Landlord (including through use of Tenant Improvement Allowance funds but excluding the FF&E Allowance) and/or as part of the Tenant Improvements (as defined in Section 1.5.5 of the Work Letter), all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, and built-in plumbing, electrical and mechanical equipment and systems. All Tenant’s Property which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be Tenant’s property during the Term, and, unless removed by Tenant at the expiration or earlier termination of the Term, become the property of Landlord and remain in place at the Premises from and after the expiration or earlier termination of this Lease. All manner of property not identified as Tenant’s Property under this Section 10.5 shall be Landlord’s property during and after the Term and shall be surrendered to Landlord in the condition required by this Lease. 10.6 Surrender of Premises. 10.6.1 At the expiration of the Term or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord broom swept, in first-class condition and repair (damage by acts of God, casualty, and normal wear and tear excepted), but with all interior walls, appliances, cabinetry, exclusive use bathrooms and carpets and floors cleaned, and free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises for which Tenant is liable or responsible for pursuant to this Lease and released of all Hazardous Materials Permits (collectively, “Hazardous Materials Operations”). At least six (6) months prior to the Expiration Date, Tenant shall deliver to Landlord a written description of the actions proposed to be taken by Tenant or required by any governmental authority in order to surrender the Premises (including removal of any Specialty Alterations and any other Tenant’s Property which Tenant is obligated to remove) at the expiration or earlier termination of the Term, free from any residual impact from the Hazardous Materials Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf Tenant or any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant, such approval not to be unreasonably withheld or delayed. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning the Hazardous Materials Operations as Landlord or Landlord’s mortgagee shall reasonably request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and

29. perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from the Hazardous Materials Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties. 10.6.2 If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of the Hazardous Materials Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from the Hazardous Materials Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent. 10.6.3 Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and other property not so removed within ten (10) business days following the expiration or sooner termination of this Lease by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. On or before the expiration or earlier termination of this Lease, Tenant shall remove Tenant’s FF&E and any Specialty Alterations from the Premises and shall immediately repair any damage caused by such removal. Any Tenant’s FF&E and Specialty Alterations not removed by Tenant as required shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense. Tenant waives all claims against Landlord for damages resulting from Landlord’s retention and disposition of such property; provided, however, Tenant shall remain liable to Landlord for costs incurred in storing and disposing of such abandoned Tenant’s Property. All Tenant Improvements and Alterations, except those that Landlord requires Tenant to remove pursuant to this Section 10, will remain in the Premises as the property of Landlord. 10.6.4 All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 28 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises. 11. SERVICES AND MAINTENANCE. 11.1 Services and Maintenance. For so long as Tenant is the Sole Occupant (or the sole tenant of any entire Building), and effective as of the Delivery Date for each Premises, Tenant shall, at Tenant’s sole cost and expense, maintain the Premises, including all Common Areas of the Buildings, including, without limitation, all doors, windows, plate and other glass, and all equipment and fixtures, plumbing and sewage facilities, wiring, electrical systems, interior building appliances, fire/life safety, and heating, ventilating and air conditioning serving the Common Areas and the Building structures themselves (together with the obligation and responsibility to paint over exterior graffiti and damage from vandalism) as well as the Premises (and Building Systems within and serving the Premises), in good operating condition and repair (“Tenant’s Maintenance Obligation”), except for damage occasioned by the gross negligence or willful misconduct of Landlord, which damages shall be repaired at Landlord’s expense. Tenant acknowledges that Landlord does not assume any responsibility for the security of persons or property in, upon or about the Premises or the Building. Subject to the waiver of subrogation provisions of Section 12.6, Tenant expressly releases Landlord from any liability for theft, burglary, or damage or injury to persons or property caused by the persons (other than Landlord’s employees, contractors or agents) gaining access

30. to the Project, Buildings or the Premises and Tenant shall indemnify and defend Landlord from and against all such claims by Tenant’s agents, contractors, employees, subtenants, licensees, invitees, and visitors. Tenant’s Maintenance Obligation shall include, without limitation, an obligation on the part of Tenant to repair, replace and maintain the Project in good condition and working order and in a first-class manner consistent with other Class A office and laboratory projects in the San Diego market (the “Maintenance Standard”). Tenant’s Maintenance Obligation shall also include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord upon Landlord’s written request, for and with contractors acceptable to Landlord specializing and experienced in the maintenance and repair that Tenant is responsible for under this Lease, including, but not limited to air conditioning, heating and ventilating equipment serving the Premises; as well as any ventilation and/or exhaust system, building elevators, access control systems, fire life safety systems, and building automations systems. Tenant shall use such contractor at such intervals as Landlord may require but in no event less than once annually. The scope of work of any such contracts entered into by Tenant pursuant to this paragraph shall, at a minimum, comply with manufacturer's recommended maintenance procedures for the optimal performance of the applicable equipment. Tenant shall provide Landlord with a copy of said contract prior to Tenant’s opening for business and on the same date each year thereafter. Tenant’s failure to timely provide Landlord with copies of the aforementioned contracts shall constitute a breach of this Lease, and Tenant’s failure to provide Landlord with such copies which continues for more than three (3) business days after Landlord’s written request therefor shall constitute a Tenant Default under the Lease. During any period where Tenant is maintaining the Project as provided for in this paragraph, Landlord shall, notwithstanding anything to the contrary contained in this Lease, have no obligation to perform any maintenance, repairs or replacements under this Lease with respect to the Project. Tenant’s Maintenance Obligations under this paragraph shall not include the right on the part of Tenant to make any capital repairs or improvements to the Project without Landlord’s prior written consent, and in compliance with Section 11.2 below. Tenant shall not take or omit to take any action, the taking or omission of which shall cause waste, damage or injury to the Project. If Tenant fails to maintain any portion of the Project in a manner reasonably acceptable to Landlord within the requirements of this Lease (a “Maintenance Breach”), Landlord shall have the right, but not the obligation, to provide Tenant with written notice thereof and to assume maintenance of all or any portion of the Project if Tenant does not cure Tenant’s failure within ten (10) business days after receipt of such notice, and charge Tenant for all actual and documented costs incurred by Landlord as a result of the Maintenance Breach as Additional Rent. Notwithstanding anything to the contrary contained herein, if any portion of the Project is leased by Landlord to any other tenant(s) or if Landlord commences New Construction (other than in connection with Tenant’s exercise of the Expansion Option or otherwise for lease of such new space to Tenant) at any time during the Term, Landlord shall assume performing all the maintenance obligations provided for in this Lease with respect the Common Areas, landscaping, security, if any, and any other maintenance obligations (collectively, “Common Area Maintenance Obligations”) and, except in the case of a Maintenance Breach which relates to the Premises and following which Landlord assumes the obligations, Tenant shall continue to maintain the Premises, the Building(s), and the Building Systems serving only the Premises. In such event, Landlord shall perform its Common Area Maintenance Obligations to the Maintenance Standard. 11.2 Capital Expenditures. The Tenant Maintenance Obligations shall not include the right or obligation on the part of Tenant to make any structural and/or capital repairs or improvements to the Project, and Landlord shall, during any period that Tenant is responsible for the Tenant Maintenance Obligations, continue to be responsible, as part of Operating Expenses, for capital repairs and replacements required to be made to the Project. Notwithstanding anything in Section 11.1 above to the contrary, if during the Term, any portion of the Project which is a Tenant’s Maintenance Obligation to repair cannot be repaired other than at a cost which is in excess of fifty percent (50%) of the cost of replacing the applicable item(s) and the same constitutes a capital expenditure, then such item(s) shall be replaced by Tenant (subject to Landlord’s prior written approval of the plans and specifications and the cost of any such replacement). The cost of replacing each such item shall initially be borne by Landlord but treated as a capital repair and improvement as part of Operating Expenses payable by Tenant and amortized over the useful life of such item with interest calculated at the Wall Street Journal Prime Rate plus two percent (2%) per annum on the amortized balance.

31. 11.3 Services and Maintenance for Multi-Tenant Project. Tenant acknowledges that Landlord has no obligation to provide any services with respect to the Premises or perform any Tenant’s Maintenance Obligations for so long as Tenant is the Sole Occupant (or the sole tenant of any entire Building). For any period where Tenant is not the Sole Occupant (or the sole tenant of any entire Building) and Landlord is responsible for day-to-day management of the Project, Landlord, as an Operating Expense, shall maintain all of the structural (including the roof and exterior walls), exterior, parking (including the subterranean garage) an other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair and in a first-class manner consistent with other Class A office and laboratory projects in the San Diego market, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any Tenant Party excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when reasonably necessary (i) by reason of accident or emergency, or (ii) after delivery of written notice to Tenant and reasonable efforts to coordinate with Tenant to minimize disruption to Tenant’s operations, for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, provide Tenant five (5) days advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section of which Tenant is aware, after which Landlord shall make a commercially reasonable effort to effect such repair. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be governed by Section 26. 12. INSURANCE. 12.1 Types of Insurance. Tenant shall maintain in full force and effect at all times during the Term of this Lease, at Tenant’s sole cost and expense, for the protection of Tenant and Landlord and any property managers or lenders designated by Landlord, the following policies of insurance: (a) Workers’ compensation and employers’ liability insurance policies with a minimum limit of the greater of $1,000,000 or the amount required under the applicable state or local law. The policies shall contain a Waiver of Subrogation endorsement in favor of the Landlord Parties. (b) An occurrence form commercial general liability insurance policy with coverage at least as broad as ISO form CG0001 with limits of not less than $5,000,000 combined single limit, each occurrence and aggregate. Such insurance shall include Legal Liability limits of $5,000,000 per occurrence (which, notwithstanding anything to the contrary herein, may be satisfied by any combination of primary and excess liability insurance), and $5,000,000 products/completed operations coverage and such insurance shall be primary insurance as respects any claims, losses or liability arising directly or indirectly from the Tenant’s operations and/or occupancy, and any other insurance maintained by Landlord shall be excess and not contributory with the insurance required hereunder. Said insurance policies shall include an endorsement, providing that the Landlord Parties and their officers and employees are additional insured using CG 2011 or comparable wording. The Additional Insured(s) endorsement shall be at no cost to Landlord or the other additional insured(s). All such insurance shall insure the performance by Tenant of the indemnity agreement set forth in Section 13 hereof, subject to any exclusions set forth in the relevant policy. (c) Automobile liability insurance for hired and non-owned automobiles with limits not less than $1,000,000 per occurrence.

32. (d) A policy or policies of comprehensive pollution liability and property damage insurance covering the Premises and the business operated by Tenant and any Tenant Party on or about the Premises. The pollution liability insurance shall not be less than $3,000,000.00 per occurrence, $3,000,000.00 general aggregate. Such insurance shall include but not be limited to bodily injury liability, property damage liability, environmental response and remediation costs, other cleanup costs, environmental consultants’ fees, attorneys’ fees, civil fines and penalties, laboratory testing fees, claims by third parties and governmental authorities for death, personal injuries, property damage, business disruption, lost profits, natural resource damages and any other costs, for any release of any pollutants and/or contaminants, whether released to air, soil or water and whether the release is on or migrates from the Premises. (e) Umbrella liability insurance policy with a limit of not less than $25,000,000. The policy shall provide excess coverage over Tenant’s Employers’ Liability, Automobile Liability and Commercial General Liability coverages. (f) All risk property insurance policy for full replacement cost of Tenant’s movable furniture, equipment, trade fixtures and personal property in the Premises and any Alterations (including the Tenant Improvements) made by or for Tenant after the Delivery Date, with special form cause of loss (including sprinkler damage) with agreed value endorsement, and earthquake insurance with limits and deductibles reasonably acceptable to Landlord (provided that a $10,000,000 limit shall be deemed reasonable ), which policies will name Landlord as a loss payee for all property in which Landlord has an insurable interest. Loss of business income and continuing expense coverage will be included for a minimum of $9,000,000. Tenant will name Landlord as additional insured or loss payee, as applicable, for loss of business income and continuing expenses. All amounts received by Tenant under the insurance specified in this Section 12.1(f) shall first be applied to the payment of the cost of the repair and replacement Tenant is obligated to do under this Lease; and (g) Such other insurance or higher limits of liability as is then customarily required for similar types of Comparable Buildings or as may be required by any of Landlord’s lenders (provided, however, that Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant). In addition, Landlord reserves the right to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as determined by Landlord (which insurance coverages may be greater than those set forth above and which may include types of insurance not specified above with respect to Tenant) and as to which Landlord and such other parties designated by Landlord shall be additional insureds. 12.2 Insurance Policies. Insurance required to be maintained by Tenant shall be written by companies (i) licensed to do business in the State of California, (ii) domiciled in the United States of America, and (iii) having a “General Policyholders Rating” of at least A:VIII (or such higher rating as may be required by a lender having a lien on the Premises) if and as set forth in the most current issue of “A.M. Best’s Rating Guides.” Any deductible amounts under any of the insurance policies required hereunder shall not exceed $100,000; provided that Tenant’s earthquake insurance deductibles shall not exceed five percent (5%) of the total insurable values of each unit of Tenant corresponding to the Premises that is covered by the earthquake policy. Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, as soon as practicable prior to expiration of each policy, furnish Landlord with certificates of renewal or “binders” thereof. Each certificate shall expressly provide that such policies shall not be cancelable except after thirty (30) days prior written notice to the parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days’ notice has been given to Landlord). 12.3 Additional Insureds and Coverage. Each of Landlord, Landlord’s property management company or agent, and Landlord’s lender(s) having a lien against the Premises or any other portion of the Property shall be named as additional insureds under the policies required in Section 12.1 (except with

33. respect to the policies required by Section 12.1(a) and (f) above) and, as applicable, loss payee with respect to Tenant Improvements. Additionally, all of such policies (with the exception of Tenant’s property insurance and earthquake insurance policies) shall provide for severability of interest. All insurance to be maintained by Tenant shall, except for workers’ compensation, employer’s liability insurance, property insurance, and earthquake insurance be primary, without right of contribution from insurance maintained by Landlord. Any umbrella/excess liability policy (which shall be in “following form”) shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease. It is the parties’ intention that the insurance to be procured and maintained by Tenant as required herein shall provide coverage for any and all damage or injury arising from or related to Tenant’s operations of its business and/or Tenant’s or any Tenant Party’s use of the Premises and any of the areas within the Buildings, subject to standard policy terms, conditions and exclusions which are not in violation of the express requirements of this Lease. Notwithstanding anything to the contrary contained herein, to the extent Landlord’s cost of maintaining insurance with respect to the Buildings is increased as a result of Tenant’s acts, omissions, Alterations, improvements, use or occupancy of the Premises, Tenant shall pay one hundred percent (100%) of, and for, each such increase as Additional Rent. 12.4 Failure of Tenant to Purchase and Maintain Insurance. If Tenant fails to obtain and maintain the insurance required herein throughout the Term of this Lease, and such failure continues for more than three (3) business days following notice from Landlord, Landlord may, but without obligation to do so, purchase the necessary insurance and pay the premiums therefor. If Landlord so elects to purchase such insurance, Tenant shall promptly pay to Landlord as Additional Rent, the amount so paid by Landlord, plus an administrative fee equal to ten percent (10%) of the premium, upon Landlord’s demand therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all losses, damages, expenses and costs that Landlord may sustain or incur by reason of Tenant’s failure to obtain and maintain such insurance. 12.5 Landlord’s Insurance Requirements. 12.5.1 Landlord’s Insurance Obligations Following Completion of Landlord’s Work. Landlord shall maintain all risk property covering the full replacement cost of the Base Buildings or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than the full replacement cost. Landlord may elect to carry rent loss insurance for not less than eighteen (18) months, and earthquake insurance for the Project with such limits and deductibles as Landlord may elect, subject to Section 4.1.1(c)(xviii). Tenant acknowledges that, notwithstanding the fact that Landlord may carry such insurance, the coverages remain subject to, among other things, any deductibles, limitations and exceptions contained in the applicable policies. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $5,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be reasonably determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any actual and documented increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises. 12.5.2 Landlord’s Insurance Obligations Prior to Delivery Dates. Landlord’s required coverages prior to the applicable Delivery Date for each Phase are set forth in the Work Letter. 12.6 Waiver of Subrogation. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer, whereby the insurer

34. waives its rights of subrogation against the other party. This provision is intended to waive fully, and for the benefit of the parties hereto, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. 13. INDEMNITY AND LIMITATION OF LIABILITY. 13.1 Indemnity. Subject to the waiver of subrogation provisions set forth in Section 12.6, except to the extent of Claims (as defined below) arising from the gross negligence or willful misconduct of Landlord or other Indemnitees (as defined below), Tenant agrees to indemnify and defend (with counsel reasonably acceptable to Landlord, except in the case where counsel is provided pursuant to insurance coverage) Landlord, Landlord’s lenders and ground lessors and their respective partners, members, agents, directors, officers, employees, representatives, contractors, successors and assigns (collectively, the “Indemnitees”) from and against all liabilities, damages, demands, penalties, costs, claims, losses, judgments, charges and expenses (including reasonable attorneys’ fees, costs and expenses) (collectively, “Claims”) to the extent arising from (i) Tenant’s or any Tenant Party’s use or occupancy of the Premises and other portions of the Buildings or Project, (ii) the conduct of Tenant’s business at the Premises, or (iii) Tenant’s failure to perform any covenant or obligation of Tenant under this Lease. Tenant agrees that the obligations of Tenant herein shall survive the expiration or earlier termination of this Lease. 13.2 Limitation of Liability. Subject to the waiver of subrogation provisions set forth in Section 12.6, and to the fullest extent permitted by law, Tenant agrees that neither Landlord nor any of the Indemnitees shall at any time or to any extent whatsoever be liable, responsible or in any way accountable for any loss, liability, injury, death or damage to persons or property which at any time may be suffered or sustained by Tenant or by any person(s) whomsoever who may at any time be using, occupying or visiting the Premises or any other portion of the Buildings or Project, including, but not limited to, any acts, errors or omissions of any other tenants or occupants of the Building. Tenant shall not, in any event or circumstance, be permitted to offset, avoid, mitigate, diminish, or otherwise credit against any payments of Rent required herein for matters for which Landlord may be liable hereunder. 14. ASSIGNMENT AND SUBLEASING. 14.1 Prohibition. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign, sublease, grant any license or concession or otherwise transfer this Lease or any interest herein, permit any assignment or other such transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and Tenant’s employees, representatives or invitees (all of the foregoing are sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is sometimes referred to as a “Transferee”). No consent to any Transfer shall constitute a waiver of the provisions of this Section 14, and all subsequent Transfers may be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld, but which consent shall be subject to the provisions of this Section 14. 14.2 Request for Consent. If Tenant seeks to make a Transfer, Tenant shall notify Landlord, in writing, and deliver to Landlord at least thirty (30) days (but not more than one hundred eighty (180) days) prior to the proposed commencement date of the Transfer (the “Proposed Effective Date”) the following information and documents (the “Tenant’s Transfer Notice”): (i) a description of the portion of the Premises to be transferred (the “Subject Space”); (ii) all of the terms of the proposed Transfer including without limitation, the Proposed Effective Date, the name and address of the proposed Transferee, and a copy of the existing or proposed assignment, sublease or other agreement governing the proposed Transfer; (iii) current financial statements (balance sheets, income and expense statements and statements of cash flows) of the proposed Transferee certified by an officer, member, partner or owner thereof, and any such other information as Landlord may then reasonably require, including without limitation, credit rating (whether private or public) through a nationally recognized credit rating agency, financial statements (balance sheets, income and expense statements and statements of cash flows) for the previous three (3) most recent consecutive fiscal years and other financial documentation which Landlord may request; (iv) the Plans and Specifications (defined below), if any; and (v) such other information as Landlord may then

35. reasonably require. Tenant shall give Landlord the Tenant’s Transfer Notice by United States Registered or Certified mail (return receipt requested) or next business day delivery by FedEx or United Parcel Service addressed to Landlord at Landlord’s Address specified in the Basic Lease Information. Within thirty (30) days after Landlord’s receipt of the Tenant’s Transfer Notice (the “Landlord Response Period”), provided such Tenant’s Transfer Notice contains all of the information required by Landlord in connection with such Transfer, Landlord shall notify Tenant, in writing, of its determination with respect to such requested proposed Transfer and the election to recapture as set forth in Section 14.6 below, if applicable. If Landlord does not elect to recapture pursuant to the provisions of Section 14.6 hereof, if applicable, and Landlord does consent to the requested proposed Transfer, Tenant may thereafter assign its interests in and to this Lease or sublease all or a portion of the Premises to the same party and on the same terms as set forth in the Tenant’s Transfer Notice. If Landlord fails to respond to Tenant’s Transfer Notice within Landlord’s Response Period, then, Tenant shall provide a second notice to Landlord (the “Second Notice”) specifying in conspicuous lettering, the following: THIS IS TENANT’S SECOND NOTICE PURSUANT TO SECTION 14.2 OF THE LEASE REQUESTING LANDLORD’S CONSENT TO A TRANSFER OF THE LEASE, AND LANDLORD’S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED LANDLORD’S CONSENT TO THE PROPOSED TRANSFER. If Landlord fails to respond within five (5) business days of Landlord’s receipt of the Second Notice, then the proposed Transfer shall be deemed to be approved. Notwithstanding anything to the contrary in this Lease, if Tenant claims that Landlord has unreasonably withheld or delayed its consent to any Transfer or otherwise has breached or acted unreasonably under this Section 14, its sole remedy shall be a suit for declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease or to claim damages. Tenant agrees to indemnify and defend (with counsel reasonably acceptable to Landlord) Landlord, and the Indemnitees from and against all Claims by any proposed Transferee based on Landlord’s refusal to consent to a proposed Transfer. 14.3 Criteria for Consent. Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold its consent where (i) Tenant is or has been in Default under this Lease beyond applicable notice and cure periods, (ii) the use to be made of the Premises by the proposed Transferee is prohibited under this Lease, or materially differs from the uses permitted under this Lease, (iii) the proposed Transferee or its business is subject to compliance with additional requirements of the ADA beyond those requirements which are applicable to Tenant, unless the proposed Transferee shall (a) first deliver plans and specifications for complying with such additional requirements (the “Plans and Specifications”) and obtain Landlord’s written consent thereto, and (b) comply with all Landlord’s conditions contained in such consent, including a request for a personal guaranty, (iv) the proposed Transferee does not intend to occupy a substantial portion of the Premises assigned or sublet to it, (v) Landlord reasonably disapproves of the proposed Transferee’s business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the proposed Transferee at the Premises, (vi) Landlord or Landlord’s agent has shown space in the Building to the proposed Transferee or responded to any inquiries from the proposed Transferee or the proposed Transferee’s agent concerning availability of space in the Building, at any time within the preceding six (6) months, (vii) the Transferee or any of its legal predecessors has been required by any prior landlord, lender or governmental authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Transferee or such predecessor or resulted from Transferee’s or such predecessor’s action or use of the property in question, (viii) Transferee is subject to any enforcement order issued by any governmental authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any governmental authority), (ix) Transferee may fail to take occupancy or otherwise cause a breach of Section 19.1, (x) if a sublease, the proposed Transfer is for a rental rate, calculated on a per- square-foot basis, which is for less than eighty five percent (85%) of the total Rent applicable to the Subject Space under this Lease, (xi) the proposed Transferee is currently a tenant within the Project, or (xii) the net worth of the proposed Transferee is deemed to be insufficient for the proposed sublease or assignment as determined by Landlord in its commercially reasonable judgment. 14.4 Non-Transfers. Notwithstanding anything to the contrary contained in this Lease, none of the following shall be considered a Transfer requiring Landlord’s consent (each a “Non-Transfer”): (i) an

36. assignment to a transferee of all or substantially all of the assets or equity interests of Tenant, (ii) an assignment of the Lease to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity (or the continuation of this Lease following a merger or consolidation of Tenant with another entity pursuant to which Tenant is the surviving entity), nor (iii) an assignment or subletting of all or a portion of the Premises to an “Affiliate” of Tenant (which term is defined to mean an entity which is Controlled by, Controls, or is under common Control with, the originally-named Tenant) (each of the entities described in clauses (i) through (iii) above, a “Non-Transferee”), provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth in clauses (i) through (iii) above, that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” (together with the correlative term “Controlled”) as used in this Section 14.4, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether by the ownership of voting securities, by contract or otherwise. In the case of a transfer pursuant to clause (i) or (ii) above, one of the following must apply: (a) each of the following ratios calculated in accordance with GAAP with respect to the transferee must be greater than 1.30: (1) the ratio of transferee’s cash, accounts receivable and marketable securities to the transferee’s current liabilities, and (1) the ratio of the transferee’s current assets to the transferee’s current liabilities, or (b) net worth must be equal or greater than Two Billion Dollars ($2,000,000,000), measured based on the tangible assets of such party (i.e., not including intangible assets such as, without limitation, goodwill). For so long as Tenant’s stock is publicly traded, any transfer of Tenant’s stock shall not be deemed a “Transfer” under this Lease and shall not require Landlord consent. 14.5 Effectiveness of Transfer and Continuing Obligations. Prior to the date on which any permitted Transfer (other than a Non-Transfer) becomes effective, Tenant shall deliver to Landlord (i) a counterpart of the fully executed Transfer agreement, and (ii) Landlord’s standard, commercially reasonable form of Consent to Assignment or Consent to Sublease, as applicable, executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such consent instrument shall not release or discharge the Transferee from its obligation to do so or from any liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases. Each permitted Transferee shall assume and be deemed to assume this Lease as to obligations first arising from and after the effective date of such Transfer, and shall be and remain liable jointly and severally with Tenant for payment of Rent and for the due performance of, and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed or complied with, for the Term of this Lease. No Transfer shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee) to perform any of the terms, covenants, and conditions of this Lease. Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall not be assignable by Tenant unless expressly authorized in writing by Landlord. Any Transfer made without Landlord’s prior written consent, shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material Default by Tenant of this Lease. As Additional Rent hereunder, Tenant shall upon the Transfer pay to Landlord, a transfer fee in the amount of two thousand five hundred dollars ($2,500) plus Tenant shall promptly reimburse Landlord for actual legal and other expenses incurred by Landlord in connection with any actual or proposed Transfer, not to exceed three thousand dollars ($3,000) per request in the ordinary course (with “ordinary course” meaning no more than two (2) rounds of comments on any given document). 14.6 Recapture. If the Transfer by itself or taken together with then existing or pending Transfers: (i) results in a Transfer of all or substantially all of the Premises or Tenant’s interest under this Lease (other than to a Non-Transferee), or (ii) is a Transfer to a Named Competitor (defined below), then Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) days from receipt of Tenant’s Transfer Notice (or within two (2) business days after Landlord’s receipt of the Second Notice as the case may be), to recapture the Subject Space described in the Tenant’s Transfer Notice. If such recapture notice is given, it shall serve to terminate this Lease with respect to the proposed Subject Space, or, if the proposed Subject Space covers all the Premises, it shall serve to terminate the entire Term

37. of this Lease, in either case, as of the Proposed Effective Date. If this Lease is terminated pursuant to the foregoing provisions with respect to less than the entire Premises, the Rent shall be adjusted on the basis of the proportion of gross square feet retained by Tenant to the gross square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Notwithstanding anything to the contrary herein, if Landlord delivers Notice to Tenant of Landlord’s election to recapture the Subject Space, Tenant shall have the right, exercisable within ten (10) days of Tenant’s receipt of such Notice, to rescind the Tenant’s Transfer Notice and thereby nullify Landlord’s recapture right with respect to the Subject Space and continue this Lease in full force and effect as if Tenant had never provided the subject Tenant’s Transfer Notice. 14.7 Transfer Premium. For any Transfer done in accordance with this Section 14 Tenant shall be entitled to retain, without any profit-sharing with Landlord, one hundred percent (100%) any “Transfer Premium” received by Tenant from any Transferee. The term “Transfer Premium” shall mean all rent, additional rent and other consideration payable by such Transferee and received by Tenant that either initially or over the term of the Transfer exceeds the Rent or pro rata portion of the Rent, as the case may be, for such space reserved in the Lease. 14.8 No Release. No Transfer, occupancy or collection of rent from any proposed Transferee shall be deemed a waiver on the part of Landlord, or the acceptance of the Transferee as Tenant and no Transfer shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder. Landlord may require that any Transferee remit directly to Landlord on a monthly basis, all monies due Tenant by said Transferee, and each sublease shall provide that if Landlord gives said sublessee written notice that Tenant is in default under this Lease, said sublessee will thereafter make all payments due under the sublease directly to or as directed by Landlord, which payments will be credited against any payments due under this Lease. Tenant hereby irrevocably and unconditionally assigns to Landlord all rents and other sums payable under any sublease of the Premises; provided, however, that Landlord hereby grants Tenant a license to collect all such rents and other sums so long as Tenant is not in default under this Lease. Consent by Landlord to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. Landlord may consent to subsequent assignments of this Lease or sublettings or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease. Tenant hereby waives (for itself and all persons claiming under Tenant) the provisions of Civil Code Section 1995.310(b). 14.9 Waiver. Notwithstanding any Transfer, or any indulgences, waivers or extensions of time granted by Landlord to any Transferee, or failure by Landlord to take action against any Transferee, Tenant agrees that Landlord may, at its option, proceed against Tenant without having taken action against or joined such Transferee, except that Tenant shall have the benefit of any indulgences, waivers and extensions of time granted to any such Transferee. 14.10 Permitted Users. Notwithstanding any contrary provision of this Section 14, the originally- named Tenant or its Non-Transferee shall have the right, without the receipt of Landlord’s consent, but on not less than five (5) days prior written notice to Landlord, to permit the occupancy of portions of the then- existing Premises to any individual(s) or companies with an ongoing, bona-fide business relationship and/or strategic partnership with Tenant, or companies spun off from Tenant, where each company benefits in the research and subsequent products resulting from such research (other than the relationship created by the dual occupancy of the Premises) (each, a “Permitted User”), which occupancy may include the use of a corresponding interior support area and other portions of the Premises which shall be common to Tenant and the permitted occupants (i.e. not separately demised), on and subject to the following conditions: (i) Landlord and any Landlord Party shall not have litigated against any such proposed Permitted User; (ii) the Permitted User shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to service of process in and subject to the jurisdiction of, the courts of the State; (iii) each Permitted User shall be of a character and reputation consistent with the quality of the Building and the

38. Project; (iv) no Permitted User shall occupy a separately demised portion of the Premises or which contains an entrance to such portion of the Premises other than the primary entrance to the Premises; (v) proposed Permitted User shall not cause a violation of another lease or occupancy agreement for space in the Project, or give an occupant of the Project a right to cancel its lease or occupancy agreement, (vi) the Permitted User or any of its legal predecessors has not been required by any prior landlord, lender or governmental authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Permitted User or such predecessor or resulted from Permitted User’s or such predecessor’s action or use of the property in question, (vii) the Permitted User is not subject to any enforcement order issued by any governmental authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any governmental authority), (viii) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on Transfers pursuant to this Section 14, as determined by Landlord. Tenant shall promptly supply Landlord with any documents or information reasonably requested by Landlord regarding any such individuals or entities. Any occupancy permitted under this Section 14.10 shall not be deemed a Transfer under this Section 14. Notwithstanding the foregoing, no such occupancy shall relieve Tenant from any liability under this Lease, and Tenant shall have responsibility for all Permitted Users, who shall be “Tenant Parties” under this Lease. Tenant shall, at least once every twelve (12) months during the Term, or more frequently upon Landlord’s request, provide Landlord with a comprehensive list of all Permitted Users with permission to use any portion of the Premises pursuant to this Section 14.10, as well as any written agreements between Tenant and the Permitted Users allowing for such occupancy. By entering or using the Premises, each Permitted User agrees to be subject to and abide by the terms of this Lease, and shall be deemed to have agreed to indemnify Landlord and the Landlord Parties to the same extent of Tenant’s indemnification obligations under this Lease. 15. NOTICES. All notices, demands, consents, requests or other communications required to or permitted to be given pursuant to this Lease (the “Notices”) shall be in writing, shall be given only in accordance with the provisions of this Section, shall be addressed to the parties in the manner set forth below, and shall be conclusively deemed to have been properly delivered: (a) upon receipt when hand delivered during normal business hours; (b) upon the day of delivery if the notice has been deposited in an authorized receptacle of the United States Postal Service as first-class, registered or certified mail, postage prepaid, with a return receipt requested; (c) on the day of actual delivery (or refusal thereof) as evidenced by receipt of the notice has been deposited with either FedEx or United Parcel Service to be delivered by overnight delivery. All notices shall be delivered (i) to Tenant at the Tenant’s Address set forth in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at Landlord’s Address set forth in the Basic Lease Information, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Courtesy copies of all Notices shall be sent electronically via email to the email address specified in the Basic Lease Information, provided such email delivery shall not constitute Notice for purposes of calculating any deadlines set forth in this Lease. 16. SUBORDINATION; SNDA. To the fullest extent permitted by law, this Lease, the rights of Tenant under this Lease and Tenant’s leasehold interest shall be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building(s) or the Property, and (ii) the lien of any mortgage or deed of trust that may now or hereafter exist for which the Building(s), ground leases or underlying leases or Landlord’s interest or estate in any of said items is specified as security (collectively, a “Superior Holder”); provided, however, that as a condition to Tenant's obligation to subordinate to any Superior Holder, Landlord, at Tenant's sole cost and expense, shall provide Tenant a subordination non- disturbance and attornment agreement in commercially reasonable form provided by such Superior Holders, which requires such Superior Holder to accept this lease, and not to disturb tenant’s possession, so long as no Default occurs under this Lease (a “SNDA”), executed by Landlord and the appropriate Superior Holder (and for the avoidance of doubt, the SNDA shall be executed by Tenant so long as it contains customary non-disturbance and attornment provisions and provided Tenant has been given two

39. (2) opportunities to make proposed comments or revisions to the SNDA). Tenant shall reimburse Landlord for all out-of-pocket costs and expenses relating to obtaining and negotiating any SNDA, including Landlord’s reasonable attorney’s fees. Notwithstanding the foregoing, Landlord or any such ground lessor, mortgagee, or any beneficiary shall have the right to require this Lease be superior to any such ground leases or underlying leases or any such liens, mortgage or deed of trust. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, subject to the assumption of Landlord’s obligations under this Lease by any such successor in interest, Tenant shall, at the sole option of such successor in interest, attorn to and become the Tenant of the successor in interest to Landlord, provided such successor in interest does not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in material Default of the terms and provisions of this Lease. The successor in interest to Landlord following foreclosure, sale or deed in lieu thereof shall not be: (a) liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) subject to any offsets or defenses that Tenant might have against any prior lessor; (c) bound by prepayment of more than one (1) month’s Rent (other than payments of estimated Operating Expenses required by this Lease); or (d) liable to Tenant for any security deposit or prepaid Rent not actually received by such successor in interest to the extent any portion or all of such security deposit has not already been forfeited by, or refunded to, Tenant. Landlord shall be liable to Tenant for all of the foregoing, if applicable, and for all or any portion of the security deposit or Letter of Credit not forfeited by, or refunded to Tenant, until and unless Landlord transfers such security deposit or Letter of Credit to the successor-in-interest. Subject to any successor in interest’s express assumption of the Landlord’s obligations hereunder, Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) days of a demand or request by Landlord and in the form reasonably requested by Landlord, ground lessor, mortgagee or beneficiary, any reasonable additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Landlord shall use commercially reasonable efforts to obtain an SNDA from any existing Superior Holder within sixty (60) days after the Lease Date, and if required by such Superior Holder, Tenant shall also execute such SNDA. Notwithstanding the foregoing, this Lease and Tenant’s obligations hereunder shall not be affected or impaired in any respect should any such future Superior Holder decline to enter into such SNDA, except that this Lease shall not be subject and subordinate to the applicable Superior Holder as provided in this Section 16. 17. RIGHT OF ENTRY. Upon at least twenty-four (24) hours’ advance written notice to Tenant, Landlord and its agents shall have the right to enter the Premises (including any parking areas or other Common Areas under Tenant’s exclusive control) during Tenant’s normal business hours for purposes of inspection, exhibition, posting of notices, investigation, replacements, repair, maintenance and alteration. It is further agreed that Landlord shall have the right to use any and all means Landlord deems necessary to enter the Premises in an emergency and no advance written notice to Tenant shall be required therefor. During the last year of the Term, Landlord shall have the right to place “for rent” or “for lease” signs on the outside of the Premises and the Building(s). In connection with any bona fide sale of the Building, Landlord shall also have the right to place “for sale” signs on the outside of the Buildings. Landlord shall use reasonable efforts to minimize interference with Tenant’s use of the Premises in making such entry. Landlord shall follow Tenant’s reasonable and customary security and safety procedures which it has notice of, and Tenant shall have the right to have an employee or representative of Tenant present to escort Landlord during any such entry onto the Premises. Tenant hereby waives any Claim for damages or for any injury or inconvenience to or interference with Tenant’s business, or any other loss occasioned by Landlord’s entry in accordance with this Section 17, except for any Claim for any of the foregoing arising out of the gross negligence or willful misconduct of Landlord or its authorized representatives. Any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

40. 18. ESTOPPEL CERTIFICATE. Tenant shall execute (and acknowledge if required by any lender or ground lessor) and deliver to Landlord, within fifteen (15) days after Landlord provides such to Tenant, a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification), the date to which the Rent and other charges are paid in advance, if any, acknowledging that there are not, to Tenant’s knowledge, any uncured Defaults on the part of Landlord hereunder or specifying such Defaults as are claimed, and such other factual matters as Landlord may reasonably require. Any such statement may be conclusively relied upon by Landlord and any prospective purchaser or encumbrancer of the Buildings or other portions of the Project. Tenant’s failure to deliver such statement within such time shall result in the estoppel being deemed certified by Tenant, as the case may be, that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord; (b) there are no uncured Defaults in Landlord’s performance; and (c) not more than one month’s Rent has been paid in advance. 19. TENANT’S DEFAULT. The occurrence of any one or more of the following events shall, at Landlord’s option, constitute a material default by Tenant of the provisions of this Lease (each a “Default”): 19.1 Tenant’s failure to occupy the Premises within sixty (60) days after receipt of a Certificate of Occupancy for the applicable Phase, or the abandonment of all or a substantial portion of any Phase of the Premises by Tenant during the term of this Lease, after the receipt of a Certificate of Occupancy for the applicable Phase; 19.2 The failure by Tenant to make any payment of Rent, Additional Rent or any other payment required hereunder within three (3) business days after the same is due provided that for the first two (2) such failures in any twelve (12) month period, Landlord shall provide written notice to Tenant and the same shall not be a default by Tenant unless such failure continues for more than three (3) business days after Landlord’s delivery of such notice to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; 19.3 The failure by Tenant to observe, perform or comply with any of the conditions, covenants or provisions of this Lease (except failure to make any payment of Rent and/or Additional Rent) and such failure is not cured within (i) thirty (30) days from the date that Landlord delivers written notice of such failure to Tenant for all failures other than with respect to the timely delivery by Tenant of any documents required by Section 16, a counterpart of a fully executed Transfer document and a consent thereto (collectively, the “Transfer Documents”), an estoppel certificate or insurance certificates, and (ii) the time period, if any, specified in the applicable sections of this Lease with respect to subordination, assignment and sublease, estoppel certificates and insurance. However, a Default shall not be considered to have occurred if such failure (other than any failure of Tenant to timely deliver any documents required by Section 16, the Transfer Documents, an estoppel certificate or insurance certificates, for which no additional cure period shall be given to Tenant) cannot reasonably be cured within such thirty (30) day or shorter applicable period, and Tenant promptly commences, and thereafter diligently proceeds with same to completion, all actions necessary to cure such failure as soon as is reasonably possible, but in no event shall the completion of such cure be later than ninety (90) days after the date on which Landlord delivers to Tenant written notice of such failure, unless Landlord, acting reasonably and in good faith, otherwise expressly agrees in writing to a longer period of time based upon the circumstances relating to such failure as well as the nature of the failure and the nature of the actions necessary to cure such failure; or 19.4 Any Transfer in violation of Section 14; 19.5 Tenant shall fail to discharge, bond over in a manner reasonably acceptable to Landlord or otherwise obtain the release of any lien placed upon the Premises in the manner required by this Lease; or

41. 19.6 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant’s creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant’s assets or this leasehold, Tenant’s insolvency or inability to pay Tenant’s debts or failure generally to pay Tenant’s debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant’s assets, Tenant taking any action toward the dissolution or winding up of Tenant’s affairs, or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets or this leasehold. 20. REMEDIES FOR TENANT’S DEFAULT. 20.1 Landlord’s Rights. In addition to and without limiting any of Landlord’s rights or remedies under this Lease or the Work Letter, should any Tenant Default occur prior to the occurrence of any Rent Commencement Date (i.e. prior to the Phase 1 Rent Commencement Date or Phase 2 Rent Commencement Date, or, with respect to Phase 3, after the Expansion Notice Date but prior the Phase 3 Rent Commencement Date), then all applicable Rent Commencement Dates shall be automatically accelerated to the later of (i) the date of Tenant’s Default, or (ii) the Lease Commencement Date for the applicable Phase, for purposes of determining Tenant’s Base Rent obligation under this Lease. In the event of Tenant’s Default under this Lease, and in addition to all other rights and remedies available at law or in equity, Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case upon delivery of written notice by Landlord this Lease shall terminate on the date specified by Landlord in such notice and Tenant shall immediately surrender possession of the Premises to Landlord. In addition, the Landlord shall have the immediate right of re-entry whether or not this Lease is terminated pursuant to California Civil Code Section 1951.4. If the right of re-entry pursuant to said Section is exercised following abandonment of the Premises by Tenant, Landlord may consider any of Tenant’s Property left on the Premises also to have been abandoned. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 20.1 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant. If Landlord relets the Premises or any portion thereof, Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in re-letting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning, redecorating, removing the Tenant Improvements and further improving the Premises consistent with Comparable Buildings and for purposes of leasing the Premises for the Permitted Use in accordance with specifications of a succeeding tenant, and other similar costs (collectively, the “Reletting Costs”). Any and all of the Reletting Costs shall be fully chargeable to Tenant and shall not be prorated or otherwise amortized in relation to any new lease for the Premises or any portion thereof. Reletting may be for a period shorter or longer than the remaining term of this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to re-let the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. So long as this Lease is not terminated, Landlord shall have the right to remedy any Default of Tenant, to maintain the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, with interest at the maximum rate permitted by law from the date of such expenditure. 20.2 Damages Recoverable. If a Default has occurred and Tenant abandons the Premises before the end of the Term, or if Tenant’s right to possession is terminated by Landlord because of a Default under this Lease, then in either such case, Landlord may recover from Tenant all damages suffered by Landlord as a result of Tenant’s failure to perform its obligations hereunder, including, without limitation, the unamortized cost of any Tenant Improvements hereto to the extent Landlord has paid for such improvements, the unamortized portion of any broker’s or leasing agent’s commission incurred with respect to the leasing of the Premises to Tenant for the balance of the Term of the Lease remaining after the date on which Tenant is in Default of its obligations hereunder, and all Reletting Costs (which may be up to the maximum of the unamortized portion of any hard costs of design and construction of the Landlord’s Base Building Work (as such terms are defined in Section 1.5.1 of the Work Letter)), the unamortized portion of

42. any Abated Rent (which will be amortized on a straight-line basis for each Phase (i.e. Phase 1 Abated Rent will be amortized over the period from the Phase 1 Rent Commencement Date until the Expiration Date, Phase 2 Abated Rent will be amortized over the period from the Phase 2 Rent Commencement Date until the Expiration Date, etc.), and the worth at the time of the award (computed in accordance with paragraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the Rent then unpaid hereunder for the balance of the Term exceeds the amount of such loss of Rent for the same period which Tenant proves could be reasonably avoided by Landlord and in such case, Landlord prior to the award, may re let the Premises for the purpose of mitigating damages suffered by Landlord because of Tenant’s failure to perform its obligations hereunder; provided, however, that even though Tenant has abandoned the Premises following such Default, this Lease shall nevertheless continue in full force and effect for as long as Landlord does not terminate Tenant’s right of possession, and until such termination, Landlord shall have the remedy described in Section 1951.4 of the California Civil Code (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations) and may enforce all its rights and remedies under this Lease, including the right to recover the Rent from Tenant as it becomes due hereunder. The “worth at the time of the award” within the meaning of Subparagraphs (a)(1) and (a)(2) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the rate of ten percent (10%) per annum. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 (or any successor or substitute statute), or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder. Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease. 20.3 Rights and Remedies Cumulative. The foregoing rights and remedies of Landlord are not exclusive; they are cumulative in addition to any rights and remedies now or hereafter existing at law, in equity by statute or otherwise, or to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally. In addition to all remedies set forth above, if Tenant Defaults under this Lease, all options granted to Tenant hereunder shall automatically terminate, unless otherwise expressly agreed to in writing by Landlord. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease. 20.4 Right to Injunction. In the event of a breach or threatened breach on the part of either party with respect to any of the covenants or agreements on the part of or on behalf of the other to be kept, observed or performed, Landlord or Tenant shall also have the right of injunction. The specified remedies to which either party may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may lawfully be entitled at any time, and such party may invoke any remedy allowed at Law or in equity as if specific remedies were not herein provided for. 20.5 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. 20.6 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days of delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 20.5; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 13 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or

43. pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 20.6 shall survive the expiration or sooner termination of the Term. 20.7 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Default by Tenant, if a Default has occurred, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for occupancy or possession entered into by Tenant and affecting the Premises or any portion thereof, or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder (including, without limitation, any Transfer Premium). 20.8 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. 21. HOLDING OVER. Provided Tenant is not then in Default, Tenant shall have the right to holdover for a period of three (3) calendar months following the scheduled expiration (but not earlier termination) of the Term, provided that the Base Rent applicable to such 3-month period shall be one hundred twenty-five percent (125%) of the last rental period of the Term under this Lease. If Tenant holds over after the expiration of the Term hereof, and beyond the initial 3-month permitted-holdover period set forth above, with or without the express or implied consent of Landlord, or has failed to timely complete the Surrender Plan (which failure shall constitute a holdover for purposes of this Lease), such tenancy shall be a tenancy at sufferance only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Term under this Lease. Such tenancy at sufferance shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease, except for Tenant’s right to holdover for a 3-month period pursuant to the first sentence of this Section. The provisions of this Section 21 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises after (a) the termination of this Lease or after expiration of this Lease and the 3- month permitted holdover period and (b) written notice from Landlord that Landlord has entered into a bona fide lease for the Premises with a third-party, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all Claims resulting from such failure, including but not limited to, any Claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. 22. LANDLORD’S DEFAULT. Landlord shall not be considered in default of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord hereunder. For purposes hereof, a reasonable time shall not be less than thirty (30) days after receipt by Landlord of written notice specifying the nature of the obligation Landlord has not performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days, after receipt of written notice, is reasonably necessary for its performance, then Landlord shall not be in default of this Lease if performance of such obligation is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

44. 23. ROOF IMPROVEMENTS. 23.1 In General. Subject to complying with all Legal Requirements and Tenant obtaining all necessary approvals, permits and consents from the applicable governmental authorities, Tenant shall have a preferential right to occupy and use portions of the roof of the Building which size is reasonably approved in advance by Landlord and in a location to be reasonably agreed upon by Landlord and Tenant (the “Roof Space”) to install a telecommunications satellite dish and related conduit connecting the satellite dish to the Premises (collectively the “Roof Improvements”); provided that for any Building where Tenant is the sole tenant or occupant, Tenant shall have exclusive rights to the Roof Space of such Building. Tenant shall be solely responsible for the cost of and shall be responsible for obtaining any required governmental approvals (including but not limited to change in zoning, if necessary) for the Roof Improvements and installation, use and maintenance thereof. In addition, Tenant shall be responsible for maintaining, repairing, insuring, removing and providing utility service to the Roof Improvements. The failure of Tenant to obtain any necessary approvals, licenses or permits to use and/or install any Roof Improvements shall not entitle Tenant to any Rent reduction or enable Tenant to terminate this Lease; the installation of the Roof Improvements is at Tenant’s sole risk, expenses and cost. In connection with Tenant’s installation of the Roof Improvements, Tenant shall not penetrate the roof or roof membrane or make any structural modifications to the Building(s); any such penetration or structural modifications shall be performed by Landlord at Tenant’s cost, as determined by Landlord in its sole discretion. Landlord shall have the right to require Tenant to obtain a report of a reputable, independent third-party structural engineer prior to installation of any Roof Improvements. Tenant agrees to indemnify and hold Landlord harmless from and against any costs, damages or expenses related to Tenant’s installation, use, repair, maintenance or removal of the Roof Improvements including any adverse impact to or voiding of any of any roof warranties or Construction Warranties. Upon completion of any Roof Improvements, Tenant shall provide Landlord with as-built plans (or reasonably marked plans) and operating manuals for the same. Upon expiration of the Term or earlier termination the Lease, Landlord may require Tenant to remove the Roof Improvements upon written notice to Tenant or Tenant may elect to remove the same. If Tenant removes the Roof Improvements or any portion thereof, it shall repair the applicable portion(s) of the Roof Space to the condition existing prior to the installation thereof. If Tenant fails to timely remove the Roof Improvements at the expiration of the Term or any early termination thereof, Landlord shall have the right, but not the obligation to remove the same, restore any damage caused thereby, and charge Tenant, as Additional Rent hereunder, the cost of the removal and the restoration plus a ten percent (10%) administrative fee. The provisions of this Section 23 shall survive the termination or early expiration of the Lease. Should Tenant cease to be the Sole Occupant (or ceases to be the sole tenant or occupant of any individual Building), then the Roof Space for those Buildings will be clarified in a subsequent amendment to this Lease which will reduce Tenant’s use of the Roof Space to be based on the proportionate share of such Building(s) occupied by Tenant, without unreasonably restricting access or use by other tenants or occupants of such Building(s). 23.2 Solar. Tenant acknowledges and agrees that Landlord has no obligation to install or operate any solar rooftop photovoltaic systems (“Solar Roof Systems”) at the Project. Provided Landlord provides prior written consent (not to be unreasonably withheld, conditioned and delayed), and any Solar Roof Systems are installed, operated, maintained, repaired, replaced and removed in compliance with all Legal Requirements (which shall include for such purposes, any requirements of the applicable utility), Tenant shall have the right during the Term for any Building for which Tenant is the sole occupant, at Tenant’s sole cost and expense, to install, maintain, repair and remove Solar Roof Systems on the roofs of one or more of the Buildings at any time during the Term, in locations acceptable to Landlord, in its reasonable discretion. All Solar Roof Systems shall be separately metered to the Premises with electricity purchased directly by Tenant, and Landlord shall have no obligation to assume any of Tenant’s obligations under any Solar Roof System lease or power purchase agreement, and Tenant shall not allow any solar provider to record any lease, memorandum or lien against the Premises or the Project. 23.3 Telecommunications; Profit Sharing. In the event of any Roof Improvements installed by or for the benefit of Tenant, or with Tenant’s request or permission, which generates revenue (i.e. telecommunications towers and equipment), such net revenue (i.e. gross revenue minus reasonable and

45. customary third-party expenses incurred by Tenant relating thereto) shall be shared equally between Landlord and Tenant notwithstanding any other rent-sharing provision of this Lease. 23.4 No Damage to Roof. If installation of the Roof Improvements requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made to the roof area of the Building located directly above the Premises and only in the manner designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord or otherwise reasonably approved by Landlord to ensure no adverse impact to or voiding of any of any roof warranties or Construction Warranties. If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Roof Improvements such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage, ordinary wear and tear excepted. Landlord shall not charge Tenant any Additional Rent for the installation and use of the Roof Improvements. If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Roof Improvements, Tenant shall pay such increase as Additional Rent within thirty (30) days after receipt of a reasonably detailed invoice from Landlord. 23.5 Removal. Tenant shall leave the portion of the roof where the Roof Improvements was located in good order and repair, reasonable wear and tear excepted. If Tenant does not so remove the Roof Improvements, Tenant hereby authorizes Landlord to remove and dispose of the Roof Improvements and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal. Tenant agrees that Landlord shall not be liable for any Roof Improvements or related property disposed of or removed by Landlord. 23.6 No Interference. As applicable for any period where Tenant is not the Sole Occupant (or the sole tenant or occupant of the applicable Building), The Roof Improvements shall not interfere with the proper functioning of any telecommunications equipment or devices that have been installed prior to the installation of the Roof Improvements. 23.7 Relocation. As applicable for any period where Tenant is not the Sole Occupant (or the sole tenant or occupant of the applicable Building), Landlord shall have the right, at its expense (but not as an Operating Expense) and after sixty (60) days prior notice to Tenant, to relocate the Roof Improvements to another site on the roof of the Building as long as such site reasonably meets Tenant’s sight line and interference requirements and does not unreasonably interfere with Tenant’s use and operation of the Roof Improvements. 23.8 Access. Landlord grants to Tenant the right of ingress and egress on a 24-hour, 7 day per week basis to install, operate, and maintain the Roof Improvements. As applicable for any period where Tenant is not the Sole Occupant (or the sole tenant or occupant of the applicable Building), before receiving access to the roof of the Building, Tenant shall give Landlord at least 24 hours’ advance written or oral notice, except (i) in emergency situations, in which case reasonable advance oral notice shall be given by Tenant and (ii) access for standard, periodic maintenance, in which case a one-time notice to Landlord of the nature of the maintenance and the general frequency of the access shall be adequate. Landlord shall supply Tenant with the name, telephone, and pager numbers of the contact individual(s) responsible for providing access during emergencies. 23.9 Appearance. If permissible by Legal Requirements and reasonably practicable, the Roof Improvements shall be painted the same color as the exterior structural painted elements of the Buildings. 24. TRANSFER OF LANDLORD’S INTEREST; BIFURCATION; LENDER REQUESTED MODIFICATIONS. 24.1 If there is any sale or other transfer of the Premises or any other portion of the Property by Landlord or any of Landlord’s interest therein, Landlord will automatically be entirely released from all liability under this Lease first arising after such transfer other than with respect to any prepaid rent, security deposit or Letter of Credit not transferred by Landlord to the successor entity and any other obligations for

46. events which occurred prior to such transfer date, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations arising hereunder after the date of such transfer. In connection with Landlord’s sale or transfer of any portion of the Property to a successor entity, Landlord shall transfer to such successor entity any unused portion of the Letter of Credit and any unapplied Pre-Paid Rent and shall provide written notice thereof to Tenant. A ground lease or similar long-term lease by Landlord of the entire Building, of which the Premises are a part, shall be deemed a sale within the meaning of this Section 24. Tenant agrees to attorn to such new owner provided such new owner does not disturb Tenant’s use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in Default of any of the provisions of this Lease. 24.2 Landlord shall retain the right to subdivide the Project into two or more separate legal parcels, in Landlord’s discretion and as needed for the financeability or saleability of the Project or portions thereof. If Landlord elects to so subdivide the Project into two or more parcels, then Tenant shall, within thirty (30) days after request from Landlord, and without additional consideration, bifurcate this Lease by entering into and delivering to Landlord two or more independent new agreements which shall supersede and replace this Lease. The bifurcation will provide Tenant with separate leasehold estates in different portions of the Project, as designated by Landlord. Each such new lease shall (a) specify the portion(s) of the Project to be covered thereby, (b) contain the same terms and conditions as this Agreement and be in a form reasonably acceptable to the parties, (c) be for a term equal to the remaining Term of this Agreement and give substantially the same effect to the originally-named Tenant’s rights of first refusal, first offer or rights to renew or expand, subject to the limitations set forth elsewhere herein. Landlord shall reimburse Tenant for its out-of-pocket, reasonable legal expenses in connection with the foregoing, up to $5,000.00, which shall not include any legal expenses relating to any SNDA. 24.3 Tenant shall enter into any commercially reasonable modifications to this Lease if requested by any mortgagee or ground lessor, provided such amendments do not materially increase the obligations, or reduce the rights, of Tenant under this Lease. 25. WAIVER. No delay or omission in the exercise of any right or remedy of either party on any default by the other party shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after Default by Tenant of this Lease will not be deemed a waiver of such Default, other than a waiver of timely payment for the particular Rent payment involved, and does not prevent Landlord from maintaining an unlawful detainer or other action based on such Default. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or other sum or pursue any other remedy provided in this Lease. No failure, partial exercise, or delay on the part of the Landlord in exercising any right, power or privilege hereunder shall operate as a waiver thereof. 26. CASUALTY DAMAGE. 26.1 Casualty. If the Premises or any part excluding any of Tenant’s Property and any Alterations installed by or for the benefit of Tenant (collectively, the “Tenant’s FF&E”) shall be damaged or destroyed by fire or other casualty, Tenant shall give prompt (i.e. within one (1) business day) written notice thereof to Landlord. Within sixty (60) days after receipt by Landlord of such notice, Landlord shall notify Tenant, in writing, whether the necessary repairs, subject to delays arising from the collection of insurance proceeds, from force majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any governmental authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”), can reasonably be made, as reasonably determined by Landlord: (a) within fifteen (15) months; or (b) in more than fifteen (15) months, from the date of such notice.

47. 26.1.1 Minor Insured Damage. If the Premises (other than the Tenant’s FF&E) are damaged only to such extent that repairs, rebuilding and/or restoration and obtaining of Hazardous Materials Clearances can be reasonably completed within fifteen (15) months, this Lease shall not terminate and, provided that insurance proceeds are available and paid to Landlord to fully repair the damage and/or Tenant otherwise voluntarily contributes any shortfall thereof to Landlord, Landlord shall repair the Premises, except Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E. The Rent payable hereunder shall be abated proportionately from the date of discovery of the damage or destruction until any and all repairs required herein to be made by Landlord are substantially completed but such abatement shall only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy and only during the time Tenant is not actually using same, and Landlord receives insurance proceeds in lieu of the abated rent. 26.1.2 Major Insured Damage. If the Premises (other than the Tenant’s FF&E) are damaged to such extent that repairs, rebuilding and/or restoration cannot be reasonably completed, as reasonably determined by Landlord, within fifteen (15) months, then either Landlord or Tenant may terminate this Lease by giving written notice within twenty (20) days after notice from Landlord regarding the time period of repair. If either party notifies the other of its intention to so terminate the Lease, then this Lease will terminate and the Rent will be abated from the date of discovery of the damage or destruction, provided Tenant diligently proceeds to and expeditiously vacates the Premises (but, in all events Tenant must vacate and surrender the Premises to Landlord by no later than thirty (30) days thereafter or there shall not be any abatement of Rent until Tenant so vacates the Premises). If neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available and paid to Landlord to fully repair the damage or Tenant voluntarily contributes any shortfall thereof to Landlord (except that Landlord shall not be required to rebuild, repair, or replace any of Tenant’s FF&E). During the time when Landlord is prosecuting such repairs to substantial completion, the Rent payable hereunder shall be abated proportionately from the date of discovery of the damage or destruction and to the extent Tenant actually vacates the affected portions of the Premises until any and all repairs required herein to be made by Landlord are substantially completed but such abatement shall only be to the extent of the portion of the Premises which is actually rendered unusable and unfit for occupancy and only during the time Tenant is not actually using same. 26.1.3 Tenant’s Obligation to Restore. Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, obtaining permits and other governmental approvals, from Force Majeure events or to obtain Hazardous Materials Clearances, all repairs or restoration not required to be done by Landlord. 26.2 Uninsured Casualty. If any portion of the Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible, and Tenant does not voluntarily contribute any shortfall thereof to Landlord, or if the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the date of notice to Tenant of any such event, whereupon all rights and obligations of Tenant shall cease and terminate hereunder, except for those obligations expressly provided for in this Lease to survive such termination of the Lease, and Rent shall be payable through the date of discovery of the damage or destruction. 26.3 Tenant’s Fault and Lender’s Rights. Notwithstanding anything to the contrary contained herein, if the Premises (other than Tenant’s FF&E) or any other portion of the Building be damaged by fire or other casualty resulting from the intentional or negligent acts or omissions of Tenant or any Tenant Party, (i) the Rent shall not be diminished during the repair of such damage, (ii) Tenant shall not have any right to terminate this Lease due to the occurrence of such casualty or damage, and (iii) Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of all or any portion of the Building caused thereby (including, without limitation, any deductible and obtaining any Hazardous Materials Clearances) to the extent such cost and expense is not covered by insurance proceeds.

48. 26.4 Tenant’s Waiver. Landlord shall not be liable for any inconvenience to Tenant, injury to the business of Tenant, loss of use of any part of the Premises by Tenant or loss of Tenant’s Property, resulting in any way from such damage, destruction or the repair thereof, except that, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are actually unusable and unfit for occupancy and Tenant is not using or otherwise occupying same as specifically provided above in this Section 26, but subject to Section 26.3. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant hereby waives all rights to terminate this Lease or offset any amounts against Rent pursuant to rights accorded Tenant by any law currently existing or hereafter enacted, including, but not limited to, all rights pursuant to the provisions of Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, as the same may be amended or supplemented from time to time; provided, however, that for avoidance of doubt this shall not waive any rights by Tenant to terminate this Lease or abatement of Rent otherwise expressly set forth in this Lease. 27. CONDEMNATION. If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the gross square feet of the Premises or more than forty percent (40%) of the Project’s parking facilities is taken (and Landlord is not able to provide Tenant with alternate parking within a reasonable distance from the Project), or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Subject to the last sentence of this Section 27, Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. In addition to the foregoing, Tenant shall be entitled to seek compensation for the relocation costs recoverable by Tenant pursuant to the provisions of California Government Code Section 7262. Notwithstanding anything to the contrary contained in this Section 27, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of gross square feet of the Premises taken bears to the total gross square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that limits or prevents Tenant’s use of the Building or Project during the Term that does not physically affect the Premises, and (ii) an action taken for the purpose of protecting public safety that does not physically affect the Premises (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation). Notwithstanding the foregoing, if a taking of all or any part of the Project (including, without limitation, a regulatory taking) occurs prior to the Delivery Date for Phase 2, (i) the parties will use reasonable efforts to reasonable cooperate and provide information to the other party regarding each party’s proposed response to such taking, and (ii) Tenant shall have the right to make a claim for damages against the relevant government agency arising from the loss of its leasehold interest in all or a portion of the Project, in addition to making claims for relocation as aforesaid.

49. 28. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS. 28.1 Notwithstanding anything to the contrary in this Lease or the Work Letter, from and after the Delivery Date for each Phase, and for so long as Tenant or its Non-Transferee is the Sole Occupant, Tenant shall indemnify Landlord pursuant to Section 28.2.1(d) below for any Hazardous Materials on, in, under, or affecting all or any portion of the Premises or the groundwater under the Premises, as a result of events that took place after the Delivery Date, without any limitation as to Tenant’s indemnity obligation to matters caused by Tenant or any Tenant Party, or otherwise except for the limitations as set forth in the immediately following sentence. Tenant’s indemnity pursuant to this Section shall not apply to Hazardous Materials which (i) were existing at, under or about the Premises or Project as of the Delivery Date and not caused by Tenant or Tenant’s Agents, (ii) migrated to the Premises due to the actions of Landlord or its agents, contractors or invitees, or (iii) migrated to the Premises or Project from adjacent properties, except, for each of the foregoing, to the extent that Tenant’s construction activities and/or Tenant’s other acts or omissions caused or exacerbated the subject claim. This Section 28.1 applies only if Tenant or its Non- Transferee is the Sole Occupant, while Section 28.2 below applies generally whether or not Tenant is the Sole Occupant. 28.2 Tenant must strictly comply with all Environmental Laws (as defined below) with respect to Tenant’s (or any Tenant Party’s) use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, “Hazardous Materials”) at the Premises. As herein used, Hazardous Materials shall include, but not be limited to, those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “chemicals known to cause cancer or reproductive toxicity,” “radioactive materials,” or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et eq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code Section 25249.5 et seq., California Water Code Section 13000 et seq., California Health and Safety Code Section 39000 et seq. and any other Environmental Laws now or hereafter in effect. Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises, the Building, or the Property, other than as disclosed to Landlord in an Environmental Questionnaire or otherwise consented to in writing, each of which shall be used, stored and disposed of in accordance with Environmental Law. Prior to occupancy, Tenant shall complete the Environmental Questionnaire (the “Environmental Questionnaire”) in the form attached hereto as Exhibit E and Tenant shall be obligated to update the Environmental Questionnaire upon any material change in the type or quantity of any Hazardous Materials used by Tenant at the Premises. Tenant shall defend, indemnify and hold the Indemnitees harmless from and against, and shall reimburse the Indemnitees for, all liabilities, claims, costs, damages, and depreciation of property value, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant, any Tenant Party, or any person claiming through or under Tenant or any Tenant Party, including, without limitation, the cost of any required or necessary investigation, monitoring, repair, remediation, cleanup, or detoxification and the preparation of any closure or other required plans (including, without limitation, the Surrender Plan), whether such action is required or necessary prior to or following the termination of this Lease, as well as penalties, fines and claims for contribution to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant, any Tenant Party, or any person claiming through or under Tenant or any Tenant Party. Neither the consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification set forth above. Further, from time to time upon request by Landlord, Tenant shall deliver to Landlord a written schedule of the Hazardous Materials used by Tenant at the Premises, copies of any filings and/or correspondence delivered to or received from any Governmental Authorities regarding Hazardous Materials used by Tenant, and shall provide reasonable evidence and confirmation that all such Hazardous Materials are handled in strict accordance with all Environmental Laws.

50. 28.2.1 Tenant’s Obligations. (a) Prohibitions. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s representatives, officers, directors, employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub- agent of Tenant (collectively, the “Tenant Parties” and each, a “Tenant Party”) will produce, use, store or generate any Hazardous Materials on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year. Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, not to be unreasonably withheld, conditioned or delayed; provided, however, that, for so long as Tenant is not in breach or default of its obligations under this Article 28, Landlord shall consent to Tenant’s use of Hazardous Materials which are of the type and quantity customarily used by comparable biopharmaceutical companies in Comparable Buildings, and which are at all times in compliance with all applicable permits and Environmental Laws. Tenant shall not install or permit any underground storage tank on the Premises. For purposes of this Lease, “Hazardous Materials” shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment. (b) Notices to Landlord. Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any Environmental Laws. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws

51. include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such applicable laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated. (c) Releases of Hazardous Materials. If any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease and/or if any other Hazardous Material condition exists at the Premises that requires response actions of any kind, in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii), if Tenant is otherwise liable or responsible for such Release pursuant to this Lease, take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Article 28, and (iv) if Tenant is otherwise liable or responsible for such Release pursuant to this Lease, take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises are remediated to the condition existing prior to such Release (d) Indemnification. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Term, whether foreseeable or unforeseeable, that arise during or after the Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or any Tenant Party. (e) Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with applicable laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a written description explaining the

52. nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s reasonable satisfaction compliance with all Environmental Laws and the terms of this Lease. 28.2.2 Assurance of Performance. (a) Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an “Environmental Assessment”) to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. (b) Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 28, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within ten (10) days after receipt of written demand therefor. 28.2.3 Tenant’s Obligations upon Surrender. At the expiration of the Term or earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall, as part of its Surrender Plan: (i) cause an Environmental Assessment of the Premises to be conducted; (ii) cause all Hazardous Materials to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by Tenant or any Tenant Party to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal. 28.2.4 Clean-up. (a) Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 28, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor. (b) No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up. (c) Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration of the Term or earlier termination of this Lease. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such

53. governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with applicable laws. (d) Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Section 21) until Tenant has fully complied with its obligations under this Section 28. 28.2.5 Confidentiality. Unless compelled to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any person or entity (other than Tenant’s investors, consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by applicable law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 28.2.5, or as required by public company disclosure laws, but then only to the extent actually required by such public company disclosure laws. 28.2.6 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Property, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials. 28.2.7 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any applicable laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord. 28.2.8 Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 28 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 28 have been completely performed and satisfied. 28.2.9 Control Areas. Tenant shall be entitled to use 100% of the Hazardous Materials inventory within any control area or zone located within a Building for which Tenant is the sole occupant, as designated by the applicable building code, for chemical use or storage. If Tenant does not lease all of a particular Building, Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone for such Building, as designated by the applicable building code, for chemical use or storage. 28.2.10 Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

54. 28.2.11 Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or governmental authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant or such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any governmental authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any governmental authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion. 29. FINANCIAL STATEMENTS. Tenant and any permitted Transferee, within ten (10) business days after Landlord’s request therefor in connection with a bona fide sale, finance or re-finance of a Phase, Building or Project or a Default, but not more often than once annually so long as Tenant is not in Default of this Lease, shall deliver to Landlord the then current audited financial statements of Tenant. If audited financial statements have not been prepared, Tenant and any permitted Transferee shall provide Landlord with certified, unaudited financial statements and such other information, the type and form of which are acceptable to Landlord in Landlord’s reasonable discretion, which reflects the financial condition of Tenant and any permitted Transferee. Any financial statements provided by Tenant to Landlord hereunder shall be treated as confidential by Landlord and shall not be disclosed by Landlord to any third-party except pursuant to a commercially reasonable non-disclosure agreement requiring the treatment of such information as confidential and naming Tenant as an intended beneficiary. Notwithstanding the foregoing, Tenant shall not be obligated to provide financial statements under this Section for so long as Tenant or a permitted Transferee, as applicable, is a public company, subject to periodic public filing requirements. 30. SIGNS. 30.1 Building Top Signage. Tenant shall be entitled to identification signage to be located on each Building that is fully leased by Tenant (the “Building Signage”) in accordance with the Project Signage Guidelines attached hereto as Exhibit F (the “Project Signage Guidelines”). The exact location of the Building Signage shall be subject to all Legal Requirements. Such right to the Building Signage is subject to the following terms and conditions: (i) Tenant shall submit plans and drawings for the Building Signage to Landlord and to any public authorities having jurisdiction and shall obtain written approval from each such jurisdiction prior to installation, and shall fully comply with all applicable laws, statutes, regulations, rules, codes, and ordinances; (ii) Tenant shall comply with all instruments recorded against the Property; (iii) Tenant shall, at Tenant’s sole cost and expense (but subject to reimbursement from the applicable Tenant Improvement Allowance, if and to the extent applicable pursuant to the Work Letter), design, construct and install the Building Signage; (iv) the size, color and design of the Building Signage shall comply with the Project Signage Guidelines; and (v) Tenant shall at all times maintain the Building Signage in good condition and repair, and all costs of maintenance, repair, and replacement shall be borne by Tenant. Maintenance shall include, without limitation, cleaning. Notwithstanding the foregoing, Tenant shall not be liable for any fee in connection with Tenant’s right to display the Building Signage in accordance with this Lease. At Landlord’s option, Tenant’s right to the Building Signage may be revoked and terminated upon occurrence of any of the following events: (A) Tenant shall be in Default; (B) Tenant or its Non- Transferee(s) occupy less than seventy-five percent (75%) of the applicable Building (other than with respect to Permitted Users); or (C) this Lease shall terminate or otherwise no longer be in effect with respect to the applicable Building. Upon the expiration or earlier termination of this Lease or at such other time that Tenant’s signage rights are terminated pursuant to the terms hereof, Tenant shall, at its sole cost and expense, remove Tenant’s Signs, repair any damage caused by such removal, and restore the site of Tenant’s Signs on the Building to the condition in which those portions of the Building existed before the installation of Tenant’s Signs. If Tenant fails to remove the Building Signage and repair the Building in accordance with the terms of this Lease, Landlord shall cause the Building Signage to be permanently removed from the Building and the Building to be repaired and restored to the condition which existed prior to the installation of the Building Signage (including, if necessary, the replacement of any concrete panels),

55. all at the sole cost and expense of Tenant and otherwise in accordance with this Lease, without further notice from Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall pay all costs and expenses for such removal, repair, and restoration within five (5) business days following delivery of an invoice therefor (which obligation shall survive expiration or earlier termination of this Lease). The rights provided in this Section 30.1 shall be non-transferable (even to any Non-Transferee) unless otherwise agreed by Landlord in writing in its sole discretion. 30.2 Monument Signage. 30.2.1 So long as (i) Tenant is not in Default, and (ii) Tenant is the Sole Occupant , Tenant shall have the exclusive right, subject to the terms hereof, to have its name placed (the “Panel”) on monument signs to be constructed by Landlord, at Landlord’s expense, in locations at the Project as identified in the Project Signage Guidelines (the “Monument Sign” and together with the Building Signage, collectively, “Tenant’s Signs”). If Tenant is not the Sole Occupant, but provided that Tenant is not in Default, Tenant’s Panel may occupy Tenant’s pro rata share of the Monument Sign. The installation of the Panel shall be subject to the approval of any governmental authority having jurisdiction. The Panel shall (a) be designed by Tenant, (b) contain the Tenant’s name, (c) be harmonious with the design standards of the Project, and shall comply with the Project Signage Guidelines, and (d) be affixed to the Monument Sign in a manner determined by Landlord in its sole discretion. Following receipt of all necessary governmental approvals, Tenant, at Tenant’s sole cost and expense, shall fabricate, construct and thereafter install the initial Panel on the Monument Sign. 30.2.2 After Landlord’s installation of the Monument Sign, Tenant shall be liable for all costs related to such maintenance, repair, or changes (which changes shall be subject to Landlord’s prior written approval). In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on the Monument Sign. All costs for which Tenant is responsible under this Section 30 shall be paid by Tenant to Landlord within ten (10) days of written request by Landlord. 30.2.3 Upon expiration of the Term or earlier termination of this Lease or if during the Term (and any extensions thereof) Tenant is in Default, then Tenant’s rights granted herein will terminate and Tenant, at its cost within ten (10) days after request by Landlord, shall remove Tenant’s Panel(s) from the Monument Sign and restore the affected portion(s) of the Monument Sign to the condition it was in prior to installation of Tenant’s Panel(s), ordinary wear and tear excepted. If Tenant does not perform such work within such ten-day period, then Landlord may do so, at Tenant’s cost, and Tenant shall reimburse Landlord for the cost of such work within ten (10) days after request therefore. The provisions of this Section 30 shall survive expiration of the Term or earlier termination of this Lease. 30.2.4 Landlord has the right to relocate, redesign, and/or reconstruct the Monument Sign from time to time, subject to, for any period when, and any portions of the Project where, Tenant’s signage rights under this Section 30 are still in effect, Tenant’s consent, not to be unreasonably withheld, conditioned or delayed. 31. COMMUNICATIONS AND COMPUTER LINES. Tenant may install, maintain, replace or remove any communications or computer wires and cables (collectively, the “Lines”) to serve the Premises, provided that (i) Tenant has obtained Landlord’s prior written consent, in Landlord’s reasonable discretion; (ii) Tenant uses an experienced and qualified contractor, approved in writing by Landlord, in Landlord’s reasonable discretion; (iii) the Lines must be appropriately insulated to prevent excess electromagnetic fields or radiation and shall be surrounded by a protective conduit; and (iv) Tenant shall pay all costs in connection therewith. As a condition precedent to the installation of the Lines, concurrent with Landlord approval, Landlord will advise if Tenant must remove all Lines upon the expiration of the Lease.

56. 32. MORTGAGE OF TENANT’S LEASEHOLD INTEREST. Notwithstanding any provision in this Lease to the contrary, Tenant may not, without the prior consent of Landlord, which consent may be withheld in its sole and absolute discretion, mortgage, pledge, hypothecate or encumber the leasehold interest granted under this Lease, whether voluntary of by operation of law. Any mortgage effected without the approval of Landlord shall constitute a Default under the Lease. Landlord’s approval will not be construed to require Landlord to provide any leasehold mortgagee with any notice of Default or otherwise under this Lease. 33. MORTGAGEE PROTECTION. Upon any default on the part of Landlord, Tenant will give written Notice by registered or certified mail or next business day delivery by FedEx or United Parcel Service to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of its interest and an address for receiving Notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within a reasonable time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant shall sign a commercially reasonable consent to the collateral assignment of this Lease to Landlord's lender. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender. Tenant hereby waives the right to the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)’ deed of trust unless the lender(s) or such purchaser shall have actually received and has not previously refunded the deposit. Upon receipt of written notice from Landlord’s lender to direct payment to such lender, Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender’s loan to Landlord. If, in connection with obtaining financing for the Premises or any other portion of the Property, Landlord’s lender shall request reasonable modification(s) to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially or adversely affect Tenant’s rights hereunder or the use, occupancy or quiet enjoyment of Tenant hereunder or otherwise increase Tenant’s obligations hereunder. Landlord’s lender(s) and Mortgagees shall be express, intended third-party beneficiaries of this Section 33. 34. WARRANTIES OF TENANT. Tenant hereby warrants and represents to Landlord, for the express benefit of Landlord, that Tenant has undertaken a complete and independent evaluation of the risks inherent in the execution of this Lease and the operation of the Premises for the use permitted hereby, and that, based upon said independent evaluation, Tenant has elected to enter into this Lease, and hereby assumes all risks with respect thereto. Tenant hereby further warrants and represents to Landlord, for the express benefit of Landlord, that, in entering into this Lease, Tenant has not relied upon any statement, fact, promise or representation (whether express or implied, written or oral) not specifically set forth herein in writing and that any statement, fact, promise or representation (whether express or implied, written or oral) made at any time to Tenant, which is not expressly incorporated herein in writing, is hereby waived by Tenant. 35. BROKERAGE COMMISSION. Landlord and Tenant each represents and warrants for the benefit of the other that it has had no dealings with any real estate broker, agent or finder in connection with the Premises and/or the negotiation of this Lease, except for the Brokers specified in the Basic Lease Information, whose commissions shall be paid by Landlord pursuant to a separate agreement, and that it knows of no other real estate broker, agent or finder who is or might be entitled to a real estate brokerage commission or finder’s fee in connection with

57. this Lease or otherwise based upon contacts between the claimant and Tenant. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Brokers, if any, resulting from the actions of the indemnifying party. Unless expressly agreed to in writing by Landlord and Brokers, no real estate brokerage commission or finder’s fee shall be owed to, or otherwise payable to, the Brokers for any renewals or other extensions of the Term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the Lease Date. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder’s fee payable to the Brokers in connection with this Lease or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease. 36. QUIET ENJOYMENT. Landlord covenants with Tenant, upon the paying of Rent and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, and during the periods that Tenant is not otherwise in Default of any of the terms or provisions of this Lease, and subject to the rights of any of Landlord’s lenders specified in this Lease, (i) that Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises during the Term of this Lease, and (ii) neither Landlord, nor any successor or assign of Landlord, shall disturb Tenant’s occupancy or enjoyment of the Premises. The foregoing covenant is in lieu of any other covenant express or implied. 37. GENERAL PROVISIONS. 37.1 Time. Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor. Any references herein to “days” not proceeded by the term “business” shall be deemed to refer to calendar days. 37.2 Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto. 37.3 Recordation. Tenant shall not record this Lease or a short form memorandum hereof. 37.4 Exculpation. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Project, and proceeds from Landlord’s insurance, and Tenant agrees to look solely to Landlord’s interest in the Project and such insurance for satisfaction of liability under this Lease and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management company of Landlord (collectively, the “Landlord Parties”) for Landlord’s liability under this Lease. Moreover, to the extent any claim against the Landlord Parties relates to or arises from the delivery or non-delivery of the Phase 2 Premises (including the exercise of Tenant’s Self-Help Rights with respect thereto), then Tenant agrees to look solely to Landlord’s interest in the Phase 2 Premises for satisfaction of any such liabilities under this Lease. It is the parties’ intention that the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency of Landlord hereunder. 37.5 Severability and Governing Law. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provision shall remain in full force and effect. This Lease shall be governed by, and construed in accordance with, the laws of the State of California. 37.6 Attorneys’ Fees. In the event any dispute between the parties arises, regardless of whether such disputes results in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing for all reasonable costs and expenses, including, without limitation, reasonable

58. attorneys’ and experts’ fees and costs incurred by the prevailing party in connection with such litigation or other proceeding, and any appeal thereof. Such costs, expenses, and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any. The prevailing party is also entitled to any and all costs incurred in the collection of any judgment. 37.7 Waiver of Jury Trial. IN GRAFTON PARTNERS L.P. v. SUPERIOR COURT, 36 CAL.4TH 944 (2005), THE CALIFORNIA SUPREME COURT RULED THAT CONTRACTUAL, PRE- DISPUTE JURY TRIAL WAIVERS ARE UNENFORCEABLE. THE PARTIES, HOWEVER, ANTICIPATE THAT THE CALIFORNIA LEGISLATURE WILL ENACT LEGISLATION TO PERMIT SUCH WAIVERS IN CERTAIN CASES. IN ANTICIPATION OF SUCH LEGISLATION, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES EACH WAIVE, AS OF THE EFFECTIVE DATE OF SUCH LEGISLATION AND TO THE EXTENT PERMITTED BY APPLICABLE LEGAL REQUIREMENTS, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. 37.8 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease. The parties acknowledge that (i) each party and/or its counsel have reviewed and revised this Lease, and (ii) no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Lease or any amendments or exhibits to this Lease or any document executed and delivered by either party in connection with this Lease. 37.9 Joint and Several; Covenants and Conditions. If Tenant consists of more than one person or entity, the obligations of all such persons or entities shall be joint and several. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition. 37.10 Authority. If either Tenant or Landlord is a corporation, trust or partnership, each individual executing the Lease on behalf of Tenant or Landlord, as applicable, hereby represents and warrants that Tenant or Landlord is a duly formed and validly existing entity qualified to do business in the state of California and that Tenant or Landlord has the full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant or Landlord is authorized to do so. Tenant shall, upon demand by Landlord, deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the state of California. 37.11 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep and maintain such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, tax, legal, leasing and space planning consultants or to potential acquirers or existing or potential investors. Notwithstanding the foregoing, Tenant shall incur no liability for disclosure of confidential information: (a) that is, or hereafter becomes, part of the public domain other than through a Default by Tenant of its obligations in this paragraph, (b) in response to subpoena in litigation, (c) to its actual or prospective lenders of investors, legal, accounting and other consultants with a need to know, or to prospective assignees and subtenants, or (d) as otherwise necessary in connection with litigation or as required by law. For the avoidance of doubt, the fact that this Lease exists shall not constitute confidential

59. information. Tenant may make any public filing of this lease with the U.S. Securities and Exchange Commission or other regulatory authority as and to the extent required by applicable law. 37.12 Landlord Renovations. Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, develop, alter, or modify (collectively, the “Renovations”) portions of the Building(s), Premises, and the Property, which Renovations may include, without limitation any improvement or renovation done to increase the safety or security of the Building(s) in excess of the requirements required by the Laws, as Landlord determines to be necessary in its sole and absolute discretion. In connection with the Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building(s), limit or eliminate access to portions of the Building(s), or perform work in the Building(s), which work may create noise, dust or leave debris in the Building(s). Similarly, other properties in the vicinity of the Building(s) may undergo substantial construction or renovation during the Term, which may cause substantial disturbance to traffic and parking, and may cause dust, noise and vibration which may affect the Premises. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent, provided that Landlord uses commercially reasonable efforts not to disturb Tenant’s use or quiet enjoyment of the Premises and access to the Premises. Such commercially reasonable efforts may include, at Landlord’s reasonable discretion, after-business hours’ work for Renovations that generate significant noise, dust or vibration. Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s Property, Alterations or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations. Notwithstanding the foregoing, for so long as Tenant is the Sole Occupant, Landlord shall not make any Renovations without Tenant’s prior consent, not to be unreasonably withheld, conditioned or delayed; provided, however, that this sentence shall not limit Landlord’s express rights and construction obligations set forth elsewhere in this Lease and the Work Letter. 37.13 Submission of Lease. Neither submission of this instrument for examination by Tenant, nor signature by Tenant shall constitute a reservation of or an option for lease and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. 37.14 Counterparts; Electronic Signatures. This Lease may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one (1) and the same instrument. The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking “SIGN”, such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures 37.15 OFAC Representation. For purposes hereof, “List” shall mean the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, and “OFAC” shall mean the Office of Foreign Assets Control, Department of the Treasury. Each party represents and warrants to the other that, to its knowledge, (i) each person or entity owning a ten percent (10%) or greater interest in such party is (A) not currently identified on the List, and (B) is not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States and (ii) each party has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. Each party shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect and shall use reasonable efforts to notify the other in writing if any of the forgoing

60. representations, warranties or covenants are no longer true or have been breached or if such party has a reasonable basis to believe that they may no longer be true or have been breached. In addition, at the request of a party, the other party shall provide such information as may be requested by the requesting to determine the other party’s compliance with the terms hereof. 37.16 Accessibility; CASp. As required by Section 1938(a) of the California Civil Code, Landlord discloses to Tenant that the Premises have not undergone inspection by a Certified Access Specialist (“CASp”). As required by Section 1938(e) of the California Civil Code, Landlord also states that: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” As permitted by the quoted language above, it is agreed that: (a) any CASp inspection requested by Tenant shall be requested by Tenant within ten (10) days after the date on which this Lease has been executed by Landlord and Tenant, (b) the contract under which the inspection is to be performed shall not limit the CASp’s liability if the CASp fails to perform the inspection in accordance with the standard of care applicable to experts performing such inspections, Landlord shall be an intended third party beneficiary of such contract and the contract shall otherwise comply with the provisions of this Lease applicable to Tenant contracts for construction; (c) the CASp inspection shall be conducted (i) at Tenant’s sole cost and expense, (ii) by a CASp approved in advance by Landlord, (iii) after normal business hours, (iv) in a manner reasonably satisfactory to Landlord, and (v) shall be addressed to, and, upon completion, promptly delivered to, Landlord and Tenant; (d) the information in the inspection shall not be disclosed by Tenant to anyone other than contractors, subcontractors, and consultants of Tenant who have a need to know the information therein and who agree in writing not to further disclose such information; and (e) to the extent that such CASp inspection identifies any necessary repairs to correct violations of construction-related accessibility standards within the Premises, the provisions of Section 13 shall govern Tenant’s responsibility to make such repairs to the Premises. Landlord may elect to perform any portion of such work at Tenant’s expense, which expense shall be estimated by Landlord and prepaid by Tenant within ten (10) days after Landlord’s request. When the work is substantially completed, the estimated and actual costs and charges for such work shall be compared and Tenant shall receive a credit against future Rent for any overpayment and shall pay any underpayment to Landlord with the next installment of Rent due hereunder. Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code. 37.17 Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, at Tenant’s sole cost and expense. 37.18 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord except as expressly allowed under this Lease.

61. 37.19 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Buildings, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building(s) or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees. The foregoing shall not reduce Tenant’s parking rights under this Lease. For the avoidance of doubt, this Section 37.19 does not apply to the P&R. 37.20 Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including, without limitation, any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude Tenant, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, or actions, inactions or delays caused by a utility or regulated entity providing utility service, connections or infrastructure (where such utility-related delay is beyond such time periods as are initially anticipated by Landlord), and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a “Force Majeure”), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Notwithstanding anything to the contrary in this Lease, no event of Force Majeure shall (i) excuse Tenant’s obligations to pay Rent and other charges due pursuant to this Lease, (ii) be grounds for Tenant to abate any portion of Rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Sections 26 and 27 of this Lease, (iii) excuse Tenant’s obligations under Section 8 of this Lease or under Section 5.9 of the Work Letter. For purposes of this Section, the following shall be included as causes beyond the reasonable control of the party obligated to perform: epidemic; pandemic; disease; illness; national, regional or local emergency; quarantine; and governmental order. Notwithstanding anything to the contrary in this Lease, the inability to obtain financing or investment, or a lack of funding, shall not excuse a party’s performance of its obligations hereunder, unless a party’s performance of an obligation is otherwise expressly conditioned upon receipt of financing or investment. 37.21 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. 37.22 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease. 38. APERTURE DEL MAR AMENITIES. Initially, Tenant shall, via Self-Management or otherwise, be responsible for maintenance, repair and operation of those portions of the Project that are outside of the building footprint of the Base Buildings or are considered amenity spaces (the “Amenities”). Should Tenant cease to be the Sole Occupant,

62. Landlord and Tenant shall agree to a commercially reasonable amendment to this Lease which will specify obligations with respect to the Amenities, which amendment will provide, without limitation: (1) which Amenities are to remain exclusively used by and for the benefit of Tenant (which will be only those amenities areas entirely within the building footprints of the Base Buildings), (2) which Amenities will become “Shared Amenities”, meaning they will be managed by Landlord and the cost of management and operation thereof will be included in Operating Expenses (and the CUP and Fitness Center shall be designated as Shared Amenities, and the Food Containers may, at Landlord’s election, be designated as Shared Amenities, in which case such Shared Amenities shall no longer be a part of the Premises, and Tenant’s Base Rent obligation shall be adjusted so that Tenant pays Base Rent for its pro rata share of the square footage thereof), (3) Tenant shall not be entitled to any discounts for any Shared Amenities, and (4) that Landlord will indemnify Tenant for third-party claims to the extent arising out of Landlord’s gross negligence or willful misconduct. For the avoidance of doubt, if Tenant does not exercise the Expansion Option, and Landlord constructs Building 5 as New Construction, then upon Landlord’s leasing of Building 5 or any portion thereof to a third party, Tenant shall cease to be the Sole Occupant. 39. COMPETITORS. Landlord shall not enter into a lease agreement for any space in the Project or sell any portion of the Project to (1) Teva Pharmaceutical Industries Ltd., or (2) Spruce Biosciences, Inc., or any wholly-owned subsidiary of or successor corporation to the foregoing (collectively, the “Named Competitors” and each, a “Named Competitor”), provided, however, that nothing contained in this sentence shall in any way limit or preclude (i) any tenant that Landlord may lease space to at the Project from being acquired, directly or indirectly, by a Named Competitor, (ii) any tenant that Landlord may lease space to at the Project from assigning its lease or subleasing its premises to a Named Competitor, and (iii) Landlord from consenting to any transaction described in clauses (i) or (ii). The provisions of this Section shall only apply if (1) Tenant or its Non-Transferee has not sublet, assigned, or otherwise Transferred collectively more than twenty-five percent (25%) of the gross square footage of the Premises, and (2) no Phase 2 Termination has occurred. 40. RIGHTS PERSONAL TO ORIGINALLY-NAMED TENANT. 40.1 Personal Rights. The options and rights contained in this Section 40 (“Personal Rights”) shall be available to, and may only be exercised by, the originally-named Tenant (Neurocrine Biosciences, Inc., a Delaware corporation, publicly traded on NASDAQ under ticker symbol “NBIX”), or its Non- Transferee, only if the following conditions are satisfied (collectively the “Personal Rights Conditions Precedent”): (i) Tenant is not in Default at the time of exercise (or thereafter for such Personal Rights where ongoing compliance with conditions is expressly required by this Section 40), (ii) Tenant has not been in monetary default beyond any notice and cure period provided in Section 19.2 prior to the time of exercise (or thereafter for such Personal Rights where ongoing compliance with conditions is expressly required by this Section 40), (iii) Tenant has not assigned its interest in this Lease (other than to a Non-Transferee), (iv) Tenant or its Non-Transferee has not sublet, assigned, or otherwise Transferred collectively more than: (1) twenty-five percent (25%) of the gross square footage of the Premises with respect to the options and rights in Sections 40.2 and 40.3 below, and (2) thirty percent (30%) of the gross square footage of the Premises with respect to the options and rights in Section 40.4 below (this item (iv)(2), the “Purchase Rights Sublease Condition”), and (v) no Phase 2 Termination has occurred. 40.2 Expansion Option. 40.2.1 Procedure; Conditions. Provided that Personal Rights Conditions Precedent are satisfied, Tenant shall have the right, at any time prior to the six (6)-year anniversary of the Lease Date (“Expansion Outside Date”), to expand the Premises to include the Phase 3 Premises (the “Expansion Option”), which Landlord currently contemplates will contain no more than five (5) floors and no less than 121,424 gross square feet, subject to the terms and conditions of this Section 40.2 and the Work Letter. Tenant acknowledges that Landlord’s obligation to construct the Phase 3 Base Building shall be subject to and expressly conditioned upon obtaining all governmental approvals and entitlements (if applicable), and obtaining approval from Landlord’s mortgagees and obtaining construction financing from a third-party lender for the construction of the Phase 3 Base Building (as defined in Section 1.5.1 of the Work Letter)

63. (collectively, the “Expansion Conditions”). Landlord shall use commercially reasonable, diligent efforts to satisfy the Expansion Conditions. The Expansion Option may only be exercised by Tenant with timely written notice to Landlord prior to the Expansion Outside Date together with payment of the Phase 3 Pre- Paid Rent (as defined below) and delivery of Phase 3 Increased Letter of Credit (as defined below) (collectively, the “Expansion Notice”). The date of Landlord’s receipt of the Expansion Notice (which shall be valid only if delivered with the Phase 3 Pre-Paid Rent and the Phase 3 Increased Letter of Credit) shall be referred to as the “Expansion Notice Date.” The “Phase 3 Pre-Paid Rent” shall be calculated as the amount equal to the Buildable Entitlements (as defined below) multiplied by the current per-square-foot monthly Base Rent applicable to the then-existing Premises. “Buildable Entitlements” shall mean the maximum allowable gross square feet of space contemplated for the Phase 3 Premises. The “Phase 3 Increased Letter of Credit” shall be an additional letter of credit in accordance with the requirements of Section 5 above, or an increase in the amount of the current Letter of Credit, in each case in the amount equal to the Buildable Entitlements multiplied by the Base Rent that will be applicable to the Phase 3 Premises in the last month of the Initial Term, as may be extended pursuant to this Section 40.2. Tenant may request Landlord to provide the calculation of the Phase 3 Pre-Paid Rent and Phase 3 Increased Letter of Credit, and Landlord shall provide such calculations within five (5) business days. If Tenant does not have the amounts for the Phase 3 Pre-Paid Rent or Phase 3 Increased Letter of Credit at the time of delivery of the Expansion Notice to Landlord, the Expansion Notice shall still be valid hereunder if Tenant thereafter obtains such calculations from Landlord and provides the Phase 3 Pre-Paid Rent and the Phase 3 Increased Letter of Credit within ten (10) business days of the Expansion Notice Date. Upon Tenant’s timely and proper delivery of the Expansion Notice, and satisfaction of all Personal Rights Conditions Precedent and Expansion Conditions (collectively, the “Design Conditions”), each of which shall be satisfied both: (a) as of the Expansion Notice Date and (b) continuously thereafter until the Phase 3 Delivery Date, Landlord and Tenant will use commercially reasonable and diligent efforts to approve the Phase 3 Basis of Design (as defined in Section 4.1.1 of the Work Letter) in accordance with the procedures and requirements of the Work Letter, within four (4) months following the Expansion Notice Date. Within thirty (30) days following the later of (i) Landlord and Tenant each approving the Phase 3 Construction Documents (in accordance with the procedure for development and approval of same as set forth in the Work Letter), (ii) Landlord’s receipt of all necessary governmental approvals and permits, and (iii) Landlord obtaining third-party construction financing for construction of the Phase 3 Base Building satisfactory to Landlord (each of the foregoing subject to adjustment for Non-Landlord Delays), Landlord shall commence construction of the Phase 3 Base Building which construction shall be governed by the applicable provisions of the Work Letter. Tenant shall not have the right under any circumstances to exercise the Expansion Option with respect to less than all of the gross square footage of the Phase 3 Premises. Should any of the Design Conditions cease to be satisfied during the design, development or construction of the Phase 3 Premises (and without otherwise limiting Landlord’s rights elsewhere in this Section 40.2), Landlord may, at its election, terminate and nullify Tenant’s Expansion Option effective upon written notice to Tenant, and thereafter Landlord may pursue completion of the Phase 3 Premises as New Construction (a “Phase 3 Landlord Termination”). 40.2.2 Landlord’s Right to Nullify Expansion Option. (a) If either (i) the Personal Rights Conditions Precedent fail to remain satisfied, or (ii) Tenant has not delivered an Election Notice (as defined in Section 40.3.2) as of January 1, 2025, Landlord shall have the right to deliver a written notice to Tenant (a “Nullification Notice”) specifying that Landlord intends to commence marketing the Phase 3 Premises for lease or sale to third parties. If the Nullification Notice indicates that the Personal Rights Conditions Precedent are not satisfied, Tenant may only preserve its rights under this Section if it can prove that the Personal Rights Conditions Precedent are satisfied. If Tenant can prove that the Personal Rights Conditions Precedent are satisfied (or if the Nullification Notice does not assert that the Personal Rights Conditions Precedent are not satisfied), then Tenant shall have thirty (30) days after receipt of the Nullification Notice to deliver to Landlord either an Expansion Notice (exercising the Expansion Option) or an Election Notice (irrevocably committing Tenant to commence paying Ground Rent on the later of (i) the Ground Rent Commencement Date or (ii) the date of Tenant’s delivery of the Election Notice). If Tenant fails to deliver an Expansion Notice or an Election Notice within such thirty-day period, or fails to prove that the Personal Rights Conditions Precedent are satisfied (if applicable), then upon such thirtieth (30th) day after Tenant’s receipt of the Nullification Notice,

64. the Expansion Option shall be deemed null and void and of no further force or effect, and Landlord may proceed with construction of the Phase 3 Premises as New Construction which Landlord may lease to third party(ies) free of any preferential rights of Tenant hereunder. (b) Notwithstanding anything to the contrary in this Section 40.2.2, Landlord acknowledges that it may not commence marketing of the Phase 3 Premises prior to the expiration of the Building 5 Marketing Holdback Period (as defined in Section 40.3.1 below), except upon the failure of the Personal Rights Conditions Precedent to remain satisfied and Landlord’s delivery of a Nullification Notice. 40.2.3 Determination of Scope and Estimated Cost of the Phase 3 Base Building. Landlord and Tenant agree that the design and construction of the Phase 3 Base Building shall be consistent with the Phase 2 Base Buildings, and that Landlord’s anticipated costs, as calculated on a per- gross-square-foot basis, to design and construct the Phase 3 Base Building (“Anticipated Phase 3 Unit Costs”) shall not exceed the Actual Phase 2 Unit Cost (as defined in Section 3.3.4 of the Work Letter), as adjusted upward annually by two-and-one-half percent (2.5%) from the date the Actual Phase 2 Unit Cost was determined by Landlord and delivered to Tenant in accordance with Section 3.3.4 of the Work Letter (the “Adjusted Actual Phase 2 Unit Cost”). If at any time prior to the approval of the Phase 3 GMP (as defined in the Work Letter), it is determined that the Anticipated Phase 3 Unit Costs exceed the Adjusted Actual Phase 2 Unit Costs, Landlord will have the right, by written notice to Tenant (the “Maximum Cost Notice”), to cease design, development and construction of the Phase 3 Base Building until Landlord and Tenant have agreed on terms and conditions, in the sole and absolute discretion of Landlord and Tenant, respectively, with respect to the scope of the Phase 3 Base Building, the cost of the Phase 3 Base Building, Landlord’s obligation to pay for the Phase 3 Base Building, the Base Rent due with respect to the Phase 3 Premises, any Tenant Improvement Allowance or other concessions with respect to the Phase 3 Premises, and/or other matters related thereto. If the parties cannot reach agreement in writing on such terms within sixty (60) days after Landlord’s delivery of the Maximum Cost Notice, then Landlord will have the right, by notice delivered to Tenant at any time after such sixty (60) day period but before the parties reach agreement in writing on such terms, cause a Phase 3 Landlord Termination. In the event of any Phase 3 Landlord Termination, the Lease shall continue without modification with respect to the then-existing Premises, Landlord and Tenant will each bear its own costs with respect to the design, development or construction of the Phase 3 Premises incurred through such date of termination, and Landlord may pursue development of the Phase 3 Premises as New Construction. 40.2.4 Base Rent and Term for Phase 3 Premises. The Phase 3 Premises shall become part of the Premises for all purposes hereunder as of the Phase 3 Delivery Date, and accordingly shall be subject to every term and condition of this Lease, provided that the Base Rent for the Phase 3 Premises shall not be payable until the Phase 3 Rent Commencement Date (which may be adjusted as expressly provided in this Lease). The Base Rent and Additional Rent for the Phase 3 Premises shall, subject to Section 40.2.3 above, be at the same rate per gross square foot (calculated based on total gross square feet of the Phase 3 Premises as determined by the Measurement Architect), and subject to escalations in the same manner and at the same intervals, as the then current Base Rent and Additional Rent, respectively, for the then-existing Premises (i.e. if an escalation were to occur for the then-existing Premises four months after the Phase 3 Rent Commencement Date, then such escalation shall occur on such date with respect to the entire Premises). The Lease term for the Phase 3 Premises shall be coterminous with the Initial Term; provided, however, should there be fewer than one hundred twenty (120) full calendar months remaining in the Initial Term as of the Phase 3 Rent Commencement Date, then the Initial Term (and Expiration Date) with respect to the entire Premises shall be automatically extended such that the Expiration Date is the last day of the one hundred and twentieth (120th) full calendar month after the Phase 3 Rent Commencement Date (subject to further extension as set forth in Section 2.2 above). Base Rent shall continue to escalate by the amount of three percent (3%) per annum throughout the Initial Term, on the same escalation schedule as was applicable to the Premises prior to the inclusion of the Phase 3 Premises. The “Phase 3 Term” shall mean the period between the Phase 3 Lease Commencement Date and the Expiration Date (as may have been extended pursuant to the immediately preceding sentence). The “Phase 3 Ratio” shall be a fraction, the numerator of which is the lesser of one hundred forty-four (144) and the number of full calendar months in the Phase 3 Term (which shall be a minimum of one hundred twenty (120)), and the denominator of which shall be one hundred forty-four (144).

65. Any calculation involving the Phase 3 Ratio which is made prior to the actual Phase 3 Lease Commencement Date may be updated and re-calculated from time to time by Landlord upon any change in the anticipated Phase 3 Lease Commencement Date. Subject to Landlord Delays (as defined in Section 2.1.1 of the Work Letter) and Permit Delays (as defined in Section 2.3.1 of the Work Letter but subject to Section 2.3.2 of the Work Letter), the Phase 3 Lease Commencement Date shall occur on the date specified in Paragraph O of the Basic Lease Information, and the Phase 3 Rent Commencement Date shall on the date that is the number of days and months following the Phase 3 Lease Commencement Date as determined according to the following calculation: ten (10) months multiplied by the Phase 3 Ratio. 40.2.5 Tenant Improvement Allowance for the Phase 3 Premises. Tenant shall receive a Phase 3 Tenant Improvement Allowance in the amount obtained according to the following ratio: (i) $325.00 multiplied by (ii) the anticipated gross square footage of the Phase 3 Premises, as determined with reference to the Phase 3 GMP, multiplied by (iii) the Phase 3 Ratio (the “Phase 3 Tenant Improvement Allowance”). The Phase 3 Tenant Improvement Allowance shall be subject to all provisions of this Section 40.2 and the Work Letter. 40.2.6 Plans. Tenant acknowledges that certain plans and other information that may be made available to Tenant pursuant to the provisions of this Section 40.2 and the Work Letter constitute information that Landlord considers confidential and, upon request from Landlord, Tenant and Landlord shall execute a confidentiality and nondisclosure agreement reasonably acceptable to each party with respect to such confidential information. 40.2.7 Delivery of the Phase 3 Premises. Landlord and Tenant shall, after Tenant’s valid exercise of the Expansion Option, work diligently and in good faith to establish a timeline for completion of Landlord’s Work and delivery of the Phase 3 Base Building to Tenant for construction of the Phase 3 Tenant Improvements. Tenant shall accept delivery of the Phase 3 Premises from Landlord, and Landlord shall use commercially reasonable and diligent efforts to deliver the Phase 3 Base Buildings to Tenant in the Delivery Condition, on or before the date mutually determined by Landlord and Tenant for its delivery. The date upon which the Phase 3 Base Building is in Delivery Condition shall be known as the “Phase 3 Delivery Date.” Upon Tenant’s request, Landlord shall inform Tenant of the estimated Phase 3 Delivery Date. 40.2.8 Other Terms. Except as specifically set forth in this Lease, all other terms of this Lease shall apply to the Phase 3 Premises as though the Phase 3 Premises was originally part of the Premises. Upon delivery of the Phase 3 Premises to Tenant as set forth herein, and at such other times upon Landlord’s written request, Tenant shall execute an amendment adding such Phase 3 Premises to this Lease substantially in the form of Exhibit C within fifteen (15) business days of delivery of such amendment to Tenant by Landlord (or, if such amendment is inconsistent with the terms and conditions of this Lease, Tenant shall provide revisions to such amendment within such fifteen (15) business day period; provided, however, that Landlord’s draft of the amendment shall be conclusive absent manifest error). If Tenant does not deliver the executed amendment or provide revisions in such 15-business day period, the amendment shall be deemed approved by Tenant and thereafter be binding upon Tenant as if it were a duly executed and delivered amendment to this Lease. If required in connection with any financing or sale transaction, Tenant shall execute an amendment in the form of Exhibit C subject to the requirements of this Section, within the time periods set forth above, even if the request is not made in connection with actual delivery of the Phase 3 Premises. 40.3 Building 5 Marketing Holdback. 40.3.1 Prior to the earlier of (i) the date that any of the Personal Rights Conditions Precedent are no longer satisfied and Landlord delivers a Nullification Notice as a result thereof, (ii) the date Tenant delivers an Expansion Notice, or (iii) July 1, 2025 (the “Building 5 Marketing Holdback Period”), Landlord agrees not to commence construction, nor market for lease or sale, Building 5 or the Phase 3 Premises.

66. 40.3.2 Procedure; Ground Rent. Provided that each of the Personal Rights Conditions Precedent at all times remain satisfied and Tenant has not delivered an Expansion Notice, Tenant shall have the right to extend the Building 5 Marketing Holdback Period by delivering written notice (“Election Notice”) of such election to Landlord no later than six (6) months prior to July 1, 2025, in which case, commencing on July 1, 2025 (“Ground Rent Commencement Date”), and continuing thereafter on the first day of each month until the Outside Marketing Holdback Expiration Date (as defined below), Tenant shall be required to pay rent to Landlord (“Ground Rent”) in an amount which results in Landlord receiving in equal monthly installments of seven and one-half percent (7.5%) of the appraised value of the real property constituting the portion of the Project which will contain Phase 3, which appraised value will be determined by Landlord and subject to the arbitration procedure in Section 3.2 above, but shall take into account the proposed development of such portion of the Project in accordance with the Buildable Entitlements, as well as all existing site improvements. The Ground Rent shall be increased on every anniversary of the Ground Rent Commencement Date by three percent (3%). The Ground Rent shall be in addition to, and not in lieu of, any other Rent obligations of Tenant under this Lease. If Landlord receives written notice from any Governmental Authority revoking any entitlements existing as of the date hereof, Landlord shall provide Tenant with a copy of such notice and the Ground Rent shall be adjusted accordingly on a going forward basis; provided, however, that Landlord shall have the right to contest such revocation through all available legal process. As used in this Lease, “Outside Marketing Holdback Expiration Date” shall mean the earlier of (a) the date which is twelve (12) months after the date Tenant provides Landlord with written notice of its election to terminate its Building 5 Marketing Holdback Period, which notice may be given by Tenant at any time in Tenant’s sole discretion (and which notice shall also nullify the Expansion Option), and (b) June 30, 2027. For the avoidance of doubt, (x) following the expiration of the Building 5 Marketing Holdback Period, or (y) if Tenant (1) does not deliver to Landlord a timely and proper Election Notice in accordance with this Section or (2) fails to timely pay any installment of the Ground Rent (subject to the notice and cure period set forth in Section 19.2 above), Landlord may, in its sole discretion, elect to terminate Tenant’s rights pursuant to this Section 40.3 upon delivery of written notice to Tenant (which notice may specify, in Landlord’s sole discretion, whether Tenant shall have a cure period to thereafter provide an Election Notice or to pay an arrearage of Ground Rent, for items (1) and (2) above, as applicable), in which case Landlord shall have the right to design and develop any new building(s) at the Project as New Construction and lease all or any portion of such new building(s) to any third party(ies) (subject to the Expansion Option, provided all conditions to Tenant’s exercise of the Expansion Option remain satisfied). 40.4 Right of First Refusal to Purchase. 40.4.1 ROFR Right. If Landlord intends to accept a bona fide offer (the “Pending Transaction”) to sell the Project, or any portion thereof, or more than ninety-seven percent (97%) of Landlord’s interest therein, to any third party (other than to an affiliate of Landlord or a mortgagee or ground lessor (or their respective successors, assigns or designees) or in connection with a sale of the Project as part of a portfolio transaction), Landlord shall, provided the Personal Rights Conditions Precedent are satisfied (but subject to Section 40.4.6 below), deliver to Tenant written notice (the “ROFR Notice”) of the material terms of such Pending Transaction including, without limitation, the purchase price and any earnest money deposits required to be delivered (collectively, the “Material Terms”). Within ten (10) business days after Tenant’s receipt of the ROFR Notice, Tenant shall have the right to elect (“ROFR”) to purchase the Project or the portion thereof identified in the ROFR Notice (as applicable, the “Subject Property”), subject to the terms set forth in the ROFR Notice by delivering to Landlord written notice (the “Tenant’s Acceptance”) of Tenant’s election to purchase the Subject Property. Nothing contained in this Section 40.4 shall excuse Tenant from any of its obligations under this Lease prior to the date that the Subject Property is conveyed to Tenant or from any obligation that survives the expiration or earlier termination of this Lease with respect to the Subject Property. For purposes of this Section 40.4, the definition of a “portfolio transaction” shall include a transaction which includes the Project and at least one (1) other property owned by Landlord or any entities affiliated with Landlord. For the avoidance of doubt, any joint venture, debt or equity recapitalization, or any other transaction other than Landlord’s conveyance of the fee title of the Subject Property to an unaffiliated third party, shall not be deemed a “Pending Transaction” and shall not be subject to Sections 40.4 or 40.5.

67. 40.4.2 Failure To Accept. Tenant’s failure to deliver a Tenant’s Acceptance as required pursuant to the preceding paragraph to Landlord within the required 10-business-day period shall be deemed to be an election by Tenant not to exercise Tenant’s right to purchase the Subject Property in which case, subject to the next sentence, Landlord shall have the right to sell the Subject Property to any third party on any terms and conditions acceptable to Landlord and Tenant shall be deemed to have irrevocably and forever waived its right pursuant to this Section 40.4 to purchase the Subject Property. Notwithstanding anything to the contrary contained herein, in the event that (i) within six (6) months after Landlord’s delivery of the ROFR Notice to Tenant, the Material Terms become materially less favorable to Landlord than those set forth in the ROFR Notice (it being understood and agreed that “materially less favorable” shall mean that the purchase price set forth in Material Terms of the modified transaction is at least seven and one-half percent (7.5%) less than the purchase price set forth in the ROFR Notice), or (ii) Landlord fails to sell the Subject Property to a third party within twelve (12) months after Landlord’s delivery of the ROFR Notice, Landlord agrees that Tenant’s rights under this Section 40.4 with respect to the ROFR shall be reinstated and Landlord shall provide Tenant with a ROFR Notice if, as, and to the extent, required under the terms of this Section 40.4. 40.4.3 Purchase and Sale Agreement. If after the expiration of a period of sixty (60) business days from the date Tenant delivers the Tenant’s Acceptance, Landlord and Tenant have not, after negotiating in good faith, entered into (A) a purchase and sale agreement for the purchase and sale of the Subject Property which agreement shall among other things: (i) contain the Material Terms, and (ii) contain commercially reasonable terms consistent with comparable transactions for properties being sold on an “as is” basis in the Southern California area (the “ROFR Purchase Agreement”) requiring closing thereunder to occur within sixty (60) days of the full execution thereof, and (B) if the Subject Property is less than all of the Premises, an amendment to this Lease, acceptable to both parties, in their respective sole and absolute discretion, documenting the termination of this Lease with respect to the Subject Property effective on the closing of the transaction contemplated by the ROFR Purchase Agreement and documenting other related changes to this Lease necessitated thereby, Tenant shall be deemed to have irrevocably and forever waived its rights under this Section 40.4 to purchase the Subject Property, in which case (x) Tenant shall have no further rights under this Section 40.4, (y) Tenant’s rights under this Section 40.4 shall not be restored, and (z) Landlord shall have the right to sell the Subject Property to any third party on any terms and conditions acceptable to Landlord. Notwithstanding the foregoing, Tenant’s ROFR shall convert automatically to a ROFO pursuant to Section 40.5 below if Landlord fails to sell the Subject Property to a third party within six (6) months after the termination of the ROFR Purchase Agreement negotiations as aforesaid. 40.4.4 Termination. The ROFR shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the ROFR, if, after such exercise, but prior to the closing date under the ROFR Purchase Agreement, (i) Tenant is in Default, or (ii) Tenant defaults under the ROFR Purchase Agreement. 40.4.5 No Extensions. The period of time within which the ROFR may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the ROFR at such time. 40.4.6 Purchase Rights Sublease Condition. Notwithstanding anything to the contrary in this Lease, if the Personal Rights Conditions Precedent are not satisfied solely because the Purchase Rights Sublease Condition is not met, then Landlord may deliver written notice thereof to Tenant (which shall be binding absent manifest error) (a “Sublease Conditions Notice”), and the ROFR shall convert automatically to a ROFO pursuant to Section 40.5 below. If, after the Purchase Rights Sublease Condition is not met at any time during the Term, and Tenant thereafter causes the Purchase Rights Sublease Condition to be met and gives Landlord written notice thereof, then the ROFR shall be reinstated upon Landlord’s receipt of such written notice from Tenant (provided the other Personal Rights Condition Precedent remain satisfied). Notwithstanding anything to the contrary in this Section 40.4.6, if Tenant has previously delivered a ROFO Offer (defined below) during any period where Tenant does not have a ROFR, then Tenant shall be deemed to have waived its ROFR for a period of six (6) months from the date of the ROFO Offer and Tenant shall not be entitled to reinstate its ROFR under this Section 40.4.6 during such

68. six-month period, even if Tenant causes the Purchase Rights Sublease Condition to be satisfied during such six-month period. 40.5 Right of First Offer to Purchase. In the event the ROFR is not available to be exercised by Tenant due to (i) the Purchase Rights Sublease Condition not being satisfied after delivery of a Sublease Conditions Notice, (ii) Tenant having assigned its interest under the Lease (other than to a Non-Transferee), or (iii) Tenant’s ROFR otherwise converting to a ROFO pursuant to Section 40.4.3 above, then, if Landlord intends to sell the any Subject Property during the Term, Tenant shall have a right of first offer to purchase the Subject Property (“ROFO”). Landlord shall give Tenant written notice of its intent to sell and shall indicate the terms and conditions upon which Landlord intends to market the Subject Property to third party(ies) for purchase. Tenant shall thereafter have ten (10) business days in which to make an offer to purchase the Subject Property containing all Material Terms (“ROFO Offer”). Landlord shall consider the ROFO Offer in good faith. If Landlord accepts the ROFO Offer, Landlord and Tenant shall, in good faith and with reasonable diligence, enter into a purchase and sale agreement which shall otherwise be subject to the provisions of Sections 40.4.3 and 40.4.4 above, provided that any purchase agreement shall be executed within thirty (30) calendar days and shall close within sixty (60) calendar days thereafter. 40.6 Sale of the Subject Property. In the event that Tenant fails to timely or validly exercise its ROFR or ROFO, as applicable, in each case accordance with the provisions of Sections 40.4 or 40.5 above, as applicable, and Landlord thereafter conveys the Subject Property to a third party purchaser, then, notwithstanding anything to the contrary in this Lease to the contrary, the ROFR and ROFO shall thereafter become null, void and of no further force or effect, and shall not bind any successor owner of the Subject Property. 41. MARKETING; PRESS RELEASE. Any marketing materials of Landlord which use Tenant’s name or marks shall be subject to Tenant’s review and approval which may be given or withheld in Tenant’s sole discretion. Notwithstanding the foregoing, Landlord and Tenant agree to develop and issue a joint press release announcing this Lease transaction promptly following the Lease Date. 42. EV CHARGING STATIONS. Landlord shall provide, as part of Landlord’s Work, the number of EV Stations referenced in Paragraph J of the Basic Lease Information, including wiring, conduit path, and software as needed for that number of EV Stations. Landlord shall not be responsible for any Base Building or infrastructure requirements for EV Stations (including any transformers or utility-required infrastructure), but Tenant may coordinate with Landlord during the install of the EV Stations so that Tenant may install such additional conduit or infrastructure, or such additional EV Stations as Tenant may elect (subject to Landlord’s reasonable approval and Tenant’s compliance with this Section 42), provided all such additional work be done at Tenant’s cost. At any time during the Term, Tenant may deliver a written request to Landlord to consent to Tenant’s installation of 1 or more electric vehicle car charging stations (“EV Stations”) in the parking areas serving the Project. Landlord shall not unreasonably withhold its approval of Tenant’s request to install such EV Stations provided that Tenant complies with the provisions of this Section 42 and all Legal Requirements. 42.1 Tenant hereby acknowledges and agrees that the installation and operation by Tenant of any EV Station(s) shall be subject to all of the provisions of the Lease including without limitation, Section 10, along with the following requirements: 42.1.1 In connection with the installation and operation by Tenant of any EV Station(s) at the Project, Tenant agrees to all of the following: (a) Tenant shall comply with Landlord’s reasonable standards, requirements, rules and regulations for the installation, operation, maintenance, repair and replacement of the EV Station(s). Such standards, requirements, rules and regulations may be reasonably revised by Landlord from time to time following written notice to Tenant;

69. (b) Tenant shall engage a licensed contractor reasonably acceptable to Landlord to install the EV Station(s) and related infrastructure and shall engage a licensed vendor reasonably acceptable to Landlord for the maintenance of the EV Station(s); (c) Tenant shall comply with such reasonable insurance requirements that Landlord may impose in connection with Tenant’s installation and operation of the EV Station(s) and related infrastructure; (d) Any and all EV Station(s) installed by Tenant shall satisfy all applicable Legal Requirements at all times including, without limitation, all applicable health and safety standards and requirements imposed by Governmental Authorities as well as all other applicable zoning, land use or other ordinances or land use permit requirements; (e) Landlord shall designate which parking spaces in the parking areas serving the Project may be utilized by Tenant for the installation and operation of EV Station(s) (the “EV Spaces”). The number of parking spaces that Tenant is entitled to use at the Project shall be reduced by a number equal to the number of EV Stations allocated to Tenant if Tenant ceases to be the Sole Occupant (and upon such cessation, Landlord may, in its reasonable discretion, require Tenant to move any existing EV Station(s) to other areas of the Project). (f) Landlord shall have no obligation to install any EV Stations (except as provided in Paragraph J of the Basic Lease Information) or to operate, repair, maintain or replace any EV Station(s) at the Project and Tenant shall maintain the EV Station(s) (including any initially installed by Landlord), at Tenant’s sole cost and expense, in good repair and condition and in good working order during the Term as though the same were part of the Premises; and (g) Unless Tenant so elects, Tenant shall have no obligation to remove the EV Station(s), provided that Tenant may elect, in Tenant’s sole discretion and at Tenant’s sole cost and expense, to remove the EV Station(s) installed by Tenant and all related infrastructure from the Project, in which case Tenant shall deliver, within seven (7) days, the EV Spaces to Landlord in their original condition prior to the installation of the EV Station(s). 42.1.2 At the expiration or earlier termination of the Term, Tenant shall deliver the EV Spaces to Landlord free of any debris and trash and free of any Hazardous Materials. 42.1.3 Tenant shall be responsible for and shall indemnify, defend and hold Landlord, and its property manager, mortgagees, and ground lessors harmless from and against all of the following: (i) all costs incurred for the maintenance, repair, and replacement of the EV Station(s) and related infrastructure and all costs incurred by Landlord in connection with Tenant’s installation and operation of the EV Station(s) and related infrastructure; and (ii) injury to persons and damage to property (including, without limitation, the Project) resulting from the installation, maintenance, repair, removal, or replacement of the EV Station(s) and related infrastructure. 42.1.4 Notwithstanding anything to the contrary contained herein, Landlord may withhold its approval of any EV Station(s) to the extent that Landlord is not required to approve of such EV Stations pursuant to Section 1952.7 of the California Civil Code. Nothing contained in this Section 42 is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 1.7 of the Lease nor impose any additional obligations on Landlord with respect to parking by Tenant and/or any other persons at the Project. [Signature Page Follows]